As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-202114

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protea Biosciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-2903252
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26505

1-304-292-2226

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Stephen Turner

Chief Executive Officer

Protea Biosciences Group, Inc.

955 Hartman Run Road

Morgantown, West Virginia 26505

1-304-292-2226

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Weiss

Barrett S. DiPaolo

CKR Law LLP

1330 Avenue of the Americas

New York, New York 10019

Tel: 1-212-400-6900

Fax: 1-212-400-6901

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	48,221,763 shares	$0.37	$16,693,519	$3,159.73

(1)

Consists of (a) 30,286,520 outstanding shares of the registrant’s common stock, and (b) 17,935,243shares of common stock issuable upon exercise of common stock purchase warrants.  Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent that such common stock purchase warrants provide for a change in the number of shares of common stock into which they are convertible or for which they are exercisable to prevent dilution resulting from stock splits, stock dividends, or similar transactions, this registration statement shall be deemed to cover such additional shares of common stock issuable in connection with any such provision.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s common stock as reported by OTC Markets on April 14, 2015.  The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(3)	$2,834.31 was previously paid in connection with the initial filing of this registration statement for the registration of 40,652,694 shares, based on the average of the high and low prices of the registrant’s common stock as reported by OTC Markets on February 12, 2015, of $0.60. $191.96 was previously paid in connection with Amendment No. 1 to this registration statement for the registration of 4,464,924 shares based on the average of the high and low prices of the registrant’s common stock as reported by OTC Markets on April 14, 2015, of $0.37. Based on the proposed estimated maximum offering price per share set forth above, an additional registration fee of $133.46 is payable for the registration of 3,104,145 additional shares.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 17, 2015

PROSPECTUS

Protea Biosciences Group, Inc.

48,221,763 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of up to 48,221,763 shares of our common stock. Of the shares being offered, (a) 30,286,520 are issued and outstanding as of the date of this prospectus; and (b) 17,935,243 are issuable upon exercise of common stock purchase warrants.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any of the proceeds from the sale of such shares. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our common stock is quoted on OTCQB tier of OTC Markets Group under the symbol “PRGB”; however it is not listed on any stock exchange. There is currently only a limited trading market in our common stock. On April 10, 2015, the last reported sale price for our common stock was $ 0.48 per share.

We are an “emerging growth company” under the federal securities laws and may elect to take advantage of reduced public company reporting requirements. An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 6 to read about the risks you should consider before buying our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2015

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any dealer, salesperson or other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of any securities in any jurisdiction. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted.

You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus; our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	the results of clinical trials and the regulatory approval process;

2.	our ability to raise capital to fund continuing operations;

3.	market acceptance of any products that may be approved for commercialization;

4.	our ability to protect our intellectual property rights;

5.	the impact of any infringement actions or other litigation brought against us;

6.	competition from other providers and products; our ability to develop and commercialize new and improved products and services;

7.	changes in government regulation;

8.	our ability to complete capital raising transactions;

9.	and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

2

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References in this prospectus to “we,” “our,” “us,” the “Company,” the “registrant,” or “Protea” refer to Protea Biosciences Group, Inc., a Delaware corporation.

About Our Business

Protea is an emerging growth, molecular information company that has developed what we believe is a revolutionary platform technology which enables the direct analysis, mapping and display of molecular information in living cells and tissue samples. The technology platform offers novel molecular information capabilities useful for the pharmaceutical, diagnostic, agricultural and life science industries.

“Molecular information” refers to the generation and bioinformatic processing of very large data sets obtained by applying the Company’s technology to identify and characterize the proteins, metabolites, lipids and other molecules which are the products of all living cells and life forms.

Our technology is used to improve pharmaceutical development and life science research productivity and outcomes, and to extend and add value to other technologies that are used in research and development (“R&D”), such as 3D tissue models, biomarker discovery, synthetic biologicals and mass spectrometry. In particular, the Company believes that its ability to rapidly provide comprehensive molecular image-based datasets addresses a universal need of the pharmaceutical, diagnostic and life science industries.

Known as LAESI® (Laser Ablation Electrospray Ionization), our technology platform is exclusively-licensed from The George Washington University (“GWU”). We have subsequently completed the development of the first fully-automated LAESI instruments and proprietary software platforms known as ProteaPlotTM and HG-MSITM (Histology guided mass spec imaging) that support LAESI applications for molecular imaging – the direct analysis and visualization of molecules in cells and tissue, without sample preparation or extractions.

Recent Developments

In 2014 the Company established the following development milestones:

•	We entered into a research collaboration and co-marketing agreement with InSphero AG, a leading 3D microtissue company, to apply Protea’s LAESI’s 3D direct molecular imaging capability to InSphero’s 3D liver, tumor, pancreas and brain microtissues, to create proprietary molecular profiles for the pharmaceutical and biotechnology industries.

•	We entered into an agreement with the Memorial Sloan-Kettering Cancer Center (“MSKCC”) and the Dana-Farber Cancer Institute (“DFCI”) whereby we are generating molecular profiles of early stage lung cancer tissue samples with the goal to improve the classification and differential diagnosis of lung cancer., and to demonstrate that different cancer cell sub-groups within a lung cancer have different molecular profiles and will behave differently.

•	We initiated a research collaboration with the University of Southampton (U.K.) focused on using Protea’s LAESI direct molecular imaging technology for molecular profiling of brain tissue to study Alzheimer’s disease.

•	We installed a LAESI instrument at The Dow Chemical Company and Purdue University; both units will be used for agricultural applications, bringing the number of installed LAESI instruments to 10.

•	To support the MSKCC-DFCI collaboration, we completed the in-house development of a novel software suite. Known as "Histology Guided Mass Spec Imaging (HG-MSI)", the software enables pathologists to combine traditional microscopy and histology with high resolution mass spectrometry molecular imaging, allowing researchers to share, annotate, and direct the analysis of specific tissue morphologies and cell subpopulations by LAESI mass spec imaging.

3

•	We entered into signed services contracts with pharmaceutical and biotechnology companies including four of the “top twenty” pharmaceutical companies based on their revenue.

•	We were awarded a Contract with The George Washington University, Stanford Research Institute (SRI) International and GE Global Research for up to collectively $14.6 million in funding from the Defense Advanced Research Projects Agency (DARPA) “Rapid Threat Assessment (RTA)” program. The goal of DARPA’s RTA program is to develop new tools and methods to rapidly define the mechanism of action of a threat agent, biologic or chemical, on living cells.

On March 31, 2015, the Company entered into a share purchase agreement with the shareholders of vivoPharm Pty, Ltd. (“vivoPharm”) to acquire 100% of the capital stock of vivoPharm and its subsidiaries. See “Business—Recent Developments—Acquisition of vivoPharm” for more information.

Backlog

As at December 31, 2014 our backlog of orders for our molecular information services was $420,000.

Risks Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 6 of this prospectus.

Information Regarding our Capitalization

As of April 10, 2015, we had 109,198,233 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found in the sections of this prospectus titled “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock or the conversion of convertible promissory notes.

Organizational History

We were incorporated as SRKP 5, Inc., in Delaware on May 24, 2005. Prior to the Reverse Merger (as defined below) and split-off (as described below), our business was to provide software solutions to deliver geo-location targeted coupon advertising to mobile internet devices.

On September 2, 2011, we entered into an Agreement and Plan of Merger with Protea Biosciences, Inc., a Delaware corporation (“PBI”), and our wholly-owned subsidiary formed to complete the merger. Under the terms of the merger agreement, our subsidiary merged with and into PBI, as a result of which PBI became our wholly owned subsidiary. In the merger, each share of PBI common stock was automatically converted into one share of our common stock, all shares of PBI common stock in treasury were canceled and we assumed all of PBI’s rights and obligations for outstanding convertible securities and warrants. Upon the merger, we discontinued our prior business, and our business became the business of PBI and its subsidiaries.

On June 13, 2014, Protea Biosciences, Inc., our wholly owned subsidiary (“Protea Sub”), completed the sale of 100% of the issued and outstanding capital stock of ProteaBio Europe SAS, a wholly-owned subsidiary of Protea Sub (“Protea Europe”), to AzurRx BioPharma, Inc.

Corporate Information

Our principal executive office is located at 955 Hartman Run Road, Morgantown, West Virginia 26505. Our telephone number is 1-304-292-2226. Our web address is www.proteabio.com. Information included on our website is not part of this prospectus.

4

SUMMARY OF THE OFFERING

Common stock currently outstanding	109,198,233 shares (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	Up to 48,221,763 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the selling stockholders.

OTC Markets symbol	PRGB

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)

As of April 10, 2015.  Does not include (a) 60,499,561 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants; (b) 7,819,750 shares of our common stock issuable upon exercise of outstanding stock options; and (c) 257,363 shares of our common stock issuable upon conversion of outstanding convertible notes.

(2)	Consists of (a) 30,286,520 outstanding shares of our common stock, and (b) 17,935,243 shares of our common stock issuable upon exercise of common stock purchase warrants.

The outstanding shares of our common stock being offered hereby consist of:

(a)	29,662,200 shares of our common stock issued on March 31, 2015, upon conversion of all of our outstanding shares of Series A Preferred Stock; and

(b)	624,320 shares of our common stock issued on March 31, 2015, in payment of accrued dividends on the Series A Preferred Stock.

5

RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

We are an emerging growth company with a limited operating history and limited sales to date.

The Company is subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully develop, manufacture and sell our products. There can be no assurance that the Company will be able to execute its business plan, including without limitation the Company’s plans to develop, then manufacture, market and sell, its technologies, products and services. The Company has engaged in limited manufacturing operations to date, and although the Company believes that its plans to conduct manufacturing of its products internally will work, there is no assurance that this will be the case. The Company began to sell products and services in the fourth quarter of 2007, and sales to date are limited. There can be no assurance that the Company’s sales projections and marketing plans will be achieved as anticipated and planned. It is likely that losses will be incurred during the early stages of operations. The Company believes that its future success will depend on its ability to develop and introduce its instruments and services for mass spec molecular imaging, to meet a wide range of customer needs and achieve market acceptance. The Company cannot assure prospective investors that it will be able to successfully develop and market its products or that it will recover the initial investment that must be made to develop and market such products.

We have incurred net losses since inception.

We incurred a net loss of $11,474,770 and $11,417,670 for the fiscal years ended December 31, 2014 and 2013, respectively, and net losses of $69,867,118 since inception. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2014 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. We can provide no assurance as to whether our capital raising efforts will be successful or as to when, or if, we will be profitable in the future. Even if the Company achieves profitability, it may not be able to sustain such profitability.

Issuance of common stock to fund our operations or upon the exercise of outstanding warrants and options may dilute your investment.

We have been operating at a loss since inception and our working capital requirements continue to be significant. We have been supporting our business through the sale of debt and equity since inception. We will need additional funding for developing products and services, increasing our sales and marketing capabilities, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Our working capital requirements depend and will continue to depend on numerous factors, including the timing of revenues, the expense involved in development of our products, and capital improvements. If we are unable to generate sufficient revenue and cash flow from operations, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations, which may have the effect of diluting our existing stockholders or restricting our ability to run our business.

6

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in dilution to our then existing stockholders. As of the date of this filing, we have warrants to purchase an aggregate of 57,395,416 shares of common stock issued and outstanding. The Company also has reserved an aggregate of 4,150,000 shares of common stock for issuance under its 2002 Equity Incentive Plan (the “2002 Plan”) and 5,000,000 shares of common stock have been reserved for issuance under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). As of the date of this filing, options to purchase an aggregate of 7,819,750 shares of common stock have been granted and are outstanding under the 2002 Plan and the 2013 Plan, collectively.

We depend on the pharmaceutical and biotechnology industries.

Over the past several years, some areas of our businesses have grown significantly as a result of an increase in the sales of our bioanalytical instrument platform known as “LAESI®” and the increase in pharmaceutical, academic and clinical research laboratory outsourcing of their clinical drug research support activities. We believe that, due to the significant investment in facilities and personnel required to support drug development, pharmaceutical, academic and clinical research laboratories look to purchase our bioanalytical instrument platforms and solutions technology to meet and administer their drug research requirements. Our revenues depend greatly on the expenditures made by these pharmaceutical and academic/clinical research laboratory companies in research and development. In some instances, companies in these industries are reliant on their ability to raise capital in order to fund their research and development projects. Accordingly, economic factors and industry trends that affect our clients in these industries also affect our business. If companies in these industries were to reduce the number of research and development projects they conduct or outsource, our business could be materially adversely affected.

We may not be able successfully to complete our proposed acquisition of vivoPharm.

We entered into a share purchase agreement, effective as of March 31, 2015 (the “Acquisition Agreement”), with the shareholders of vivoPharm, a corporation organized under the laws of Australia, to acquire 100% of the capital stock of vivoPharm and its subsidiaries (the “Acquisition”).  The purchase price for the vivoPharm shares is $11,153,000 (the “Acquisition Price”), of which (i) $100,000.00 is payable by way of deposit prior to the closing of the Acquisition, to be credited as partial payment towards the Acquisition Price, (ii) $5,352,463 is payable in cash at the closing of the Acquisition and (iii) the balance of $5,700,537 is payable in the form of 570,053.7 shares of a new series of convertible preferred stock of the Company, with a liquidation value of $10.00 per share, to be issued to vivoPharm on the closing date of the Acquisition (the “Acquisition Preferred Stock”).

Consummation of the Acquisition is subject to a number of conditions, including the Company raising not less than $10 million of additional debt or equity financing (the “Required Financing”). There can be no assurance that the Company will be successful in completing the necessary additional Required Financing or if completed, that the terms will be favorable to the Company and its stockholders, or that the other conditions to closing will be satisfied.  If we do not consummate the Acquisition by July 31, 2015, we will (with certain limited exceptions) forfeit our deposit of $100,000.

We may have difficulty in integrating the vivoPharm acquisition with our existing business; the acquisition may not be beneficial to the Company and its stockholders.

The process of integrating any acquired business such as that of vivoPharm (assuming that the acquisition is consummated) may create unforeseen operating difficulties and expenditures and is itself risky. The acquisition, if consummated, may be subject to a number of challenges, including:

•	diversion of management time and resources as well as a shift of focus from operating the businesses to issues related to integration and administration, which could result in the potential disruption of our ongoing business;
•	the need to integrate each company’s accounting, management, information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

7

•	the need to implement controls, procedures and policies appropriate for a public company at an acquired company that prior to acquisition may have lacked such controls, procedures and policies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	difficulties in managing operations in widely disparate time zones;
•	potential unknown liabilities associated with the acquired company, including liability for activities of the acquired company before the acquisition, including any violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities;
•	difficulty retaining key alliances on attractive terms with partners, suppliers and customers;
•	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, future prospects or the direction or culture of the business;
•	the need to integrate operations across different cultures and to address the particular economic, currency, political, and regulatory risks associated with Australia; and
•	possibly, the need to transition operations, end-users, and customers onto our existing platforms.

Failure to manage the vivoPharm acquisition, should it be consummated, effectively may affect our success in executing our business plan and may adversely affect our business, financial condition and results of operation. We may not realize the anticipated benefits of the acquisition, or may not realize them in the time frame expected.

The Acquisition Preferred Stock, if issued, will dilute current stockholders and may adversely affect the rights of holders of common stock.

If and when issued upon consummation of our proposed acquisition of vivoPharm, the Company’s Acquisition Preferred Stock will have the effect of diluting our existing stockholders. Each share of the Acquisition Preferred Stock would be convertible by the holder at any time into a number of shares of Company common stock obtained by dividing $10.00 plus accrued dividends by the greater of (a) the price per share at which the Company sells shares of its common stock, or the highest conversion price or exercise price per share of any convertible securities, in either case, as issued in connection with the Required Financing contemplated by the Acquisition Agreement, or (b) $0.40 (subject to adjustment for stock splits and similar events), which could result in the issuance of up to 14.25 million shares of our common stock (plus the number of shares of common stock into which accrued dividends would be convertible). In addition, the Acquisition Preferred Stock would be subject to automatic conversion in certain events.

Other terms of the Acquisition Preferred Stock, if it is issued, may adversely affect the rights of holders of common stock. Among other things, the Acquisition Preferred Stock would have a stated or liquidation value per share of $10.00 per share, which would be payable upon any sale or liquidation of the Company prior to any payments in respect of our common stock. The Acquisition Preferred Stock would pay an annual dividend of 4% accruing annually, payable in additional shares of Acquisition Preferred Stock.

Changes in government regulation or in practices relating to the pharmaceutical industry could change the need for the services we provide.

Governmental agencies throughout the world, but particularly in the United States, strictly regulate the drug development process. Changes in regulation, such as regulatory submissions to meet the internal research and development standards of pharmaceutical research, a relaxation in existing regulatory requirements, the introduction of simplified drug approval procedures or an increase in regulatory requirements that we may have difficulty satisfying or that make our services less competitive, could substantially change the demand for our services. Also, if the government increases efforts to contain drug costs and pharmaceutical companies profits from new drugs, our customers may spend less, or reduce their growth in spending on research and development.

We may be affected by health care reform.

In March 2010, the United States Congress enacted the Patient Protection and Affordable Care Act (“PPACA”) which is intended over time to expand health insurance coverage and impose health industry cost containment measures.  PPACA legislation and the accompanying regulations may significantly impact the pharmaceutical and biotechnology industries as it is implemented over the next several years.  In addition, the U.S. Congress, various state legislatures and European and Asian governments may consider various types of health care reform in order to control growing health care costs. We are unable to predict what legislative proposals will be adopted in the future, if any.

Implementation of health care reform legislation may have certain benefits but also may contain costs that could limit the profits that can be made from the development of new drugs. This could adversely affect research and development expenditures by pharmaceutical and biotechnology companies, which could in turn decrease the business opportunities available to us both in the United States and abroad. In addition, new laws or regulations may create a risk of liability, increase our costs or limit our service offerings.

A reduction in research and development budgets at pharmaceutical companies and clinical research institutions may adversely affect our business.

Our customers include researchers at pharmaceutical companies and academic/clinical research laboratory institutions. Our ability to continue to grow and win new business is dependent in large part upon the ability and willingness of the pharmaceutical and biotechnology industries to continue to spend on research and development and to outsource their product equipment and service needs. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products and services. Research and development budgets fluctuate due to changes in available resources, mergers of pharmaceutical companies and spending priorities and institutional budgetary policies of academic/ clinical research organizations. Our business could be adversely affected by any significant decrease in life sciences research and development expenditures by pharmaceutical and academic/ clinical research companies. Similarly, economic factors and industry trends that affect our clients in these industries also affect our business.

8

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

Five customers accounted for approximately 42% of our gross revenue in fiscal 2014 and five customers accounted for approximately 53% of our gross revenues in fiscal 2013. The loss of a significant amount of business from one of our major customers would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant clients or projects in any one period may not continue to be significant clients or projects in other periods. In any given year, there is a possibility that a single pharmaceutical or academic/ clinical research laboratory company may account for 5% or more of our gross revenue or that our business may be dependent on one or more large projects. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

We may bear financial risk if we underprice our contracts or overrun cost estimates.

Since some of our contracts are structured as fixed price or fee-for-service, we bear the financial risk if we initially underprice our contracts or otherwise overrun our cost estimates. Such underpricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

A default in our credit facility could materially and adversely affect our operating results and our financial condition.

The Company has an outstanding line of credit with United Bank. This credit facility requires us to adhere to certain contractual covenants. If there were an event of default under our credit facility that was not cured or waived, the lenders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure that our assets or cash flow would be sufficient to fully repay borrowings under the credit facility, either upon maturity or if accelerated, upon an event of default, or that we would be able to refinance or restructure the payments becoming due on the credit facility. Please see Note 4, Bank Line of Credit, for additional detail regarding our credit facility.

We might incur expense to develop products that are never successfully commercialized.

We have incurred and expect to continue to incur research and development and other expenses in connection with our products business. The potential products to which we devote resources might never be successfully developed or commercialized by us for numerous reasons, including:

•	inability to develop products that address our customers’ needs;
•	competitive products with superior performance;
•	patent conflicts or unenforceable intellectual property rights;
•	demand for the particular product; and
•	other factors that could make the product uneconomical; and
•	termination of pre-existing license agreements.

Incurring expenses for a potential product that is not successfully developed and/or commercialized could have a material adverse effect on our business, financial condition, prospects and stock price.

Our business uses biological and hazardous materials, which could injure people or violate laws, resulting in liability that could adversely impact our financial condition and business.

Our activities involve the controlled use of potentially harmful biological materials, as well as hazardous materials and chemicals. We cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for damages that result, and any liability could exceed our insurance coverage and ability to pay. Any contamination or injury could also damage our reputation, which is critical to getting new business. In addition, we are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations is significant and if changes are made to impose additional requirements, these costs could increase and have an adverse impact on our financial condition and results of operations.

9

Hardware or software failures, delays in the operations of our computer and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our computer and communications systems. A failure of our network or data gathering procedures could impede the processing of data, delivery of databases and services, client orders and day-to-day management of our business and could result in the corruption or loss of data. While all of our operations have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a delay in the delivery of data, we could be required to transfer our data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients. Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Finally, long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although we carry property and business interruption insurance, our coverage might not be adequate to compensate us for all losses that may occur.

We rely on third parties for important services.

We depend on third parties to provide us with services critical to our business. The failure of any of these third parties to adequately provide the needed services including, without limitation, licensed intellectual property rights, could have a material adverse effect on our business.

We license a significant portion of our Intellectual Property from third parties; if the Company fails to remain in compliance with these agreements the Company’s business may be adversely affected.

The Company has entered into a number of technology license agreements with various universities for the exclusive use of a significant portion of the patent-based intellectual property that the Company uses. While the Company is currently in compliance with the respective terms of these agreements, if there be one or more breaches thereunder, such as the failure to pay the applicable royalties, and one or more of these agreements are terminated, the Company will not be able to use such technology and the Company’s business may be adversely affected.

We may be unable to obtain or maintain patent or other intellectual property protection for any products or processes that we may develop.

The Company faces risks and uncertainties related to intellectual property rights. The Company may be unable to obtain or maintain its patents or other intellectual property protection for any products or processes that it may develop; third parties may obtain patents covering the manufacture, use or sale of these products or processes which may prevent the Company from commercializing its technology; or any patents that the Company may obtain may not prevent other companies from competing with it by designing their products or conducting their activities so as to avoid the coverage of the Company’s patents.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

Proceedings to obtain, enforce or defend patents and to defend against charges of infringement are time consuming and expensive activities, and it is possible that the Company could become involved in such proceedings. Unfavorable outcomes in these proceedings could limit the Company’s activities and any patent rights that the Company may obtain, which could adversely affect its business or financial condition. Even if such proceedings ultimately are determined to be without merit, they can be expensive and distracting for the Company’s operations and personnel.

In addition, the Company’s success will depend in part on the ability of the Company to preserve its trade secrets. The Company cannot ensure investors that the obligations to maintain the confidentiality of trade secrets or proprietary information will not wrongfully be breached by employees, consultants, advisors or others or that the Company’s trade secrets or proprietary know how will not otherwise become known or be independently developed by competitors in such a manner that the Company has no legal recourse.

10

We are in a highly competitive market.

The Company is engaged in the highly competitive field of biotechnology. Competition from numerous existing biotechnology companies and others entering the proteomics field is intense and expected to increase. Many of these companies are larger, more established and recognized in the marketplace, and/or have substantially greater financial and business resources than the Company. Moreover, competitors who are able to develop and to commence commercial sales of their products before the Company could do so enjoy a significant competitive advantage. Likewise, innovations by competitors could cause the Company’s products or services to become obsolete or less attractive in the marketplace, adversely affecting sales and/or sales projections. The Company cannot assure investors that its technology will enable it to compete successfully in the future.

We may expand our business through acquisitions.

We occasionally review acquisition candidates. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to obtain financing;
•	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;
•	diversion of management’s attention from current operations;
•	the possibility that we may be adversely affected by risk factors facing the acquired companies;
•	acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing stockholders;
•	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and
•	loss of key employees of the acquired companies.

We are dependent on certain key personnel.

The success of the Company is dependent to a significant degree upon the skill and experience of its founders and other key personnel including Stephen Turner, Matthew Powell, Greg Kilby, Steve O’Loughlin and others. The loss of the services of any of these individuals would adversely affect the Company’s business. Although the Company has obtained key man life insurance policies on Mr. Turner, its President and CEO, there is no assurance that policy proceeds would cover all potential costs or operational challenges that would result from the loss of services from Mr. Turner and in any event such policy would not cover the lives or loss of these other individuals. The Company cannot assure prospective investors that it would be able to find adequate replacements for these key individuals. In addition, the Company believes that its future success will depend in large part upon its continued ability to attract and retain highly skilled employees, who are in great demand.

We are developing products in a rapidly evolving field and there are no assurances that the results of our research and development efforts will not be rendered obsolete by the research efforts and technological activities of others.

The bioanalytics field in which the Company is developing products is rapidly evolving. The Company cannot assure prospective investors that any results of the Company’s research and development efforts will not be rendered obsolete by the research efforts and technological activities of others, including the efforts and activities of governments, major research facilities, and large multinational corporations. While the Company believes that its initial efforts to develop its bioanalytics technology platform have been successful thus far, there can be no assurance that the Company will be able to successfully expand its operations in the future, to commercialize, market and sell products and services at projected levels, or to fully develop the technology in a timely and successful manner.

There is no assurance that the Company’s manufacturing plans will be successful.

The Company employs internal and contract manufacturing. There is no assurance that the Company’s manufacturing plans will be successful. While the Company has a quality assurance program for its products, there nonetheless is inherent in any manufacturing process the risk of product defects or manufacturing problems that could result in potential liability for product liability risks.

11

Sale of European Subsidiary

As described in greater detail under in the “Business” and “Certain Relationships and Related Transactions” section below, on December 12, 2014 the Company completed the sale of 100% of the issued and outstanding capital stock of ProteaBio Europe SAS (“Protea Europe”), a wholly-owned subsidiary of Protea Biosciences, Inc., the Company’s wholly owned subsidiary, to AzurRx BioPharma, Inc. ( “AzurRx”) pursuant to the terms and conditions of a Stock Purchase and Sale Agreement (the “SPA”), dated as of May 21, 2014 (such transaction, the “Sale”). Effective upon the closing of the Sale, Thijs Spoor, a former director of the Company, was appointed to serve as a director and the Executive Chairman of AzurRx. While the Board did not establish a special committee to evaluate the fairness of this related party transaction or obtain a fairness opinion, the Board nevertheless believes that the terms of the transaction are no less favorable to the Company and its shareholders than such terms that would have been obtained from an unaffiliated third party.

In connection with the consummation of the Sale, the Company received $300,000, inclusive of the forgiveness of a $100,000 Company note. While the SPA contemplates certain contingent payments to the Company, there can be no assurance that the Company will ever recoup its $4 million investment in Protea Europe.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services, which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets, may not be able to obtain adequate access to credit or equity funding, which could affect their ability to make timely payments to us. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. In addition, the financial condition of our credit facility providers, which is beyond our control, may adversely change. Any decrease in our access to borrowings under our credit facility, tightening of lending standards and other changes to our sources of liquidity could adversely impact our ability to obtain the financing we need to continue operating the business in our current manner. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Risks Relating to Ownership of Our Securities

We may not have sufficient authorized shares of common stock

We are authorized to issue 250,000,000 shares of common stock of which 109,198,233 shares are currently issued and outstanding. After giving effect to the issuances of the shares of common stock underlying outstanding warrants and options (as described herein) and all other common stock equivalents, there would be, on a fully diluted basis, approximately 177,774,907 issued and outstanding shares of common stock. While we have covenanted to always reserve sufficient shares of common stock to meet the Company’s obligations under outstanding warrants, there is no assurance the Company will be able to do so. The Company obtained written consent from a majority of the Company’s stockholders to authorize the Company’s Board of Directors to file a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of Delaware to increase the total authorized number of shares of the Company’s common stock from 200,000,000 to 250,000,000 within twelve months of September 4, 2014. Nevertheless, if the Company fails to deliver the requisite number of shares of common stock upon exercise of the warrants, it may face substantial monetary penalties.

There is no active public trading market for our common stock and we cannot assure you that an active trading market will develop in the near future.

Our common stock is quoted under the symbol “PRGB” in the over-the-counter markets, including the OTC Markets tier of the OTC Markets Group, Inc.; however it is not listed on any stock, exchange and there is currently very limited trading in our securities. We cannot assure you that an active trading market for our common stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

12

There is limited liquidity on the OTC Markets which may result in stock price volatility and inaccurate quote information.

OTC Markets is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market, which may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. When fewer shares of a security are being traded on the OTC Markets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of order entry. Future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative, volatile and thinly traded.

Our share price could be volatile and our trading volume may fluctuate substantially.

The market price of our common stock may experience volatility. Many factors could have a significant impact on the future price of our common stock, including:

•	our failure to successfully implement our business objectives;
•	compliance with ongoing regulatory requirements;
•	market acceptance of our products;
•	technological innovations, new commercial products or drug discovery efforts and clinical activities by us or our competitors;
•	changes in government regulations;
•	general economic conditions and other external factors;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	the degree of trading liquidity in our common stock; and
•	our ability to meet the minimum standards required for remaining listed on the OTC Markets.

These factors also include ones beyond our control, such as market conditions within our industry and changes in pharmaceutical and biotechnology industries. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. The stock market, and in particular the market for pharmaceutical and biotechnology company stocks, has also experienced significant decreases in value in the past. This volatility and valuation decline has affected the market prices of securities issued by many companies, often for reasons unrelated to their operating performance, and might adversely affect the price of our common stock.

Our common stock are a penny stock. Trading of our common stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a shareholder’s ability to buy and sell our common stock.

Our common stock are deemed to be a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock as well as the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common stock that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

13

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares.

We have established Preferred Stock which can be designated by the Company’s board of directors without shareholder approval.

The Company has authorized 10,000,000 shares of Preferred Stock, of which none is issued and outstanding. The shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, Preferred Stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Most of our total outstanding shares are subject to a market standoff agreement which provides that the purchaser will not sell, assign or otherwise transfer or dispose of any common stock, warrants or other securities of the Company if so requested by an underwriter for a period not to exceed 180 days.  If our securities are locked up at the request of any underwriter, and there are substantial sales of shares of our common stock, the price of our common stock could decline, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale.

Most of our total outstanding shares are subject to a market standoff agreement which provides that the purchaser will not, sell, assign or otherwise transfer or dispose of any common stock, warrants or other securities of the Company if so requested by an underwriter for a period not to exceed 180 days.  If our securities are locked up at the request of any underwriter, the price of our common stock could decline if there are substantial sales of our common stock following the “lock-up” period, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale.

Our Certificate of Incorporation provides our directors with limited liability.

Our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the Delaware General Corporation Law contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Delaware company.

14

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies, like us, face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

15

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2014, based on the criteria established in “Internal Control - Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2014, our internal controls over financial reporting were ineffective due to a lack of a sufficient complement of personnel commensurate with the Company’s reporting requirements, an inconsistency to establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives, and insufficient written documentation or training of our internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to SEC investigation and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and the heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

16

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders collectively beneficially own approximately 32% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with the Resale.

Participation in the Resale could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

17

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 48,221,763 shares of our common stock. These shares consist of (a) 30,286,520 outstanding shares of our common stock, and (b) 17,935,243 shares of our common stock issuable upon exercise of common stock purchase warrants. The outstanding shares of our common stock being offered hereby consist of:

•	29,662,200 shares of our common stock issued on March 31, 2015, upon conversion of all of our outstanding shares of Series A Preferred Stock; and

•	624,320 shares of our common stock issued on March 31, 2015, in payment of accrued dividends on the Series A Preferred Stock.

The selling stockholders identified in the table below may, from time to time, offer and sell under this prospectus any or all of the shares of our common stock described under the columns “Shares of common stock owned Prior to this Offering and Registered hereby” and “Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered hereby” in the table below.

Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon information furnished to us. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of our common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of April 14, 2015 (the “Determination Date”) through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 109,198,233 shares of our common stock outstanding as of the Determination Date.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. Selling stockholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and, at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock. The number of shares of our common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Shares of Common Stock owned Prior to this Offering and Registered Hereby	Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered Hereby[1]	Shares of Common Stock Beneficially Owned Upon Completion of the Offering[2]	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering[3]
A.J. Enterprises, LLP[4]	91,596	41,400	20,196	30,000	*
Akshat Sethi	305,000	205,000	100,000	0	0
Alexander Gerould	241,360	161,360	80,000	0	0
Alexander H. Hachiya	457,504	307,504	150,000	0	0
Alexander Leykikh and Amber Leykikh[5]	451,352	301,352	150,000	0	0
Anand M. Bhagavatula	150,000	100,000	50,000	0	0
Arthur E. Pereless	364,616	244,616	120,000	0	0
Azmy Awad	1,520,832	1,020,832	500,000	0	0
Barry and Darlene Pallay[6]	302,540	154,616	75,424	72,500	*
Barry G. Pallay[7]	540,606	82,960	40,468	417,178	*
Benjamin Hasty	419,328	281,328	138,000	0	0
Beth A. France	86,056	57,656	28,400	0	0
Beth Ann and John C. France[8]	35,200	23,600	11,600	0	0
Blowers Farm, LLC[9]	1,216,664	816,664	400,000	0	0
Brian Bushwell	61,000	41,000	20,000	0	0
Brian E. Jones and Peggy A. Jones JTWROS[10]	600,000	400,000	200,000	0	0
Bruno J. Casatelli	2,806,784	1,884,784	922,000	0	0
Bryan J. Hanks and Michelle B. Hanks[11]	305,000	205,000	100,000	0	0
Craig H. Unger[12]	572,973	40,184	20,000	293,089	*
Daniel E. Larson	249,416	167,416	82,000	0	0
Daniel R. Sheppard	90,272	60,272	30,000	0	0
David C. Metzner	212,728	142,728	70,000	0	0
David P. Stein	60,832	40,832	20,000	0	0
David W. Frost	1,820,600	1,220,600	600,000	0	0
Dianne M. Scheck[13]	693,400	410,000	200,000	83,400	*
Douglas Davies	361,080	241,080	120,000	0	0
Douglas E. Jasek	685,760	459,760	226,000	0	0
Dr. Mariusz J. Klin	610,000	410,000	200,000	0	0
Dr. Richard Matter and Anita Matter[14]	305,000	205,000	100,000	0	0
El Coronado Holdings, LLC[15]	22,263,627	5,842,752	2,850,124	13,570,751	18.99%
Eric S. Wilson Separate Property Living Trust[16]	610,000	410,000	200,000	0	0
Fran Rooney	323,304	217,304	106,000	0	0
Gil N. Schwartzberg	167,752	112,752	55,000	0	0
Graham M. Bones	151,720	101,720	50,000	0	0
Gregg L. Lesh	60,832	40,832	20,000	0	0
Jacqueline R. Matar and Ronald Matar[17]	60,832	40,832	20,000	0	0
James Ahern	150,304	100,304	50,000	0	0
James and Carolyn Markey[18]	188,600	106,600	52,000	30,000	*
James N. Hamilton	152,504	102,504	50,000	0	0
James J. Regan	180,000	120,000	60,000	0	0
Jan J. Laskowski and Sofia M. Laskowski JTWROS[19]	150,304	100,304	50,000	0	0
Jerry A. Summers and Antonia B. Summers JTWROS[20]	121,200	81,200	40,000	0	0
Johan Thomas Peter Hinderot	240,720	160,720	80,000	0	0
John Campbell[21]	603,600	203,000	100,000	0	0
John D. Wooton[22]	453,894	144,896	70,680	238,318	*
John G. Kalafat[23]	94,680	31,712	15,468	47,500	*
John H. Brown, Jr.[24]	366,016	148,216	72,300	145,500	*
John R. Evans	305,000	205,000	100,000	0	0
Jonas E. Neihardt	590,640	396,640	194,000	0	0
Joseph P. Acquavella	75,856	50,856	25,000	0	0
Kanan Hudhud Living Trust[25]	75,000	50,000	25,000	0	0
Kenneth N. Larsen Trust U/A/D 9/25/2009[26]	303,432	203,432	100,000	0	0
Kevin Coyne	61,000	41,000	20,000	0	0
Kok-weng Lee	152,350	102,400	49,950	0	0
Laurence B. Jacobs	951,600	639,600	312,000	0	0
Lawrence T. Juette	76,040	51,040	25,000	0	0
Leonard Harris[27]	4,189,957	695,744	339,388	3,154,825	3.79%
Manu Prasad Parikh	650,824	436,824	214,000	0	0
Marc J. Boreham	243,336	163,336	80,000	0	0
Matthew D. Eitner	150,304	100,304	50,000	0	0
Michael B. Carroll and Shelia J. Carroll[28]	151,720	101,720	50,000	0	0
Nabil M. Yazgi	482,456	322,456	160,000	0	0
Nancy Shenouda-Awad	109,800	73,800	36,000	0	0
Paul J. Modungo	122,000	82,000	40,000	0	0
Paul J. Oster	122,000	82,000	40,000	0	0
Perry Family Trust[29]	1,220,976	483,944	237,032	500,000	0
Proactive Capital Resources Group, LLC[30]	267,752	112,752	55,000	100,000	*
Ralph Dibugnara	60,832	40,832	20,000	0	0
Randall L. Payne and Kathy S. Payne[31]	473,408	317,408	156,000	0	0
Randolph Swickle	75,000	50,000	25,000	0	0
Richard D. Andersen	304,168	204,168	100,000	0	0
Richard Levine[32]	1,510,000	410,000	200,000	900,000	*
Richard W. Stevenson[33]	203,000	123,000	60,000	20,000	*
Robert Downey and Laura Forese[34]	618,136	414,912	203,224	0	0
Roberto Lupi	530,704	356,704	174,000	0	0
Robert S. Goldberg	81,840	54,640	27,200	0	0
Sandra Kammerman	152,504	102,504	50,000	0	0
Sandesh Seth	150,304	100,304	50,000	0	0
Scott Byer	244,000	164,000	80,000	0	0
Scott S. Segal[35]	3,461,482	429,016	209,276	2,823,190	3.14%
Seung Joon Park	103,704	69,704	34,000	0	0
Seymour M. Barclay and Michee L. Barclay[36]	61,000	41,000	20,000	0	0
Sterne Agee & Leach Inc C/F Andrew Christian Thomas Roth IRA[37]	1,536,328	1,032,328	504,000	0	0
Sterne Agee & Leach Inc C/F Benjamin Netick Roth IRA Conversion[38]	182,000	122,000	60,000	0	0
Sterne Agee & Leach Inc C/F Craig H. Unger SEP IRA[39]	60,184	40,184	20,000	0	0
Sterne Agee & Leach Inc C/F Dennis J. Pyszczymuka Roth IRA[40]	261,520	175,520	86,000	0	0
Sterne Agee & Leach Inc C/F Gary A. Robbins IRA[41]	75,000	50,000	25,000	0	0
Sterne Agee & Leach Inc C/F John M. Campbell R/O IRA[42]	300,600	200,600	100,000	0	0
Sterne Agee & Leach Inc C/F John J. McCullough R/O IRA[43]	152,504	102,504	50,000	0	0
Sterne Agee & Leach Inc C/F Jonathan Steinhouse R/O IRA[44]	84,168	56,168	28,000
Sterne Agee & Leach Inc C/F Joseph Acquavella R/O IRA[45]	91,504	61,504	30,000	0	0
Sterne Agee & Leach Inc C/F Pamela A. Frost IRA[46]	608,336	408,336	200,000	0	0
Sterne Agee & Leach Inc C/F Ralph Wallis Kettell II SEP IRA[47]	210,832	40,832	20,000	150,000	*
Sterne Agee & Leach Inc C/F Thomas Turley SEP IRA[48]	364,168	204,168	100,000	60,000	*
Sterne Agee & Leach, Inc C/F Algis J. Rajeckas IRA[49]	152,504	102,504	50,000	0	0
Sterne Agee & Leach, Inc C/F Bruce E. Frost IRA[50]	61,000	41,000	20,000	0	0
Sterne Agee & Leach, Inc C/F David W. Frost IRA[51]	485,496	325,496	160,000	0	0
Sterne Agee & Leach, Inc C/F James V. Renquist R/O IRA[52]	305,000	205,000	100,000	0	0
Sterne Agee & Leach, Inc C/F William A. Narduzzi SEP IRA[53]	61,000	41,000	20,000	0	0
Steven C. Bernstein	76,248	51,248	25,000	0	0
Stuart Oliver	689,304	463,304	226,000	0	0
Thomas G. Marinaro	61,000	41,000	20,000	0	0
Thomas P. Schwan	457,504	307,504	150,000	0	0
Thomas W. Jarrett[54]	605,290	165,592	80,776	297,326	*
Unger Security Solutions, LLC[55]	159,516	107,072	52,444	0	0
William J. Pulice, II56	120,072	55,424	27,148	37,500	*
Wilson Family Second Restated Trust DTD 11-9-10 as amended[57]	1,220,000	820,000	400,000	0	0
Laidlaw & Company (UK) Ltd.[58]			3,104,145	0	0

		30,286,520	17,935,243

*Less than %

1.	An aggregate of 17,935,243 of the shares of common stock being offered by the selling security holders are issuable upon exercise of common stock purchase warrants.
2.	Assumes all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying common stock purchase warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus (if any) are not sold.
3.	Percentages are based on the 109,198,233 shares of common stock issued and outstanding as of the Determination Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying shares of preferred stock, options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after the Determination Date are deemed outstanding for computing the percentage of the person holding such shares of preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.
4.	Thomas W. Jarrett is the General Partner of A.J. Enterprises, LLP and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 10,000 shares of common stock.
5.	Alexander Leykikh and Amber Leykikh are joint tenants and have equal voting and invest powers over the shares owned thereby.
6.	Barry Pallay and Darlene Pallay are joint tenants and have equal voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 22,500 shares of common stock.
7.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 137,778 shares of common stock.
8.	Beth Ann France and John C. France are tenants in common and have equal voting and investment power over the shares owned thereby.
9.	Dan Blowers is the Vice President of Blowers Farm, LLC and has sole voting and investment power over the shares owned thereby.
10.	Brian E. Jones and Peggy A. Jones are joint tenants and have equal voting and investment power over the shares owned thereby.
11.	Bryan J. Hanks and Michelle B. Hanks are joint tenants and have equal voting and investment power over the shares owned thereby.
12.	Shares beneficially owned includes shares and warrants to purchase 108,000 shares of common stock which do not relate to shares purchased in the Offering. Shares beneficially owned also includes shares held by Sterne Agee & Leach Inc C/F Craig H. Unger SEP IRA and Unger Securities Solutions, LLC, both of which Craig Unger has sole voting and investment power over.
13.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 27,800 shares of common stock.
14.	Dr. Richard Matter and Anita Matter are joint tenants and have equal voting and investment power over the shares owned thereby.
15.	Josiah Austin is the Managing Member of El Coronado Holdings, LLC and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares and warrants purchased in the Offering and warrants to purchase 5,183,692 shares of common stock.
16.	Eric S. Wilson is the trustee of Eric S. Wilson Separate Property Living Trust and has sole voting and investment power over the shares owned thereby.
17.	Jacqueline R. Matar and Ronald Matar are joint tenants and have equal voting and investment power over the shares owned thereby.
18.	James Markey and Carolyn Markey are joint tenants and have equal voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 10,000 shares of common stock.
19.	Jan. J Laskowski and Sofia M. Laskowski are joint tenants and have equal voting and investment power over the shares owned thereby.
20.	Jerry A. Summers and Antonia B. Summers are joint tenants and have equal voting and investment power over the shares owned thereby.
21.	Shares beneficially owned includes shares held by Sterne Agee & Leach Inc C/F John M. Campbell R/O IRA, of which John Campbell is the custodian and has sole voting and investment power.
22.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 97,500 shares of common stock.
23.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 17,500 shares of common stock.
24.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 32,500 shares of common stock.
25.	Kanan Hudhud and Charito Hudhud are the trustees of Kanan Hudhud Living Trust and have joint voting and investment power over the shares owned thereby.
26.	Kenneth Larsen is the trustee of Kenneth N. Larsen Trust U/A/D 9/25/2009 and has sole voting and investment power over the shares owned thereby.
27.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering, warrants to purchase 543,834 shares of common stock and options to purchase 450,000 shares of common stock currently exercisable or exercisable within 60 days of April 10, 2015.
28.	Michael B. Carroll and Shelia J. Carroll are joint tenants and have equal voting and investment power over the shares owned thereby.
29.	William F. Perry is the trustee of the Perry Family Trust and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 350,000 shares of common stock.
30.	Jeff Ramson is the Chief Executive Officer of Proactive Capital Resources Group, LLC and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering.
31.	Randall L. Payne and Kathy S. Payne are joint tenants and have equal voting and investment power over the shares owned thereby.
32.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 300,000 shares of common stock.
33.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering.
34.	Robert Downey and Laura Forese are joint tenants and have equal voting and investment power over the shares owned thereby.
35.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering, warrants to purchase 516,029 shares of common stock and option to purchase 350,000 shares of common stock currently exercisable or exercisable within 60 days of April 10, 2015.
36.	Seymour M. Barclay and Michee L. Barclay are joint tenants and have equal voting and investment power over the shares owned thereby.
37.	Andrew Christian Thomas is the custodian of Sterne Agee & Leach, Inc. C/F Andrew Christian Thomas Roth IRA and has sole voting and investment power over the shares owned thereby.
38.	Benjamin Netick is the custodian of Sterne Agee & Leach Inc C/F Benjamin Netick Roth IRA Conversion and has sole voting and investment power over the shares owned thereby.
39.	Craig H. Unger is the custodian of Sterne Agee & Leach Inc C/F Craig H. Unger SEP IRA and has sole voting and investment power over the shares owned thereby.
40.	Dennis J. Pyszczymuka is the custodian of Sterne Agee & Leach Inc C/F Dennis J. Pyszczymuka Roth IRA and has sole voting and investment power over the shares owned thereby.
41.	Gary F. Robbins is the custodian of Sterne Agee & Leach Inc C/F Gary A. Robbins IRA and has sole voting and investment power over the shares owned thereby.
42.	John M. Campbell is the custodian of Sterne Agee & Leach Inc C/F John M. Campbell Roth IRA and has sole voting and investment power over the shares owned thereby.
43.	John J. McCullough is the custodian of Sterne Agee & Leach Inc C/F John J. McCullough R/O IRA and has sole voting and investment power over the shares owned thereby.
44.	Jonathan Steinhouse is the custodian of Sterne Agee & Leach Inc C/F Jonathan Steinhouse R/O IRA and has sole voting and investment power over the shares owned thereby.
45.	Joseph Acquavella is the custodian of Sterne Agee & Leach Inc C/F Joseph Acquavella R/O IRA and has sole voting and investment power over the shares owned thereby.
46.	Pamela A. Frost is the custodian of Sterne Agee & Leach Inc C/F Pamela A. Frost IRA and has sole voting and investment power over the shares owned thereby.
47.	Ralph Wallis Kettel II is the custodian of Sterne Agee & Leach Inc C/F Ralph Wallis Kettell II SEP IRA and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 50,000 shares of common stock.
48.	Thomas Turley is the custodian of Sterne Agee & Leach Inc C/F Thomas Turley SEP IRA and has sole voting and investment power over the shares owned thereby. Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 20,000 shares of common stock.
49.	Algis J. Rajeckas is the custodian of Sterne Agee & Leach, Inc. C/F Algis J. Rajeckas IRA and has sole voting and investment power over the shares owned thereby.
50.	Bruce E. Frost is the custodian of Sterne Agee & Leach, Inc. C/F Bruce E. Frost IRA and has sole voting and investment power over the shares owned thereby.
51.	David W. Frost is the custodian of Sterne Agee & Leach, Inc. C/F David W. Frost IRA and has sole voting and investment power over the shares owned thereby.
52.	James V. Renquist is the custodian of Sterne Agee & Leach, Inc. C/F James V. Renquist R/O IRA and has sole voting and investment power over the shares owned thereby.
53.	William A. Narduzzi is the custodian of Sterne Agee & Leach, Inc. C/F William A. Narduzzi SEP IRA and has sole voting and investment power over the shares owned thereby.
54.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 112,500 shares of common stock. Shares beneficially owned also includes shares and warrants held by A.J. Enterprises, LLP, of which Thomas Jarrett has sole voting and investment power.
55.	Craig Unger is the Principal of Unger Security Solutions, LLC and has sole voting and investment power over the shares owned thereby.
56.	Shares beneficially owned includes shares which do not relate to shares purchased in the Offering as well as warrants to purchase 12,500 shares of common stock.
57.	Patricia Wilson is the trustee of Wilson Family Second Restated Trust DTD 11-9-10 as amended and has sole voting and investment power over the shares owned thereby.

58.	Laidlaw & Company (UK) Ltd. is a broker-dealer which acted as placement agent in the winter 2014 offering and received a warrant to purchase common stock in the ordinary course of business. Laidlaw & Company (UK) Ltd. may assign some or all of its warrants to its employees, agents and affiliates.

18

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders named in this prospectus. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of our common stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling stockholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	pursuant to the Registration Statement on Form 8-A that was filed with the SEC on August 29, 2014;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. The filing of our Current Report on Form 8-K on August 29, 2013, with the SEC started the running of such one-year period.

19

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

20

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTC Market and trades below $5.00 per share; therefore, our common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly-traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on OTC Markets under the symbol “PRGB”; however it is not listed on any stock exchange, and there is currently very limited trading in our common stock. The quotation of our common stock began on or about April 7, 2014. On April 10, 2015, the last reported sale price for our common stock was $0.48 per share.

As of the April 10, 2015, we have 109,198,233 shares of our common stock issued and outstanding held by approximately 481 stockholders of record.

We also have outstanding:

•	warrants to purchase up to 60,499,561 shares of our common stock at exercise prices ranging between $0.25 and $2.25 per share, subject to adjustment in certain circumstances as provided therein; and

•	options to purchase up to 7,819,750 shares of our common stock at a weighted average exercise price of $0.89 per share, subject to adjustment in certain circumstances as provided therein.

The following table sets forth the high and low bid prices for our common stock for the fiscal quarter indicated as reported on the OTC Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on the OTC Market does not necessarily represent its fair market value.

Period	High	Low
Quarter ending June 30, 2014 (from April 11, 2014)	$2.100	$0.700
Quarter ending September 30, 2014	0.880	0.510
Quarter ending December 31, 2014	0.550	0.200
Quarter Ending March 31, 2015	0.600	0.116
Quarter Ending June 30, 2015 (through April 10, 2015)	0.480	0.310

21

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plans

In 2002, the Board of Directors of the Company adopted the 2002 Equity Incentive Plan (the “2002 Plan”) that governs equity awards to employees, directors and consultants of the Company. There were 4,150,000 shares of common stock reserved for issuance under the Plan. Following the Reverse Merger, and in accordance with the Plan, the Company’s Board of Directors approved the substitution of the shares of the Company’s common stock underlying the options granted under the Plan with shares of common stock of the Company, subject to any further approvals or actions as may be required to ensure that the implementation of the substitution is in accordance with all state and federal rules and regulations that may be applicable.

The 2002 Plan had a term of ten years and expired in July 2012. The types of awards permitted under the Plan include qualified incentive stock options and non-qualified stock options, and restricted stock. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify. Stock options generally vest over four years and expire no later than ten years from the date of grant.

On February 8, 2013, the Board of Directors of the Company adopted, and the company’s stockholders subsequently approved, the 2013 Equity Incentive Plan, (the “2013 Plan”), which governs equity awards to employees, directors and consultants of the Company. The 2013 Plan has a term of ten years and permits the grant of qualified incentive stock options, non-qualified stock options, restricted stock awards as well as performance based cash compensation awards. Under the 2013 Equity Incentive Plan, an additional 5,000,000 shares of common stock are reserved for issuance.

As of December 1, 2014, our stockholders approved an amendment to the 2013 Plan to permit the Board to increase the number of shares of common stock issuable under the 2013 Plan on January 1 of each year in an amount equal to the lesser of: (i) 10,000,000 shares of common stock or the equivalent of such number of shares after the Administrator (as defined in the 2013 Plan), in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 11(a) of the 2013 Plan; (ii) 15% of the shares of common stock issued and outstanding as of the last day of the prior year; or (iii) an amount determined by the Board.

The Board of Directors has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

Equity Compensation Plan Information as of December 31, 2014

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders - 2013 Plan	3,965,000	$0.55	1,035,000
Equity compensation plans not approved by security holders 2002 Plan	3,054,750	$1.41
Total	7,019,750	$0.92	1,035,000

22

As of December 31, 2014, options to purchase up to 7,019,750 share of common stock have been granted under the 2002 Plan and the 2013 Plan of which 4,596,467 shares are vested. The following table summarizes information about stock options granted at December 31, 2014 under both the 2002 Plan and the 2013 Plan:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$0.50	159,000			133,625
$0.55	3,890,000			1,525,217
$0.80	320,000			320,000
$1.25	310,000			310,000
$1.50	2,126,000			2,092,875
$2.00	214,750			214,750
$0.50 - $2.00	7,019,750	6.69	$0.92	4,596,467	$1.11

23

BUSINESS

About Our Business

Protea is an emerging growth, molecular information company that has developed what we believe is a revolutionary platform technology which enables the direct analysis, mapping and display of molecular information in living cells and tissue samples. The technology platform offers novel molecular information capabilities useful for the pharmaceutical, diagnostic, agricultural and life science industries.

Our Business Strategy and Products and Services

The Company intends to achieve its business objectives by leveraging its knowhow and technology to improve the availability, comprehensiveness, and usefulness of molecular information to address the needs of the preclinical pharmaceutical research, biomarker discovery, and other life science markets.

The Company employs a three part commercialization strategy consisting of the following:

•	Proprietary Molecular Information Services – the Company believes that we are a commercial leader in providing direct molecular imaging services known as “mass spectrometry imaging” services. Our clients include major pharmaceutical, chemical and biotechnology companies;
•	LAESI Technologies – we offer the LAESI DP-1000 instrument and software for in-house corporate and academic research; and
•	Tissue Analytics – we partner with top-tier medical research institutions to create comprehensive, tissue-based molecular profiles that support the discovery of novel biomarkers that can be used to improve the diagnosis of human disease.

Molecular information Services

The Company believes it is a commercial leader in the offering of direct molecular imaging services. Clients can send their tissue and biofluid samples directly to the Company’s laboratory, a Good Laboratory Practices (“GLP”) compliant facility, where they are analyzed by the Company’s scientific staff with the LAESI technology platform and state of the art mass spectrometer instruments. Clients include major pharmaceutical, biotechnology, chemical and medical device companies.

The Company offers proprietary molecular information services for the identification of both small molecules (e.g. lipids and metabolites) and large molecules (e.g. proteins). The services unit is operated under GLP, which are necessary for regulatory submissions and to meet the internal research and development standards of pharmaceutical research clients.

LAESI instruments, software and research products

LAESI technology was invented in the laboratory of Prof. Akos Vertes, Ph.D., Dept. of Chemistry, The George Washington University (GWU), in 2007 and was exclusively-licensed to Protea in 2008. The LAESI DP-1000 instrument, the Company’s first embodiment of its proprietary LAESI technology, integrates with laboratory instruments known as mass spectrometers. LAESI employs a proprietary (patented) method that utilizes the water content in a sample (native or applied) to transition the sample into a gas state, where it can be analyzed by a mass spectrometer. LAESI accomplishes this without requiring the sample to be touched, improving the convenience and speed of analysis, as well as eliminating bias that can result from sample preparation and handling. LAESI instruments employ proprietary software developed by the Company that creates “molecular maps” - the ability to instantly display the distribution of molecules throughout tissue sample in both 2 and 3 dimensional imaging. LAESI instruments, software and consumables are sold directly by the Company, and through international distributors. In addition, the Company has a nonexclusive co-marketing agreement with Waters (NYSE: WAT) and anticipates establishing similar arrangements with other companies.

In January 2014, the Company became a subcontractor to George Washington University in a multi-year project with the Defense Advanced Research Projects Agency (DARPA) to develop new tools and methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within 30 days of exposure. In addition to Protea, SRI International and GE Global Research will collaborate on this project titled “New Tools for Comparative Systems Biology of Threat Agent Action Mechanisms”. The goal of DARPA’s Rapid Threat Assessment (RTA) program is to develop new tools and methods to elucidate the mechanism of action of a threat agent, drug, biologic or chemical on living cells within 30 days from exposure.

24

LAESI DP-1000 Instrument Platform

In 2012, Protea completed the development of a novel bioanalytical instrument platform known as “LAESI” (laser ablation electrospray ionization). This technology enables the direct identification of proteins, lipids and metabolites in tissues, cells and biofluids, such as serum and urine, with minimal to no sample preparation prior to analysis. By eliminating sample preparation, the biological sample can be analyzed without the possible contamination, bias or sample loss that occurs with the current techniques, which require the introduction of chemicals, or the destruction of the sample itself, in order to enable analysis by mass spectrometry. LAESI then can display the data obtained by mass spectrometry analysis combined with actual images of the tissue and cell samples. Thus, mass spectrometry data can be evaluated in the context of the biology of the sample; this allows the integration of mass spectrometry data with current pathology and microscopic imaging techniques. Data is available in seconds to minutes, allowing rapid time to results and the capacity to analyze thousands of samples in a single work period. As an example, a researcher testing a new drug’s effects on living cells can analyze changes in the cells’ metabolism across a specific time course, thereby almost immediately obtaining data as to the activity of the new drug. The Company believes that LAESI technology has the potential to significantly improve the availability of molecular information in pharmaceutical research, as well as many other fields, including agriculture, pathology, biomarker discovery, biodefense and forensics.

LAESI is intended to meet the broad need of the biologist for the direct, unbiased identification and characterization of molecules in biological samples. By virtue of LAESI’s improved speed and the comprehensive datasets it generates, the Company is pursuing its vision of what it believes will be a new era of human molecular information, where the molecular pathways of human disease will be more clearly elucidated, and datasets more rapidly available, thereby accelerating pharmaceutical and life science research.

The Company currently offers the LAESI DP-1000 instrument as well as proprietary software suites developed by the Company (LAESI Desktop Software and ProteaPlot). Its software facilitates operating the instrument, and the storage and display of datasets, in a user friendly, intuitive software environment. The LAESI and ProteaPlot software includes tools for post-processing of LAESI-MS data, generation of molecular maps/images, and mass spectral comparison for regions of interest.

Tissue Analytics

The Company is applying a multi-modal mass spec imaging approach, including both its proprietary LAESI platform and MALDI methodologies to create comprehensive, tissue-based molecular profiles that provide novel, and highly-specific tissue analytics to improve the differential diagnosis of human disease and allow the integration of the Company’s mass spec imaging data files with related pathology, gene expression and demographic datasets, with the purpose of improving human disease state detection, assessment and management. To advance this objective, the Company develops collaborative research partnerships with top tier academic centers to develop and validate tissue analytics –based cancer diagnostics.

As a model of its approach to achieving this, the Company put in place a collaborative research partnership with the Memorial Sloan-Kettering Cancer Center (“MSKCC”) and the Dana-Farber Cancer Institute (“DFCI”). The Company is generating molecular profiles of early stage lung cancer tissue samples with the goal to improve the classification and differential diagnosis of cancer. The first target is early stage lung adenocarcinoma. The objectives of the collaboration are to demonstrate that different cancer cell sub-groups within a lung cancer will have different molecular profiles and will behave differently. The goal is to define these molecular differences, to identify the sub-group of cancer cells with the worst prognosis that are most likely to recur, thereby enabling earlier treatment intervention, and to use these findings to achieve tumor cell “molecular profiling”, leading to more precise treatment selection and higher survivor rates.

Also, in collaboration with InSphero AG, Protea is generating molecular profiles of InSphero 's 3D microtissues in order to generate 3D molecular image profiles of naturally occurring molecules and pharmaceutical compounds that have been added to the 3D tissues. 3D microtissues represent a significant advance in technology for pharmaceutical research, because, in contrast to traditional 2D slides and cultures, they allow drugs to be tested on tissues that will more accurately mimic the organs of the body. Therefore, drug data derived from testing with 3D tissues is believed to be more useful and better predictive of drug efficacy than traditional testing methods. We are providing molecular profiles of InSphero’s 3D microtissues to support their use in pharmaceutical research.

Recent Developments

In 2014 the Company established the following development milestones:

•	We entered into a research collaboration and co-marketing agreement with InSphero AG, a leading 3D microtissue company, to apply Protea’s LAESI’s 3D direct molecular imaging capability to InSphero’s 3D liver, tumor, pancreas and brain microtissues to create proprietary molecular profiles for the pharmaceutical and biotechnology industries.

25

•	We entered into an agreement with the Memorial Sloan-Kettering Cancer Center (“MSKCC”) and the Dana-Farber Cancer Institute (“DFCI”) whereby we are generating molecular profiles of early stage lung cancer tissue samples with the goal to improve the classification and differential diagnosis of lung cancer, and to demonstrate that different cancer cell sub-groups within a lung cancer have different molecular profiles and will behave differently.

•	We initiated a research collaboration with the University of Southampton (U.K.) focused on using Protea’s LAESI direct molecular imaging technology for molecular profiling of brain tissue to study Alzheimer’s disease.

•	We installed a LAESI instrument at The Dow Chemical Company and Purdue University; both units will be used for agricultural applications, bringing the number of installed LAESI instruments to 10.

•	To support the MSKCC-DFCI collaboration, we completed the in-house development of a novel software suite. Known as "Histology Guided Mass Spec Imaging (HG-MSI)", the software enables pathologists to combine traditional microscopy and histology with high resolution mass spectrometry molecular imaging, allowing researchers to share, annotate, and direct the analysis of specific tissue morphologies and cell subpopulations by LAESI mass spec imaging.

•	We entered into signed service contracts with pharmaceutical and biotechnology companies including four of the “top twenty” pharmaceutical companies based on their revenue.

•	We were awarded a Contract with The George Washington University, Stanford Research Institute (SRI) International and GE Global Research for up to collectively $14.6 million in funding from the Defense Advanced Research Projects Agency (DARPA) “Rapid Threat Assessment (RTA)” program. The goal of DARPA’s RTA program is to develop new tools and methods to rapidly define the mechanism of action of a threat agent, biologic or chemical, on living cells.

Acquisition of vivoPharm

The Company entered into a share purchase agreement, effective as of March 31, 2015 (the “Acquisition Agreement”), with the shareholders of vivoPharm, a corporation organized under the laws of Australia, to acquire 100% of the capital stock of vivoPharm and its subsidiaries (the “Acquisition”).  The purchase price for the vivoPharm shares is $11,153,000 (the “Acquisition Price”), of which (i) $100,000 is payable by way of deposit prior to the closing of the Acquisition, to be credited as partial payment towards the Acquisition Price, (ii) $5,352,463 is payable in cash at the closing of the Acquisition and (iii) the balance of $5,700,537 is payable in the form of 570,053.7 shares of a new series of convertible preferred stock of the Company, with a liquidation value of $10.00 per share, to be issued to vivoPharm on the closing date of the Acquisition (“Acquisition Preferred Stock”).  If we do not consummate the Acquisition by July 31, 2015, we will (with certain limited exceptions) forfeit our deposit of $100,000.

If and when issued, each share of the Acquisition Preferred Stock would be convertible by the holder at any time into a number of shares of Company common stock obtained by dividing $10.00 plus accrued dividends by the greater of (a) the price per share at which the Company sells shares of its common stock, or the highest conversion price or exercise price per share of any convertible securities, in either case, as issued in connection with the Required Financing, hereinafter defined, contemplated by the Acquisition Agreement, or (b) $0.40. Such conversion price would be subject to appropriate and proportionate adjustment for forward stock splits, reverse stock splits or other subdivisions, recapitalizations or combinations. As contemplated by the Acquisition Agreement, the Company intends, prior to closing of the Acquisition, to obtain stockholder approval for a reverse split of its issued and outstanding shares of common stock.

In addition, the Acquisition Preferred Stock would be subject to automatic conversion in the event that (a) the volume weighted average price of the Company’s common stock for any 20 consecutive trading days shall equal or exceed 150% of the conversion price then in effect; or (b) the Company shall consummate an underwritten public offering of not less than $15,000,000 of its shares of common stock (either a “Conversion Event”); provided, that a Conversion Event shall only be deemed to have occurred if all of the shares then issuable upon conversion of the Acquisition Preferred Stock (the “Conversion Shares”) have been registered for resale under the Securities Act and a registration statement on Form S-1 is then effective and has not been withdrawn, unless all of such Conversion Shares can be immediately resold by the holders without registration pursuant to an applicable exemption from the registration requirements the Securities Act.

The following is a summary of other terms that the Acquisition Preferred Stock would have if it is issued:

Liquidation Value: The Acquisition Preferred Stock would have a stated or liquidation value per share of $10.00 per share, which would be payable upon any sale or liquidation of the Company prior to any payments in respect of our Common Stock.

Dividends: The Acquisition Preferred Stock would pay an annual dividend of 4% percent, which shall accrue annually, be payable in additional shares of Acquisition Preferred Stock, and be added to the face or stated amount of such shares of Acquisition Preferred Stock.

Voting Rights: Except as described in the Certificate of Designation, holders of the Series A Preferred Stock would vote together with holders of the Company common stock on all matters submitted to the vote of the holders of Company Common Stock, on an as-converted to common stock basis.

Redemption: The Acquisition Preferred Stock would be subject to redemption and repurchase at the sole option of the Company, upon thirty days prior written notice to the holders, for a cash amount, payable in United States Dollars, equal to the $10.00 per share stated value of the Acquisition Preferred Stock plus accrued dividends thereon.

Consummation of the Acquisition is subject to a number of conditions, including the Company raising not less than $10 million of additional debt or equity financing (the “Required Financing”). There can be no assurance that the Company will be successful in completing the necessary additional Required Financing or if completed, that the terms will be favorable to the Company and its stockholders.  In addition, there can be no assurance that the Acquisition, if consummated will ultimately prove to be beneficial to the Company and its stockholders.

The description of the Acquisition Agreement herein does not purport to be complete and is qualified in its entirety by reference to the form of Acquisition Agreement filed as Exhibit 2.2 to this Registration Statement on Form S-1.

Industry and Market Overview

The Company believes there is a large and broad-based market opportunity for molecular information. The market opportunity can be viewed in terms of the primary markets for and the platform technologies that generate molecular information.

Molecular Information Markets: The Preclinical Pharmaceutical Research and Biomarker Discovery Markets

Preclinical pharmaceutical research refers to the discovery and testing of new therapeutic compound candidates prior to their use in human clinical trials. For every 5,000-10,000 preclinical drug candidates, only five enter human clinical trials, of which only one will receive FDA approval. Since the Human Genome was sequenced some fourteen years ago, the number of drug compounds in development has doubled, yet the average number of new drugs that were approved by the FDA per year has declined since the 1990’s. The statistics represent a substantial failure rate in drug discovery and development. Even after completing all preclinical toxicology and efficacy testing, 90% of drug candidates fail after entering human testing. When factoring in the cost burden of all the failures, the current cost per successful new drug exceeds $2 billion (Nature Biotechnology 32, 40–51, 2014, “Clinical Development Success Rates for Investigational Drugs”).

Thus, there is a great need to obtain better molecular information earlier and at all stages of the drug discovery and development process, to identify the most promising candidates. In the 2013 annual report of the Pharmaceutical Research and Manufacturers of America (PhRMA), the total global expenditure on pharmaceutical research in 2012 was $49.58 billion. Of this, approximately $11 billion was spent on preclinical research, which represented about 24% of all R&D expenditures. This figure does not include R&D expenditures by government agencies such as the National Institute of Health (NIH). The company believes that its ability to provide larger and more comprehensive molecular information on candidate drugs in the preclinical stage can improve the productivity of preclinical drug development processes.

Biomarkers can be defined as specific molecules that have been found to be associated with specific disease states or measurable characteristics about the disease condition. They are used in the diagnosis and staging of disease, as well as to identify patients who may respond to specific therapies in human clinical trials and personalized medicine. In 2011, biomarker diagnostics achieved revenue of $5.55 billon, and it is forecasted that biomarker diagnostics will be the biggest sector of the market by 2022, overtaking biomarker development and technologies in terms of revenue by 2017.   Biomarkers are used in three main disease areas, cancer, cardiovascular diseases and central nervous system (CNS) diseases. (Visiongain 2012. Biomarkers: Technological and Commercial Outlook 2012 - 2022).

26

Biomarker discovery is the essential starting point for the development of new prognostic and diagnostic tests, as well as for the emerging field of personalized medicine, where biomarkers can identify those patients who will respond well to specific therapies. The human disease biomarker sector seeks to identify and validate biomolecules that are associated with the onset and progression of a specific disease, and thus can become new diagnostics, or biomarkers, to be used to better identify patient subgroups for more precise selection of their optimal treatment, as well as companion diagnostics to guide new pharmaceutical development for specific patient subgroups.

Biomarker discovery can be classified into 4 major sub segments, genomics, proteomics, bioinformatics and other, which is based on the technology used and class of molecule that is of interest. Genomics is focused on the analysis of DNA through the use of PCR (polymerase chain reaction) or DNA sequencing to extract genetic information from biological samples. The Human Genome Project, which was completed in 2003, marked the sequencing of an entire human genome that led to the discovery that there are 20,000 - 25,000 human genes. Proteomics is the study of proteins, which are synthesized by DNA. It is estimated that there are up to 400,000 distinct proteins in the human body. Bioinformatics is comprised of tools and technologies such as software programs that are used to analyze large sets of data. Other biomarker disciplines can include but not be limited to epigenetics, glycomics, metabolomics and transcriptomics.

In addition to the preclinical pharmaceutical research and biomarker discovery markets, the acquisition and use of molecular information is foundational to the management of all life science research and development, including in the fields of agriculture, food, environmental science, oceanography and cosmetics.

Technology and Intellectual Property

The Company combines technology exclusively licensed from leading academic research institutions with its in-house research and development to create a strong proprietary position to support its molecular information business. The Company’s technology enables the direct identification and imaging of intact proteins, lipids, metabolites, and other biomolecules, thereby improving the sensitivity, reproducibility and speed of biomolecule identification.

The following is a description of the Company’s proprietary technology portfolio:

LAESI Technology

In 2008, Protea entered into an exclusive, worldwide license agreement with George Washington University for commercial rights to the LAESI technology. LAESI is a highly-disruptive bioanalytical technology platform that enables rapid and direct identification of biomolecules in biological samples, without sample preparation. This technology creates what management believes is a breakthrough capability to identify proteins, peptides, lipids, metabolites and other biomolecules directly and rapidly. LAESI technology allows the direct identification of biomolecules in tissue sections and cells, so that the destruction of the source sample is minimalized. Extremely rapid (each analysis takes a few seconds), sensitive and quantitative, LAESI uniquely provides 2D and 3D direct imaging data, showing the distribution of biomolecules across tissue sections and individual cells. Because the source sample is preserved, proteins and metabolites can be identified and localized in cell structures, tissues and fluids.

LAESI utilizes a mid-range infrared (IR) laser pulse that rapidly (microseconds) boils the water in a given sample creating an ablation event that results in the biomolecules from that particular area being ejected vertically where they meet a stream of electrospray droplets and become charged biomolecules or ions. The ionized sample then moves through an inlet tube and into the mass spectrometer where the mass analyzer determines the mass-to-charge ratio of the representative biomolecules and their relative abundance is determined by the detector. The entire sequence of events takes less than a second, and each analysis event produces a mass spectral fingerprint, or data sets, of the biomolecules present within that “pixel” or location on the sample. Each data set produced may contain hundreds or thousands of molecular signatures.

The Company believes that our proprietary LAESI technology provides us with certain competitive advances over existing technologies, including the fact that our technology:

•	Enables direct molecular imaging – LAESI is the first technology platform to enable the analysis of the molecular content of cells and tissues without the need for sample preparation. Unbiased data is generated, in the cells’ native state;
•	Generates numerous molecules per analysis – All types of molecules can be identified, including proteins, lipids and metabolites, and hundreds of molecular identities are obtained from a single analysis;
•	Maintains tissue sample integrity – traditional platforms require extensive sample prep, such as chromatography and extractions, requiring time and potentially impacting the reproducibility of the data. Our workflow fits seamlessly with current histology methods without any additional sample preparation;
•	Provides improved resolution and analysis speed - large databases are generated in seconds to minutes, making results available the same day ; and
•	Can analyze virtually all types of biological samples – LAESI can analyze both biofluids such as blood, urine and CSF, as well as tissues, live bacterial colonies and cells. Both 2D and 3D molecular imaging of the data files are enabled.

27

LAESI represents a minimally invasive/minimally destructive approach to chemical analysis, which means that living cells or tissues can be monitored not only in three dimensions, but also over time. This is important for pharmaceutical development, where changes in cell metabolism need to be analyzed to assess drug efficacy or toxicity.

Patents and Intellectual Property

The Company is building a strong intellectual property position and currently owns seven patents (with additional allowed and pending applications) and has an exclusive license to thirteen additional patents and many pending applications owned by GWU.  The subjects of the patent applications include: 1) Laser Ablation Electrospray Ionization (LAESI) for high throughput and imaging mass spectrometry (2D and 3D biomolecular imaging); 2) nanopost arrays (NAPA) for high sensitivity and matrix-free analysis of biological samples in MALDI mass spectrometers; 3) novel acid-cleavable chemical surfactants; and 4) protein microscope.

Agreement with George Washington University (GWU)

In December 2008, the Company entered into an Exclusive License Agreement, as amended on February 22, 2010 (the “GWU Effective Date”), and from time to time thereafter (“GWU Agreement”) with George Washington University (Washington D.C.) (“GWU”) for the LAESI technology developed in the laboratory of Akos Vertes Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, the Department of Chemistry, who is a science advisor to the Company. Under the terms of the license agreement, the Company has the exclusive, worldwide, rights to commercialize the technology. The Company is obligated to pay expenses for the preparation, filing and prosecution of future related patent applications governed by the license agreement, and related license fees, annual royalties equal to 5% of the net sales of products and processes sold by the Company, or an affiliate that utilizes the GWU subject technology, after taking into account the annual minimum royalty fees described below, and 50% of payments received by the Company in connection with any sublicense of the technology under the GWU Agreement. On the first anniversary of either the date on which the Company first sells a product or service utilizing the technology underlying the GWU Agreement or the date on which the Company enters into its first sublicense agreement, whichever occurs first (the “First Sale Date”), the Company is required to pay GWU a non-refundable minimum royalty payment equal to $5,000. GWU is entitled to the following non-refundable minimum royalty payments on each subsequent anniversary of the First Sale Date: 2nd Anniversary: $10,000; 3rd Anniversary: $15,000; 4th Anniversary and continuing annually through the expiration or termination of the GWU Agreement: $20,000.

Unless earlier terminated in accordance with its terms, the GWU Agreement expires upon the later of 20 years from the GWU Effective Date or the end of the term of the last underlying patent to expire. Currently, the LAESI patent (US 7,964,843) is the underlying patent and will expire on May 21, 2026. The Company has made all the payments required under the GWU Agreement, and the Company is otherwise in full compliance with the terms of the GWU Agreement.

In November 2012, the Company entered into a Patent License Agreement with George Washington University (Washington D.C) for Laser Desorption/Ionization and Peptide Sequencing on Laser-Induced Silicon Microcolumn Arrays (Matrix) and Nanophotonic Production, Modulation and Switching of Ions by Silicon Microcolumn Arrays technology developed in the laboratory of Akos Vertes Ph.D. Under the terms of the license agreement, the Company has an exclusive, worldwide license to make, have made, use, import, offer for sale and sell the licensed products. The Company paid a license initiation fee of $25,000 and a license diligence resource fee of $12,500 in 2013. In addition, the Company is required to pay $20,000 each year thereafter to develop and commercialize the products, $30,000 milestone payment upon the first sale of a licensed product, and royalties will be 7% of the net sales of licensed products and 5% of the net sales of combination products for combined cumulative net sales up to $50 million. Thereafter, royalties reduce to 6% and 4%, respectively, after taking into account quarterly minimum royalties of $1,500 for the first four quarters after the first sale of a licensed product, $2,500 for the next four quarters, $3,500 for the next four quarters and $6,000 for each succeeding quarter. The Company has made all the payments required under the Patent License Agreement, and the Company is otherwise in full compliance with the terms of the Patent License Agreement.

Agreement with West Virginia University (WVU)

On December 21, 2005 (the “WVU Effective Date”), the Company entered into an Exclusive License Agreement (the “WVU Agreement”) with the West Virginia University Research Corporation, a nonprofit West Virginia corporation (“WVURC”) acting for and on behalf of West Virginia University (“WVU”). Under the terms of the WVU Agreement, the Company is required to pay (i) a license fee equal to $25,000 due within 90 days of the date on which the first notice of allowance is issued by the United States Patent and Trademark Office or a similar foreign country with respect to the technology underlying the WVU Agreement; (ii) annual royalties equal to 4% of the gross sales of products and services that utilize the WVU subject technology which are payable semi-annually within 30 days of June 30 and December 31 of each calendar year covering gross sales received during the preceding year; and (iii) expenses for the preparation, filing and prosecution of related patent applications. In the event the Company is required to license any intellectual property from third parties in order to practice or commercialize the technology underlying the WVU Agreement, the royalty payments will be reduced by the lesser of (a) 50% or (b) the royalty and licensing fees actually incurred by the Company to license the intellectual property rights from such third party. If such a reduction is applicable, WVURC is entitled to earned royalties of at least 2% on gross sales of products and services that utilize the WVU subject technology. For any sublicense granted to sub-licensees, WVURC is entitled to 10% of any license fee and other payments or fees received from the sublicensee, which is due and payable within ten days of receipt by the Company from the sublicensee. At present, the Company sponsors collaborative research in the WVU School of Medicine Department of Pathology and the Mary Babb Randolph Cancer Center (MBRCC).

28

Unless earlier terminated in accordance with its terms, the WVU Agreement automatically terminates upon the later of (1) the expiration of the last patent to expire issued in respect of the licensed technology, or (2) 20 years from the first commercial sale by the Company of the last licensed product included in the subject technology by amendment to the WVU Agreement. At present, there are no patent applications being pursued by WVU in respect of the technology licensed to the Company under the WVU Agreement. The Company has made all the payments required under the WVU Agreement, and the Company is otherwise in full compliance with the terms of the WVU Agreement.

Research and Development

During the 2014 and 2013 fiscal years, the Company spent $2,853,078 and $2,772,926, respectively, on research and development activities. During 2014, the Company sold Proteabio Europe but retains continued involvement through an equity method investment in AzurRx. As the sale was not fully consummated due to an outstanding contingency, the transaction was not recognized until December 12, 2014. As such, the results of Proteabio Europe have been consolidated into the Company’s financial statements for the period ended December 12, 2014. Research and development expense from Proteabio Europe were $1,116,088 for the period ended December 12, 2014 compared to research and development expenses of $1,015,657 for the year ended December 31, 2013. Additionally, research and development costs increased from the prior year due to the NAPA technology initiated during 2014, which was off-set by a reduction in LAESI research and development costs. Our customers do not directly bear the cost of our research and development activities.

The Company currently devotes most of its efforts to the research and development of its material product candidates as follows:

LAESI Technology Platform

The Company's research and development costs during the fiscal years 2014 and 2013 were $1,451,000 and $1,568,000, respectively, in connection with the research and development of the Company's LAESI technology. In 2013, the research phase of the initial LAESI technology was complete and the Company initiated the marketing and distribution of the first generation LAESI (the “LAESI DP1000”). New advances and applications for the LAESI technology platform are in development, including the next generation of the LAESI platform.

NAPA Technology

The Company’s research and development costs during the fiscal year 2014 were $221,000 in connection with the research and development of the Company’s NAPA technology. In 2014, the Company initiated its NAPA research and development program in conjunction with the DARPA grant award and working with GWU. First commercial embodiments of REDIchips were used in an Early Adapter program during the fourth quarter of 2014. New advances and applications for the NAPA technology are in development to support the commercial launch of the REDIchips during the first quarter of 2015.

Sales and Marketing

The Company markets its products and services worldwide, utilizing a combination of field sales, distributors, in-house sales support and web-based marketing. The Company attends exhibitions in the U.S. and Europe to present its products, and in the last 12 months has exhibited at over 9 major industry exhibitions and over 15 regional conferences and customer seminars. As of December 31, 2014, Protea's sales and marketing staff consisted of three field sales professionals, two inside sales representatives and two marketing professionals. In addition, Protea established a global co-marketing agreement with Waters Corp. (NYSE:WAT), a major mass spectrometry focused company headquartered in Milford, Massachusetts in 2012. Protea also engages selected distributor partners in countries outside North America, and sold our products to approximately 30 countries in 2014.

29

Government Regulation

The Company’s products and instrument systems are sold for research use only and are not subject to FDA or other government agency approval.

Sources and Availability of Raw Materials

The Company does not believe that it has any critical issues of availability of raw materials or vendors where there are not multiple sources for the raw materials or vendor support that its business requires.

Dependency

A small number of customers have accounted for a substantial portion of our revenues in 2014. Five customers represented 42% of gross revenues in 2014. The Company is not dependent on a limited number of customers for sale of its products and services.

Competition

The Company believes that its technology differs substantially from what is currently on the market. Bioanalytics is a major sector of the biotechnology industry, and competition is expected to be broad-based. However, the Company also believes that the mass spec industry affords opportunities for commercial partnerships, and that industry participants can also be potential partners. The following list of competitors is not intended to be exhaustive, and there are other existing competitors and there likely will be new potential competitors in the future. Many competitors, including most of the companies identified below, are much larger than Protea in terms of capital, employees and other measures of size and have been in business longer than Protea and thus may have greater market acceptance or brand recognition:

•	Imabiotech (Loos, France, http://www.imabiotech.com/?lang=en). Imabiotech develops software that enables quantitative MALDI mass spectrometry imaging and offers MALDI based mass spectrometry services to pharmaceutical and biotechnology companies.

•	Kinemed (Emeryville, CA, http://www.kinemed.com). Kinemed works with major pharmaceutical and biotechnology companies to making predictions of efficacy and toxicity to accelerate drug development and reduce the overall cost.

•	Prosolia (Indianapolis, IN, www.prosolia.com). Prosolia develops and markets DESI, a mass spectrometry imaging technology and provides DESI based services to pharmaceutical and biotechnology companies.

•	Molecular Imaging, Inc. (Ann Arbor, MI, http://www.molecularimaging.com). Molecular Imaging is a CRO that provides in vivo pharmacology and small animal in vivo imaging services to pharmaceutical and biotechnology companies.

Environmental Matters

We are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation that affects us includes the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA). We are also subject to regulation by the Occupational Safety and Health Administration (OSHA) concerning employee safety and health matters. The United States Environmental Protection Agency (EPA), OSHA, and other federal agencies have the authority to promulgate regulations that have an effect on our operations. As of December 31, 2014, we did not have any accrued liabilities related to environmental matters.

Employees

As of December 31, 2014, the Company had 39 full-time employees and 1 part-time employee.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

30

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

There are currently no pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. As far as we are aware, no governmental authority is contemplating any such proceeding.

31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

Overview

The Company is engaged in developing and commercializing proprietary life science technologies, products and services that are used to identify the molecules that are produced by living cells and all life forms. The Company has developed a revolutionary platform technology which enables the direct analysis, mapping and display of molecular information in living cells and tissue samples. The technology platform offers novel molecular information capabilities useful for the pharmaceutical, diagnostic, agricultural and life science industries.

During 2014, the Company sold Proteabio Europe but retains continued involvement through an equity method investment of AzurRx BioPharma, Inc., the buyer of Proteabio Europe. As the sale was not fully consummated due to an outstanding contingency, the transaction was not recognized until December 12, 2014. (See Note 3, Subsidiary Sale). As such, the results of Proteabio Europe have been consolidated into the Company’s financial statements for the period ended December 12, 2014.

Since inception, the Company has relied primarily on sales of its securities to fund its operations. The Company has never been profitable, and we cannot assure you that we will be profitable in the future. From inception through December 31, 2014, our loss from operations totaled $69,867,118 and our net loss for the year ended December 31, 2014 totaled $11,474,770. The Company has a credit facility of $3 million with United Bank, Inc. with a balance of $3 million outstanding as of December 31, 2014. Interest is payable monthly and the loan is due on demand. During 2014, the Company raised $3,595,000 in short term borrowings from stockholders of which $2,146,869 was later converted into common stock and $1,420,351 was repaid to various stockholders.  In 2014, the Company raised an aggregate of approximately $6,675,452 in connection with sales of its securities.

The Company will continue to require substantial funds to advance the research and development of our core technologies to continue to develop new products and services based upon our proprietary molecular information technologies. We intend to continue to meet our operating cash flow requirements by raising additional funds from the sale of equity or debt securities and possibly, developing corporate development partnerships to advance our drug and molecular information technology development activities for sharing the costs of development and commercialization.  We may also consider the sale of certain assets, or entering into a transaction such as a merger with a business complimentary to ours. While we have been successful in raising funds to fund our operations since inception and we believe that we will be successful in obtaining the necessary financing to fund our operations going forward, there are no assurances that we will be able to secure additional funding.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   The Company will require additional financing to continue its operations. If we cannot obtain financing, then we may be forced to further curtail our operations or consider other strategic alternatives.  Even if we are successful in raising the additional financing, there is no assurance regarding the terms of any additional investment and any such investment or other strategic alternative would likely substantially dilute our current stockholders.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We take advantage of the extended transition period for complying with new or revised accounting standards.

32

Results Of Operations

Fiscal Year Ended December 31, 2014 Compared to the Fiscal Year Ended December 31, 2013

We earned revenue of $1,768,312 for the fiscal year ended December 31, 2014 as compared to revenue of $1,223,492 for the fiscal year ended December 31, 2013, an increase of $544,820, or approximately 45%. During the year ended December 31, 2014, the Company realized service revenues of $504,750 compared to $199,220 for the year ended December 31, 2013. Service clients include major pharmaceutical, biotechnology, chemical and medical device companies. The Company sold five LAESI units for total revenue of $743,250 compared to five units in 2013 for total revenue of $651,584. In addition, the Company received grant revenues associated with the initiation of a DARPA grant totaling $120,171.

Cost of revenue totaled $871,904 for the year ended December 31, 2014 compared to cost of revenue of $932,780 for the year ended December 31, 2013, a decrease of $60,876 or 7%. During 2014, the Company engaged a new contract manufacture of the LAESI unit, which substantially lowered the cost of each unit sold. The Company realized gross profits of $896,408 for the year ended December 31, 2014 compared to $290,712 for the year ended December 31, 2013.

Selling, general and administrative expenses totaled $8,736,478 for the fiscal year ended December 31, 2014, compared to $7,842,673 for the fiscal year ended December 31, 2013, an increase of $893,805 or approximately 11%. The increase in selling, general and administrative expenses relates largely to increased salary and personnel costs associated with hiring new staff as well as additional services rendered by outside vendors and consultants in 2014.

Research and development expense totaled $2,853,078 for the fiscal year ended December 31, 2014, compared to research and development expense of $2,772,926 for the fiscal year ended December 31, 2013, an increase of $80,152 or approximately 3%. During 2014, the Company sold Proteabio Europe but retains continued involvement through an equity method investment in AzurRx. As the sale was not fully consummated due to an outstanding contingency, the transaction was not recognized until December 12, 2014. As such, the results of Proteabio Europe have been consolidated into the Company’s financial statements for the year ended December 31, 2014. Research and development expense from Proteabio Europe were $1,116,088 for the period ended December 12, 2014 compared to research and development expenses of $1,015,657 for the year ended December 31, 2013. In addition, research and development costs increased from the prior year due to the NAPA technology initiated during 2014 and included expenses of $221,477 for the year ended December 31, 2014. No research and development expense related to NAPA was recognized in 2013. Research and development expenses were partially off-set as a result of continued transition from development to production of the LAESI technology. In connection with the research and development of the Company's LAESI technology, the Company recorded research and development costs of $1,451,000 and $1,568,000 for the fiscal years 2014 and 2013, respectively,

As a result, loss from operations for the fiscal year ended December 31, 2014 was $10,693,148, compared to a loss from operations of $10,324,887 for the fiscal year ended December 31, 2013. This is an increase of $368,261 or 4% from the prior year.

During the fiscal year ended December 31, 2014, we had other expense of $781,622 as compared to other expense for the fiscal year ended December 31, 2013 of $1,092,783. Other expense increased as a result of the change in fair market value on derivatives related to anti-dilution protection on certain securities and interest expense incurred on new debt originated in 2014, but is more than off-set by a gain of $1,245,712 on the sale of Proteabio Europe.

After foreign currency translation adjustments of $(23,455) and $29,568, respectively, we had a total comprehensive loss of $11,498,225, or $0.17 per share, for the fiscal year ended December 31, 2014 as compared to a total comprehensive loss of $11,388,102, or $0.25 per share, for the fiscal year ended December 31, 2013.

Cash Requirements

We have experienced negative cash flows from operations since inception. To date, our operations since inception have been funded primarily through proceeds received from the issuance of debt and sale of equity securities in private placement offerings. We will continue to require substantial funds to advance our research products and services. We intend to continue to meet our operating cash flow requirements by raising additional funds from the sale of equity or debt securities and possibly, developing corporate development partnerships to advance our molecular information technology development activities for sharing the costs of development and commercialization. We may also consider the sale of certain assets, or entering into a transaction such as a merger with a business complimentary to ours. While we have been successful in raising funds to fund our operations since inception and we believe that we will be successful in obtaining the necessary financing to fund our operations going forward, there are no assurances that we will be able to secure additional funding. In addition, the Company has worked closely with various state agencies that financed our long and short term debt to provide deferral of loan payments and other modification to our debt. (See Note 7 to our consolidated financial statements.) These factors raise substantial doubt about our ability to continue as a going-concern.

33

With a goal of raising capital in early to mid-2015, the Company will be working closely with our financial advisors to determine our tactical approach to the equity markets, with particular emphasis on identifying the best deal structure to attract and retain meaningful capital sponsorship from retail or institutional investing communities, while limiting dilution to our current shareholders.

As discussed above under “Business—Recent Developments—Acquisition of vivoPharm,” we would have to raise not less than $10 million of additional debt or equity financing in order to complete the acquisition of vivoPharm. There can be no assurance that the Company will be successful in completing the necessary financing or if completed, that the terms will be favorable to the Company and its stockholders.

During the latter half of 2014, the Company’s molecular information services division has signed new contracts with large-to-mid market pharmaceutical companies. The Company believes that these contracts have the potential to provide more routine workflow, resulting in increased revenues and more consistent cash flows in 2015.

Based on our current spending levels, management estimates that the Company will need approximately $8,550,000 in additional working capital, exclusive of cash flows from revenue, to maintain current operations through the end of 2015.

Liquidity and Capital Resources

As of December 31, 2014, we had total current assets equal to $931,344 comprised of $322,877 in cash and cash equivalents, $273,914 in trade accounts receivable, $119,230 in other receivables, $161,301 in inventory and $54,022 in prepaid expenses.  This compares with total current assets equal to $2,508,502 as of December 31, 2013 comprised of $1,086,330 in cash and cash equivalents, $216,864 in trade accounts receivable, $435,278 in other receivables, $465,334 in inventory and $304,696 in prepaid expenses. The Company's total current liabilities as of December 31, 2014 were equal to $7,765,562, comprised of $1,457,800 in current maturities on long term debt, $1,253,385 in trade accounts payable, $3,000,000 in connection with the United Bank line of credit, $1,381,498 in loans payable to shareholders, $154,058 in derivative liabilities, and $518,821 in other payables and accrued expenses.  This compares with total current liabilities of $6,848,692 as of December 31, 2013 comprised of $1,054,053 in current maturities on long term debt, $759,021 in trade accounts payable, $2,725,000 in connection with the United Bank line of credit, $465,883 in loans payable to shareholders, $151,981 in Obligations related to the Letter of Credit, $623,587 in derivative liabilities and $1,069,167 in other payables and accrued expenses.

Our working capital deficit was $(6,834,218) at December 31, 2014 as compared to a working capital deficit of $(4,340,190) at December 31, 2013. The change in working capital of approximately $2,494,028 from December 31, 2013 to December 31, 2014 was primarily attributable to the decrease in cash and cash equivalents and increase in short and long term debt, and loans payable to stockholders.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements. As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Equity Method Investments

The Company’s 33% interest in AzurRx BioPharma, Inc. (“AzurRx”) is accounted for on the equity method. AzurRx is a private biotechnology company formed to focus on the development of the early stage pharmaceutical assets of ProteaBio Europe. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee Company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee Company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Consolidated Statements of Income; however, the Company’s share of the earnings or losses of the Investee Company is reflected in the caption “Income from equity method investments” in the Consolidated Statements of Income. The Company’s carrying value in an equity method Investee company would be reflected in the caption “Equity method investments” in the Company’s Consolidated Balance Sheets.

34

Revenue Recognition

We follow the provisions of FASB ASC 605, “Revenue Recognition”. We recognize revenue of products when persuasive evidence of a sale arrangement exists, the price to the buyer is fixed or determinable, delivery has occurred /title has passed, and collectability of the sales price is reasonably assured.

We account for shipping and handling fees and costs in accordance with the provisions of FASB ASC 605-45-45, “Revenue Recognition – Principal Agent Considerations”, which requires all amounts charged to customers for shipping and handling to be classified as revenues. Shipping and handling costs charged to customers are recorded in the period the related product sales revenue is recognized.

Regarding short-term service contracts, the majority of these service contracts involve the processing of imaging and bioanalytical samples for pharmaceutical and academic/clinical research laboratories. These contracts generally provide for a fixed fee for each method developed or sample processed and revenue is recognized when the analysis is complete and a report is delivered.

For longer-term contracts involving multiple elements, the items included in the arrangement (deliverables) are evaluated to determine whether they represent separate units of accounting. We perform this evaluation at the inception of an arrangement and as each item in the arrangement is delivered. Generally, we account for a deliverable (or a group of deliverables) separately if: (i) the delivered item(s) have standalone value to the customer, and the delivery or performance of the service(s) is probable and substantially in our control. Revenue on multiple revenue arrangements is recognized using a proportional method for each separately identified element. All revenue from contracts determined not to have separate units of accounting is recognized based on consideration of the most substantive delivery factor of all the elements in the contract or, if there is no predominant deliverable, upon delivery of the final element of the arrangement.

Revenues from grants are based upon internal costs that are specifically covered by the grants, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized when expenses have been incurred by the Company that are related to the grants.

Research and Development Credit

The Company follows the policy of charging the costs of research and development to expense as incurred. Research and Development expense disclosed on the Consolidated Statement of Operations is net of the French Government Research Credit, which was $379,737 in 2014 and $398,285 in 2013.

Net Loss per Share

Basic and diluted loss per common share is computed based on the weighted average number of common stock outstanding. Common share equivalents (which may consist of options, warrants and convertible debt) are excluded from the computation of diluted loss per share since the effect would be anti-dilutive. Common share equivalents which could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, totaled approximately 84,834,000 and 56,711,000 at December 31, 2014 and 2013, respectively.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks; however, the Company has certain financial instruments that are embedded derivatives associated with capital raises and common stock purchase warrants. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Fair value of financial assets and liabilities – Derivative Instruments

We measure the fair value of financial assets and liabilities in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.

35

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 – inputs that are unobservable (for example, the probability of a capital raise in a “binomial” methodology for valuation of a derivative liability directly related to the issuance of common stock warrants).

The Company has entered into certain financial instruments and contracts; such as, equity financing arrangements for the issuance of common stock, which include anti-dilution arrangements and detachable stock warrants that are i) not afforded equity classification, ii) embody risks not clearly and closely related to host contracts, or iii) may be net-cash settled by the counterparty. These instruments are recorded as derivative liabilities, at fair value at the issuance date. Subsequent changes in fair value are recorded through the statement of operations.

The Company’s derivative liabilities are related to common stock issuances, detachable common stock purchase warrants (“warrants”) issued in conjunction with debt and common stock, or warrants issued to the placement agents for financial instrument issuances. We estimate fair values of the warrants that do contain “Down Round Protections” utilizing valuation models and techniques that have been developed and are widely accepted that take into account the additional value inherent in “Down Round Protection.” These widely accepted techniques include “Modified Binomial”, “Monte Carlo Simulation” and the “Lattice Model.” The “core” assumptions and inputs to the “Binomial” model are the same as for “Black-Scholes”, such as trading volatility, remaining term to maturity, market price, strike price, and risk free rates; all Level 2 inputs.  Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable. However, a key input to a “Binomial” model (in our case, the “Monte Carlo Simulation”, for which we engaged an independent valuation firm to perform) is the probability of a future capital raise.  By definition, this input assumption does not meet the requirements for Level 1 or Level 2 outlined above; therefore, the entire fair value calculation is deemed to be Level 3 under accounting requirements due to this single Level 3 assumption. This input to the Monte Carlo Simulation model was developed with significant input from management based on its knowledge of the business, current financial position and the strategic business plan with its best efforts.

As discussed above, financial liabilities are considered Level 3 when their fair values are determined using pricing models or similar techniques and at least one significant model assumption or input is unobservable.  For the Company, the Level 3 financial liability is the derivative liability related to the common stock and warrants that include “Down Round Protection” and they were valued using the “Monte Carlo Simulation” technique.  This technique, while the majority of inputs are Level 2, necessarily incorporates a Capital Raise Assumption which is unobservable and, therefore, a Level 3 input.

Stock Based Compensation

We follow the provisions of FASB ASC 718, “Stock Based Compensation”. Stock-Based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. Fair value of stock options issued by the Company is estimated using the Black-Scholes option-pricing model. The associated compensation expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Estimating the fair value for stock options for each grant requires judgment, including estimating stock-price volatility, expected term, expected dividends and risk-free interest rates. The expected volatility rates are estimated based on the volatility of similar entities whose share information is publicly available. The expected term represents the average time that options are expected to be outstanding and is estimated based on the average of the contractual term and the vesting period of the options as provided in SEC Staff Accounting Bulletin 110 as the “simplified” method. The risk-free interest rate for periods approximating the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividends are zero as we have no plans to issue dividends on common stock.

36

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

Stephen Turner	69	Chief Executive Officer and Chairman of the Board	2001	*
Matthew Powell	39	Vice President, Research & Development	2011	*
Gregory Kilby	45	Vice President, Operations	2014
Steven O’Loughlin	29	Vice President, Corporate Finance and Development	2014
Stanley Hostler	86	Secretary and Director	2006	*
Steven Antoline	58	Director	2010	*
Leonard Harris	78	Director	2003	*
Ed Roberson	69	Director	2009	*
Scott Segal	59	Director	2008	*
Josiah T. Austin	67	Director	2013

* - Represents the date on which such person was appointed to the referenced office of Protea Biosciences, Inc. Each such person was appointed to the identical position of the Company, effective September 2, 2011 upon the closing of the reverse merger in September of 2011.

There are no family relationships among any of our executive officers and directors. None of our directors has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Background

The following is a brief summary of the background of each of our directors and executive officers.

Stephen Turner is Chief Executive Officer and Chairman of the Board, positions he has held since founding the company in July, 2001. From 1999 to 2001 he served as President and CEO of Quorum Sciences, Inc. From 1984 to 1997 he was President and CEO of Oncor, Inc. He founded Bethesda Research Laboratories, Inc. in 1975 and served as its Chairman and CEO from 1975 to 1983, at which time BRL became the molecular biology division of Life Technologies, Inc. Prior to commencing his career in biotechnology, Mr. Turner held the position of Director of Marketing for the Clinical Microbiology Division of Becton, Dickinson & Co. He received his B.A. from Stanford University in 1967. In 1994 he received the Ernst & Young Entrepreneur of the Year Award in Life Sciences for the Washington D.C. Region. Mr. Turner was appointed to serve as a director of the Company because he is the founder of Protea and his deep knowledge of our products and market opportunity led the board to determine that he should serve as a director.

Matthew Powell, Ph.D. is Vice President, Research & Development and Chief Science Officer since 2011. He received his Ph.D. in Analytical Chemistry from West Virginia University in 2005 at which time he joined the Company. Dr. Powell is considered by the Company to be an expert in the field of biological mass spectrometry and is an inventor of several proprietary bioanalytical technologies in development at the Company.

37

Gregory W. Kilby, Ph.D. is Vice President, Operations, Director. Dr. Kilby has over 18 years of experience in applying advanced biological mass spectrometry to areas of research including structural biology, protein characterization, and proteomics to support drug discovery and development and to support the sales of liquid chromatography mass spectrometry (LCMS) analytical equipment into the life sciences, government, academic, and applied markets in the Americas. Prior to joining Protea, Dr. Kilby held a position in Thermo Fisher Scientific of Director, North America Life Sciences Mass Spectrometry Application and Demonstration Laboratories, leading a team responsible for providing product demonstrations and application services to support quota performance and business growth of the Thermo Scientific life sciences mass spectrometry portfolio in North America. Before joining Thermo Fisher Scientific in 2012, Dr. Kilby held several positions in Agilent Technologies, starting as a senior Proteomics and BioPharma applications scientist as well as being responsible for developing and implementing two state of the art Demonstration Centers of Excellences (COE) in Wilmington DE and Santa Clara CA, showcasing Agilent’s entire breadth of analytical technologies portfolio. In 2007, Dr. Kilby moved to a management position within Agilent responsible for managing the two COE facilities and two satellite laboratories across North America and the respective mass spectrometry applications scientist, administrative and logistics staff. Prior to his work at Agilent, Dr. Kilby held, from 1998 to 2004, several senior positions in the Discovery Technologies Department with Pfizer Global Research & Development, culminating in Research Associate, responsible for leading a team of scientists to provide advanced mass spectrometry support for structural biology and therapeutic area projects and as part of Pfizer's global proteomics center of emphasis (COE). Dr. Kilby received his Ph.D. in Analytical Chemistry from the University of Wollongong, Australia in 1996.

Steven O’Loughlin is Vice President, Corporate Finance & Development effective as of August 4, 2014. He joined Protea in August 2012 as Director of Corporate Development. Prior to joining Protea, he served as Regional Manager for Caliber I.D. (OTCQB:LCDX) (formerly Lucid, Inc.), a cellular imaging and diagnostics company based in Rochester, New York from June 2010 through July 2012. At Caliber I.D., he was responsible for the commercialization of the company’s FDA 510(K) cleared diagnostic product, the VivaScope 1500®as well as in assisting the company in the development of its corporate finance activities and reimbursement strategy. Mr. O’Loughlin was Assistant Vice President of Healthcare Investment Banking with Forge Financial from September 2009 until June 2010 and Jesup & Lamont from February 2008 until August 2009, where he helped advise public and private life sciences companies on capital raising, merger & acquisition and corporate growth strategies. Mr. O’Loughlin holds a Bachelor of Science degree in business administration with a concentration in finance from the Ramapo College of New Jersey.

Stanley Hostler is Secretary and Director. He has been a Director of the Company since January 2006 and Vice President and Secretary since June 2006. Mr. Hostler is an attorney with a career practice in the field of labor and employment law. From 2000 to 2010 he served as Special Assistant to the Governor of the State of West Virginia. From 2002 to 2004 he served as Counsel to the Prim Law Firm. From 2000 to 2010 he served on the West Virginia University Foundation Board of Directors, and from 1995 to 2010 on the Advisory Committee of the WVU School of Medicine. He is a Graduate of the West Virginia University School of Law (1965). Mr. Hostler’s legal experience and business contacts and relationships with West Virginia University and the State of West Virginia have been an asset to the Company and led the board to determine that he should serve as a director of the Company.

Steven Antoline joined the Board of Directors in April 2010. He is a successful owner, developer and manager of coal and natural resource properties and inventor of new equipment for coal mining. From 1996 to 2006, he was President and owner of Superior Highwall Mining, Inc., which was sold to a partnership comprised of Lehman Bros. (60%) and Tennessee Valley Ventures (40%). He received his Bachelor of Arts from West Virginia University. Mr. Antoline was appointed to serve as a director of the Company because of his prior experience in the development and sale of companies, and in working with investment bankers.

Leonard Harris has been a member of the Board of Directors since April 2003. Since 1977 he is the founder and Chief Executive Officer of Southern Computer Consultants, Inc. located in Frederick, Maryland, a company which provides products and services to the United States government and Fortune 500 corporations. Mr. Harris' extensive experience in technology-based corporate development, which provides support and guidance to the Company’s LAESI instrument platform, led the board to determine that he should serve as a director of the Company.

Ed Roberson joined the Board of Directors in September 2009. From July 2006 to June 2010 he served as Chairman of the Board of the Methodist Healthcare System. He received his MBA in accounting in 1972 from the University of Georgia. From 2006-2011 he was President of Beacon Financial in Memphis, Tennessee, and from 2006-2007 President of Conwood LLC. He has been a Director of the Paragon National Bank from 2004 to present. From 1972 to 1992, Mr. Roberson was employed by KPMG, most recently as partner. Mr. Roberson’s experience, both as a Partner with KPMG and subsequently as a CEO, led the Board to determine that he should serve as a director of the Company.

Scott Segal joined the Board of Directors in February 2008. He is a practicing attorney, specializing in the fields of personal injury, product liability and related matters, and is the President of the Segal Law Firm, Charleston, West Virginia. He received his JD from the West Virginia University School of Law in 1981, and has been a member of the American Bar Association from 1981 to present. Mr. Segal has extensive relationships within the State of West Virginia and is considered by the Company to be an expert in several areas which may have use for the Company’s technology, including forensics and occupational health, which led the Board to determine that he should serve as a director of the Company.

38

Josiah T. Austin joined the Board of Directors on January 28, 2013 and has served as the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company which invests in public and private companies. He and his family own and operate agricultural properties in the states of Arizona, Montana, and northern Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., and North Fork Bancorporation. He has served as a director of Goodrich Petroleum, Inc. since April 2002 and was named to the Board of Directors of Novogen Limited in September 2010. Mr. Austin also serves as a trustee of the Cuenca Los Ojos Foundation Trust, a non-profit organization working to preserve and restore the biodiversity of the borderland region between the United States and Mexico through land protection, habitat restoration and wildlife reintroduction. Mr. Austin graduated from the University of Denver with a Bachelor of Science in Finance in 1971.

39

EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by Protea to its Chief Executive Officer, its three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year and who earned in excess of $100,000. We refer to these individuals as the “Named Executive Officers”. We do not currently have employment agreements with our Named Executive Officers, although we may enter into such agreements in the future. The disclosure is provided for the years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Benefits ($) (1)	Option Award ($) (2)	Total ($)
Stephen Turner, Chief Executive Officer, President	2014	240,000	-	18,819	130,600	389,819
	2013	240,000	-	16,026	-	256,026
Edward J. Hughes, Chief Financial Officer(3)	2014	145,600	-	17,472	-	163,072
	2013	145,600	-	17,253	-	162,853
Matthew Powell, Vice President, R&D, CSO	2014	151,357	2,500	17,901	17,647	189,405
	2013	146,150	-	17,608	-	163,758
Gregory Kilby, Vice President, Operations	2014	210,000	-	18,313	27,961	256,274
	2013	36,346	15,000	10,777	-	62,123
Steven O’Loughlin, Vice President, Corporate Finance and Development	2014	131,000	-	7,746	17,647	156,393
	2013	105,231	-	7,615	21,991	134,837

(1)	Other benefits include living allowances, insurance benefits paid by company, professional dues and cell phone reimbursement.

(2)	The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718. The valuation assumptions used in determining such amounts are described in Note 8 of our financial statements for the fiscal year ended December 31, 2014.
(3)	Mr. Hughes resigned as Chief Financial Officer of the Company effective as of February 27, 2015. He entered into a two month consulting agreement with the Company beginning on March 1, 2015.

40

Outstanding Equity Awards At Fiscal Year-End

The following table provides information about equity awards granted to our Named Executive Officers that were outstanding on December 31, 2014.

	Option Awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen Turner	100,000		-	-	$0.80	6/07/2016	-	-	-	-
	250,000		-	-	$1.50	4/23/2020	-	-	-	-
	-		700,000	-	$0.55	2/27/2024	-	-	-	-

Edward J. Hughes(2)	90,000		-	-	$1.50	10/05/2020	-	-	-	-

Matthew Powell	80,000		-	-	$0.50	12/15/2015	-	-	-	-
	100,000		-	-	$1.25	1/19/2017	-	-	-	-
	40,000		-	-	$1.50	12/31/2019	-	-	-	-
	10,000	(1)	70,000	-	$0.55	4/1/2024	-	-	-	-

Gregory Kilby	28,125	(1)	121,875	-	$0.55	2/3/2014	-	-	-	-

Steven O’Loughlin	42,361	(1)	57,639	-	$0.55	5/6/2023	-	-	-	-
	10,000	(1)	70,000	-	$0.55	4/1/2024	-	-	-	-

(1)	Options vest in 25% increments over a four-year vesting schedule. Grant dates are ten years prior to expiration date.

(2)	Mr. Hughes resigned as Chief Financial Officer of the Company effective as of February 27, 2015. He entered into a two month consulting agreement with the Company beginning on March 1, 2015.

The Company has not granted stock awards to our Named Executive Officers that were outstanding on December 31, 2014.

Stephen Turner Employment Agreement

On April 1, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Stephen Turner as Chief Executive Officer and Chairman of the Board of Directors (the “Board”).  The Employment Agreement provides for (i) a term of employment of three years from April 1, 2015, unless terminated by the Company or Mr. Turner, (ii) a base salary of $240,000, (iii) the eligibility of Mr. Turner to receive an annual bonus of at least 20% of his annual base salary (the “Performance Bonus”) provided that he has achieved the metrics established for such calendar year by the Compensation Committee of the Board, (iv) the eligibility of Mr. Turner to receive an additional discretionary bonus as determined by the Board, (v) the eligibility of Mr. Turner to receive a financing bonus in the amount of one $100,000 (the “Financing Bonus”) within thirty (30) days of the completion of the Company’s next round of financing, (vi) the eligibility of Mr. Turner to participate in the Company’s family health insurance benefits and to be covered under the Company’s key man and other life insurance policies and (vii) Mr. Turner’s entitlement to reimbursement for all reasonable out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties under the Employment Agreement. In the discretion of the Board, Mr. Turner may also be eligible for additional Financing Bonuses to the extent the Company raises additional funds. The Company will continue to provide Mr. Turner with coverage under, or equivalent to, its professional liability, directors and officers, and other similar policies for a period of three years following termination of his employment for any reason.

The Employment Agreement may be terminated by either the Company or Mr. Turner at any time and for any reason upon a minimum of 30 days’ advice written notice. In the event that Mr. Turner is terminated by the Company for Cause (as defined in the Employment Agreement), Mr. Turner would be entitled to (x) any accrued but unpaid Base Salary through the date of termination, (y) any unused vacation time, and (z) reimbursement for any unreimbursed business expenses properly incurred by Mr. Turner. In the event that Mr. Turner is terminated by the Company without Cause, Mr. Turner would be entitled to the amounts specified in (x), (y) and (z) above as well as any unpaid Performance Bonus and unpaid Financing Bonus (all such amounts, the “Accrued Amounts”), and a lump sum payment of 18 months’ of his base salary; the Company will pay the premiums for his family health insurance coverage for a period of 18 months; and all stock, restricted stock, options, stock appreciation rights, performance compensation, and any other equity or phantom equity awarded to him that is unvested will vest as of the termination date. In the event the employment term is terminated due to the acquisition of the Company by another company, Mr. Turner will be entitled to receive the Accrued Amounts, and he will be entitled to receive continued base salary for the remainder of the original employment term. In the event of Mr. Turner’s death or disability, the Company will pay him (or his estate and/or beneficiaries, as the case may be) the Accrued Amounts and a lump sum payment of 18 months’ of his base salary. In the event Mr. Turner’s employment terminates due to disability, the Company will also pay the premiums for his family health insurance coverage for a period of 18 months.

The Company agrees to indemnify Mr. Turner for any liabilities, damages, costs, and expenses (including attorneys’ fees) relating, directly or indirectly, to any claims, charges or proceedings of any nature that arise out of or concern his employment with or service to the Company and any of its affiliates, subsidiaries, or related entities, including his employment with or services to the Company that preceded the execution of the Employment Agreement.

The Employment Agreement is filed as an Exhibit to this Registration Statement on Form S-1. The foregoing summary of the terms of the Employment Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference.

The Company does not have any employment agreements with any of its other executive officers.

41

Board Compensation

During the fiscal year ended December 31, 2014, our Board of Directors did not receive any compensation for their services as directors.

The following table provides information about equity awards granted to members of our Board of Directors in prior years that were outstanding on December 31, 2014.

	Number of Securities Underlying Unexercised Options			Options Exercise	Options Expiration
Name	Exercisable		Not Exercisable	Price ($)	Date
Stanley Hostler	100,000		-	$0.80	6/07/2016
	100,000		-	$1.50	9/17/2020
	250,000		-	$0.55	3/22/2023
	16,000		-	$1.50	12/31/2017
	48,000		-	$1.50	12/31/2018
	48,000		-	$1.50	12/31/2019
	48,000		-	$1.50	12/31/2020
	36,000		-	$1.50	12/31/2021
	12,000		-	$1.50	12/31/2021
	44,000		-	$2.00	11/30/2022
	4,000		-	$0.50	12/31/2022
	48,000		-	$0.55	12/31/2023
	12,000		-	$0.55	3/31/2024

Steven Antoline	100,000		-	$1.50	4/23/2020

Leo Harris	100,000		-	$0.80	6/07/2016
	100,000		-	$1.50	9/17/2020
	250,000		-	$0.55	3/22/2023

Ed Roberson	100,000		-	$1.50	4/23/2020
	24,750	(1)	75,250	$0.55	1/1/2024

Scott Segal	100,000		-	$1.50	5/30/2018
	250,000		-	$0.55	3/22/2023

Roderick Jackson (2)	100,000		-	$1.50	11/1/2020

C. Andrew Zulauf (3)	-		-	-	-

Josiah T. Austin	95,083	(1)	54,917	$0.55	1/28/2023

(1)	Options vest in 33% increments over a three-year vesting schedule. Grant dates are ten years prior to expiration date.

(2)	Mr. Jackson resigned from the Company’s Board effective as of March 31, 2015.

(3)	Mr. Zulauf resigned from the Company’s Board effective as of March 25, 2015.

42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2014, the Company sold Proteabio Europe but retains continued involvement through an equity method investment of AzurRx BioPharma, Inc., the buyer of Proteabio Europe. As the sale was not fully consummated due to an outstanding contingency, the transaction was not recognized until December 12, 2014. (See Note 3, Subsidiary Sale). As such, the results of Proteabio Europe have been consolidated into the Company’s financial statements for the period ended December 12, 2014.

Described below are transactions or series of transactions that occurred from January 1, 2013 through the date of this prospectus (the “Period Reported”) between us and our executive officers, directors or the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are described under “Executive Compensation.” above.

On January 3, 2013, the Company issued to El Coronado Holdings, LLC for an aggregate purchase price equal to $125,000 (1) a convertible promissory note in an aggregate principal amount equal to $125,000 and (2) a warrant to purchase 187,500 shares of common stock of the Company. Josiah T. Austin, a director of the Company, is a managing member of El Coronado Holdings (“El Coronado”). The note accrues simple interest at a rate of 10% per annum and is due and payable on the earlier to occur of (i) April 1, 2013, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. The warrant is exercisable at an exercise price of $1.10 per share any time after the Issue Date until the earlier of (i) a Qualified Public Offering (as such term is defined in the warrant) or (ii) 5:00 p.m. EST on the fifth anniversary of the issue date. In accordance with the terms and conditions of the Conversion Agreement, as of June 30, 2013, the $125,000 in principal and accrued unpaid interest was converted into shares of common stock of the Company issued at a rate of $0.50 per share. In addition, pursuant to the terms of the Conversion Agreement the Company issued a 5 year warrant to the note holder to purchase 75% of the number of shares into which the notes were convertible at an exercise price of $1.10 per share.

On January 11, 2013, the Company received an advance equal to an aggregate of $100,000 from Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company. No terms of repayment had been specified on the aforementioned advance as of the filing date. This amount was subsequently converted into equity on July 23, 2013.

On March 6, 2013, the Company entered into Warrant Purchase and Reimbursement Agreement, dated March 6, 2013 with the Summit Resources Inc., pursuant to which Mr. Antoline, a director of the Company issued a letter of credit guaranteeing an amount equal to $600,000 due by the Company to MPR Associates, Inc. in exchange for a warrant to purchase up to 1,100,000 shares of the Company's common stock at $1.10 per share. On June 14, 2013 the Company and the Reporting Person entered into an addendum to the Warrant Purchase and Reimbursement Agreement whereby the Company agreed to issue an additional warrant to purchase 250,000 shares of common stock to the Reporting Person in exchange for an extension on repayment. On February 11, 2014 the Company issued the additional warrant.

On March 21, 2013, the Company issued and sold an aggregate of 1,370,000 shares the Company’s common stock and a warrant (to purchase 1,027,500 shares of common stock for aggregate gross proceeds of $685,000 to El Coronado in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated March 21, 2012 . The warrant (the “Warrant”) is exercisable for a term of five years from the issue date of the Warrant, at an exercise price of $1.10 per share.

On December 20, 2011, the Company issued convertible promissory notes (the “December 2011 Notes”) to Stanley Hostler and Summit (collectively, the “December 2011 Noteholders”), in an aggregate principal amount equal to $750,000. On April 16, 2012, the Company issued convertible promissory notes (the “April 2012 Notes”) to Hostler, Summit, Scott Segal, Virginia Child, Nancy Turner and Leo Harris (collectively, the “April 2012 Noteholders”), in an aggregate principal amount equal to $640,000. On September 25, 2012, the Company issued convertible promissory notes (the “September 2012 Notes”) to Hostler, Segal, Harris, Ed Roberson, Summit, Steven and Nancy Turner, and Child (collectively, the “September 2012 Noteholders”), in an aggregate principal amount equal to $593,216. On November 30, 2012, the Company issued convertible promissory notes (the “November 2012 Notes,” together with the “December 2011 Notes,” the “April 2012 Notes,” and the “September 2012 Notes” collectively, the “Related Party Notes”) to Hostler, Harris, Summit, Child, Carl Hostler and Brian Prim (the “November 2012 Noteholders” together with the “December 2011 Noteholders,” the “April 2012 Noteholders,” and the “September 2012 Noteholders” collectively the “Related Party Noteholders”) in an aggregate principal amount equal to $915,000. Each Related Party Note was previously amended to extend the original maturity date set forth in such Related Party Note. On March 22, 2013, the Company and each of the Related Party Noteholders amended each of the Related Party Notes to further extend the maturity dates to May 31, 2013. In exchange for the agreement by the Related Party Noteholders to extend the maturity date, the Company agreed to reduce the conversion price set forth in such Related Party Notes from $2.00 to $0.50 per share.

43

On April 5, 2013, the Company, issued and sold an aggregate of 280,000 shares (the "El Coronado Shares") of the Company’s common stock and a warrant (as defined below) to purchase 210,000 shares of common stock for aggregate gross proceeds of $140,000 to El Coronado in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated April 5, 2013 (the "El Coronado SPA"). The warrant (the “El Coronado Warrant”) is exercisable for a term of five years from the issue date of the El Coronado Warrant, at an exercise price of $1.10 per share. The Company paid cash commissions equal to $11,200 in connection with the sale of the El Coronado Shares and the El Coronado Warrant.

On May 1, 2013, the Company and El Coronado extended the maturity date of the January 3, 2013 convertible promissory note an additional 60 days to May 31, 2013.

As of June 30, 2013, the Company entered into conversion agreements (the "Conversion Agreements") with the Related Party Noteholders who held an aggregate principal amount of $3,003,216 in Related Party Notes (the "Existing Notes") pursuant to which the Company agreed to issue 5 year warrants (the “Conversion Warrants”) to purchase up to 75% of the number of shares of common stock into which the Existing Notes were convertible, at an exercise price of $1.10 per share, provided that the conversion of the Existing Notes was exercised on or prior to June 30, 2013. In accordance with the terms and conditions of the Conversion Agreements, on June 30, 2013 the Related Party Noteholders notified the Company of their desire to convert the Existing Notes into an aggregate of 6,663,199 shares (the “Conversion Shares”). On July 23, 2013 and July 29, 2013, the Company issued the Conversion Shares and Conversion Warrants to purchase up to an aggregate of 4,997,400 shares of common stock.

On July 29, 2013, the Company issued a promissory note for $500,000 and a warrant to purchase up to 375,000 shares of the Company’s common stock to El Coronado and entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado.

On August 6, 2013, the Company and Steven and Nancy Turner extended the maturity date of the September 25, 2012 convertible promissory note to December 31, 2013. The note was repaid in full on December 19, 2013.

On August 6, 2013, pursuant to the terms and conditions of a Note and Warrant Purchase Agreement, with Summit Resources the Company issued a promissory note in an aggregate principal amount of $600,000 to Summit. As of the issue date of the note, an aggregate of $600,000 was advanced to the Company against the note. In addition to the note, the Company agreed to issue warrants to purchase up to 250,000 shares of common stock of the Company at an exercise price of $1.10 per share, for each $150,000 borrowed against the note. As of the issue date of the note the Company issued warrants to purchase 1,000,000 shares of common stock to Summit.

On September 11, 2013, the Company issued a promissory note for $315,000 and a warrant to purchase up to 236,250 shares of the Company’s common stock to El Coronado and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado.

On September 20, 2013, the Company issued a promissory note for $300,000 and a warrant to purchase up to 225,000 shares of the Company’s common stock to El Coronado and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado.

On October 7, 2013, the Company issued a promissory note for $125,000 and a warrant to purchase up to 93,750 shares of the Company’s common stock to Summit and, entered into a Note and Warrant Purchase Agreement by and between the Company and Summit. On November 1, 2013, the note converted into 1.26 Units issued in the Offering consisting of common stock and warrants issued in connection with the conversion of the principal and interest underlying the note.

On October 25, 2013, the Company issued a promissory note for $125,000 to El Coronado and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado. On December 30, 2013, the note converted into 1.53 Units issued in the Offering consisting of common stock and warrants issued in connection with the conversion of the principal and interest underlying the note.

On October 25, 2013, the Company issued a promissory note for $150,000 to Summit and, entered into a Note and Warrant Purchase Agreement by and between the Company and Summit Resources, Inc. On December 30, 2013, the note converted into 1.5 Units issued in the Offering consisting of common stock and warrants issued in connection with the conversion of the principal and interest underlying the note.

On November 1, 2013, the Company issued 100,000 shares of common stock to El Coronado for aggregate proceeds of $50,000. The issuance also included two warrants, (a) a 1 year warrant to purchase 100,000 shares of common stock at an exercise price of $0.50 per share and (b) a 5 year warrant to purchase 50,000 shares of common stock at an exercise price of $0.75 per share

During 2014, the Company received advances equal to an aggregate of $265,000 from Stanley Hostler, a director of the Company. The Company has repaid $125,000 to Stanley Hostler. No terms of repayment have been specified on the remaining aforementioned advances as of the date of this prospectus.

44

On May 22, 2014 and October 10, 2014, the Company received advances equal to $30,000 from Steve and Nancy Turner, our Chief Executive Officer and director of the Company and his spouse. The Company has repaid $20,000 to Steve Turner. No terms of repayment have been specified on the remaining aforementioned advance as of the date of this prospectus.

On October 10, 2014, the Company received an advance equal to an aggregate of $25,000 from Rod Jackson, a director of the Company. The Company has repaid $25,000 to Rod Jackson.

In October 2014, the Company received an advance equal to an aggregate of $165,000 from Steve Antoline, a director of the Company. The Company has repaid $165,000 to Steve Antoline.

On October 27, 2014, the Company received an advance equal to an aggregate of $25,000 from Josiah Austin a director of the Company. The Company has repaid $25,000 to Josiah Austin.

On March 17, 2014, the Company received an advance equal to $175,000 from El Coronado Holdings, Inc. (“El Coronado”). Josiah Austin is the managing member of El Coronado and a director of the Company. On April 2, 2014, in exchange for the advance, the Company entered into a Note Purchase Agreement, and issued a convertible one-year promissory note to El Coronado, in the aggregate principal amount of $175,000 to accrue simple interest at the rate of 10% per annum in an offering of up to $2M (each a “Spring 2014 Related Party Note”). Each $100,000 of outstanding principal and accrued unpaid interest underlying the Spring 2014 Related Party Note is automatically convertible into units consisting of 153,846 shares of common stock and warrants to purchase 76,923 shares of common stock at an exercise price of $0.98 per share or such alternate conversion rate as shall be consistent with the terms of a subsequent financing of the Company of at least $2 million in gross proceeds. On April 2, 2014, May 9, 2014, May 15, 2014, May 29, 2014, June 9, 2014, June 20, 2014, June 30, 2014, July 11, 2014, August 14, 2014 and September 11, 2014, the Company issued Spring 2014 Related Party Notes for $175,000, $150,000, $50,000, $175,000, $150,000, $25,000, $200,000, $120,000, $170,000 and $160,000 to El Coronado Holdings. These notes were converted to Preferred Stock on October 31, 2014.

On April 25, 2014, the Company issued a Spring 2014 Related Party Notes for $100,000 to Scott Segal, a director of the Company. On May 22, 2014, July 30, 2014 and September 11, 2014, the Company issued Spring 2014 Related Party Notes for $50,000, $75,000 and $40,000, respectively, to Leo Harris, a director of the Company. These notes were converted to Preferred Stock on October 31, 2014.

On March 26, 2014, April 10, 2014 and April 25, 2014, the Company received an advance equal to $400,000, $200,000 and $50,000 respectively from Summit Resources, Inc. (“Summit”). On April 2, April 11 and May 30, 2014, in exchange for advances, the Company entered into a Note and Warrant Purchase Agreement and issued (a) one-year promissory notes to Summit in an aggregate principal amount of $650,000 to accrue simple interest at the rate of 10% per annum and (b) five-year warrants to purchase up to 650,000 shares of common stock at an exercise price of $0.80 per share. On July 8, 2014, the Company issued an additional one-year promissory note to Summit in an aggregate principal amount of $300,000 to accrue simple interest at the rate of 10% per annum and (b) five-year warrants to purchase up to 300,000 shares of common stock at an exercise price of $0.80 per share. On July 18, the Company received an additional $65,000 from Summit. On August 1, 2014, the Company issued an additional one-year promissory note to Summit in an aggregate principal amount of $65,000 to accrue simple interest at the rate of 10% per annum and a five year warrant to purchase up to 65,000 shares of common stock at an exercise price of $0.80 per share. On August 21, 2014, the Company issued an additional one-year promissory note to Summit in an aggregate principal amount of $150,000 to accrue simple interest at the rate of 10% per annum and a five year warrant to purchase up to 150,000 shares of common stock at an exercise price of $0.80 per share. On September 2, 2014, the Company issued an additional one-year promissory note to Summit in an aggregate principal amount of $175,000 to accrue simple interest at the rate of 10% per annum and a five year warrant to purchase up to 175,000 shares of common stock at an exercise price of $0.80 per share. On September 26, 2014, the Company issued an additional one-year promissory note to Summit in an aggregate principal amount of $75,000 to accrue simple interest at the rate of 10% per annum and a five year warrant to purchase up to 75,000 shares of common stock at an exercise price of $0.80 per share. The company has repaid $250,000 plus interest to Summit related to the August 28, 2014 and September 26, 2014 notes.

On March 20, 2015, the Board authorized the conversion of an aggregate of $341,084.81 principal amount of, and $192,784.63 of accrued interest on promissory notes issued by the Company to Summit, the president of which is Steven Antoline, who is a director of the Company and an affiliate of Summit, and $16,392.14 of accounts payable by the Company to Summit, into 2,201,046 units of securities, each unit consisting of one share of the Company’s Common Stock and a five-year warrant to purchase one-half share of Common Stock, at an exercise price of $0.50 per whole share, at a conversion price of $0.25 per unit. The issuance of these shares and warrants was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

On April 6, 2015, the Company issued a warrant to purchase 1,630,000 shares of Common Stock of the Company to Summit. Such warrant has a term of five years and an exercise price of $0.45 per share. The issuance of this warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

In 2015, the Company received advances equal to an aggregate of $133,000 from Leo Harris a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

In 2015, the Company received advances equal to an aggregate of $415,000 from Stanley Hostler a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

On January 30, 2015, the Company received an advance equal to an aggregate of $25,000 from Steve and Nancy Turner, our Chief Executive Officer and director of the Company and his spouse. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

In 2015, the Company received advances equal to an aggregate of $165,000 from Steve Antoline, a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this Memorandum.

On March 3, 2015, the Company received an advance equal to an aggregate of $20,000 from Ed Roberson, a director of the Company. No terms of repayment have been specified on the aforementioned advance as of the date of the prospectus.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 10, 2015, with respect to the holdings of common stock (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this filing. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 109,198,233 shares of common stock, plus, for each individual, any securities that individual has the right to acquire within 60 days of April 10, 2015.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Title	Beneficially Owned		Percent of Class
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	2,671,525	(1)	2.43%
Stanley Hostler	Secretary and Director	9,705,221	(2)	8.60%
	Chief Financial Officer
Matthew Powell	Director of Research & Development and Chief Science Officer	240,000	(4)	*
Greg Kilby	Chief Bioanalytics Officer	46,875	(5)	*
Steven O’Loughlin	Vice President of Corporate Finance and Development	74,861	(6)	*
Steve Antoline	Director	16,878,754	(7)	14.19%
Leonard Harris	Director	4,189,957	(8)	3.79%
Ed Roberson	Director	543,966	(9)	*
Scott Segal	Director	3,461,482	(10)	3.14%
Josiah T. Austin	Director	22,383,459	(13)	19.07%
Officers and Directors as a Group (total of 10 persons)		60,196,100		44.82%

5% Stockholders
El Coronado Holdings, LLC		22,263,627	(14)	18.99%
Summit Resources, Inc.	-	14,278,039	(15)	12.11%

*	Represents beneficial ownership under 1%.

(1)	Includes 2,153,372 shares of common stock, 168,153 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.

(2)	Includes 3,454,390 shares of common stock, 1,630,204 shares of common stock to be acquired upon the exercise of warrants and 766,000 shares of common stock to be acquired upon the exercise of stock options. Also includes 2,481,659 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 1,113,422 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.

(3)

(4)	Includes 240,000 shares of common stock to be acquired upon the exercise of stock options.

46

(5)	Includes 46,875 shares of common stock to be acquired upon the exercise of stock options.

(6)	Includes 74,861 shares of common stock to be acquired upon the exercise of stock options.

(7)	Includes 1,514,048 shares of common stock and 986,667 shares of common stock to be acquired upon the exercise of warrants owned of record by the Steve A. Antoline 2006 Irrevocable Trust (the “Antoline Trust”). Also includes 5,615,503 shares of common stock and 8,662,536 shares of common stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Antoline Trust and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Antoline Trust and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by the Antoline Trust and Summit Resources, Inc. Includes 100,000 shares of common stock to be acquired upon the exercise of stock options.

(8)

Includes 2,856,735 shares of common stock, 883,222 shares of common stock to be acquired upon the exercise of warrants and 450,000 shares of common stock to be acquired upon the exercise of stock options.

(9)

Includes 167,600 shares of common stock, 117,260 shares of common stock to be acquired upon the exercise of warrants and 141,250 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock and warrants to purchase 50,000 shares of common stock owned of record by Morgan Keegan & Co, Inc., an IRA account of Ed Roberson.

(10)

Includes 2,386,177 shares of common stock, 725,305 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.

(11)

Includes 14,229,810 shares of common stock and 8,033,816 shares of common stock to be acquired upon the exercise of warrants. Also includes 119,833 shares of common stock to be acquired upon the exercise of stock options held by Josiah T. Austin. Josiah T. Austin is a managing member of El Coronado Holdings and a director of the Company and may be deemed to have voting and investment control over these securities.

(12)

Includes 14,229,810 shares of common stock and 8,033,816 shares of common stock to be acquired upon the exercise of warrants. Josiah T. Austin is a managing member of El Coronado Holdings and a director of the Company and may be deemed to have voting and investment control over these securities.

(13)

Includes 5,615,503 shares of common stock and 8,662,536 shares of common stock to be acquired upon the exercise of warrants. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.

47

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an active trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares of common stock and shares of common stock issuable upon exercise of warrants, when sold pursuant to this prospectus, will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. As of April 10, 2015, our directors and executive officers held a total of approximately 35,075,462 shares or approximately 32% of the common stock outstanding as of that date.

36,625,415 shares of our outstanding common stock that are not registered under the registration statement of which this prospectus is a part and have not been registered under another registration statement will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted are available for sale in the public market under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

Sale under Rule 144 by affiliates, whether of restricted or non-restricted shares, include requirements for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

DESCRIPTION OF SECURITIES

General

We are presently authorized under our Certificate of Incorporation to issue 200,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share.  The following description of our common stock is only a summary and is subject to and qualified by our Certificate of Incorporation and By-Laws, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Delaware.

As of December 1, 2014, our stockholders approved an amendment to the Company’s Certificate of Incorporation (to be filed within 12 months of September 4, 2014, unless the Company’s Board of Directors determines, in its sole discretion, to not file the Certificate of Amendment) to increase the total authorized number of shares of our common stock from 200,000,000 to 250,000,000. This amendment has not yet been filed.

Common stock

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividends. Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

48

Liquidation. In the event of the liquidation, dissolution or winding up of our business, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock we may decide to issue in the future.

Rights and Preferences. Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this filing, no shares of preferred stock are outstanding. Our board of directors has the authority, without any vote or action by the stockholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the board of directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the board of directors.

While we do not currently have any plans for the issuance of any preferred stock, the issuance of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

The Company has reserved 4,150,000 shares of common stock for issuance under the 2002 Equity Incentive Plan and 5,000,000 shares of common stock under the 2013 Equity Incentive Plan (collectively, the “Plans”). As of April 10, 2015, the Company had granted options to purchase a total of 7,819,750shares of common stock under the Plans, of which 4,986,965 shares have vested as of the date hereof, at the exercise prices set forth below:

(i)	159,000 shares of common stock at an exercise price of $0.50 per share.

(ii)	635,000 shares of common stock at an exercise price of $0.53 per share.

(iii)	4,055,000 shares of common stock at an exercise price of $0.55 per share.

(iv)	320,000 shares of common stock at an exercise price of $0.80 per share.

(v)	310,000 shares of common stock at an exercise price of $1.25 per share.

(vi)	2,126,000 shares of common stock at an exercise price of $1.50 per share.

(vii)	214,750 shares of common stock at an exercise price of $2.00 per share.

49

Warrants

As of April 10, 2015, there are warrants to purchase a total of 60,499,561shares of common stock outstanding at the exercise prices set forth below:

(i)	3,104,145 shares of common stock at an exercise price of $0.25 per share

(ii)	14,831,098 shares of common stock at an exercise price of $0.375 per share.

(iii)	1,730,000 shares of common stock at an exercise price of $0.45 per share.

(iv)	1,100,523 shares of common stock at an exercise price of $0.50 per share.

(v)	11,065,144 shares of common stock at an exercise price of $0.75 per share.

(vi)	1,415,000 shares of common stock at an exercise price of $0.80 per share.

(vii)	19,054,350 shares of common stock at an exercise price of $1.10 per share.

(viii)	263,750 shares of common stock at an exercise price of $1.12 per share.

(ix)	6,540,842 shares of common stock at an exercise price of $2.00 per share.

(x)	98,320 shares of common stock at an exercise price of $2.20 per share.

(xi)	1,296,389 shares of common stock at an exercise price of $2.25 per share.

$2.25 Warrants

Each $2.25 warrant is exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof.

$1.10 Warrants

Each $1.10 warrant is exercisable for a term of five years from the issue date issuance at an exercise price of $1.10 per share.

Winter 2013 Investor Warrants and Placement Agent Warrants

A Warrants

Each A Warrant entitles the holder (the “A Warrant Holder”) to purchase from time to time the number of shares of common stock (the “A Warrant Shares”) equal to 100% of the number of shares purchased by the A Warrant Holder in the winter 2013 offering, at an exercise price of $0.45 per share (the “A Warrant Exercise Price”) (reflecting an anti-dilution adjustment from $0.50 per share as a result of our winter 2014 offering) in whole or in part from time to time after the date of issuance of the A Warrant until 5:00 p.m. Eastern time on the first anniversary of the termination of the winter 2013 offering (the “A Warrant Exercise Period”). Commencing at any time after the date on which after the common stock closing bid price reported by Bloomberg LP remains at an amount over $1.25 per share (as adjusted for forward or reverse stock splits, stock dividends or other similar proportionately-applied change) for at least thirty (30) consecutive trading days (the “Call Condition”), the Company shall have the right, upon 30 days’ notice to the A Warrant Holder given not later than ten trading days after the date on which the Call Condition is satisfied (the “Redemption Notice”) to redeem the number of A Warrant Shares specified in the Redemption Notice, less any amount previously exercised, at a price of $0.01 per A Warrant Share (the “Redemption Price”), on the date set forth in the Redemption Notice, but in no event earlier than 30 days following the date of the receipt by the A Warrant Holder of the Redemption Notice (the “Redemption Date”). The A Warrant Holder may exercise the A Warrant at any time (in whole or in part) prior to the Redemption Date. Any portion of the A Warrant that is subject to the Call Condition which is not exercised by 5:30 p.m. (Eastern time) on the Redemption Date shall no longer be exercisable and shall be returned to the Company (and, if not so returned, shall automatically be deemed canceled), and the Company, upon its receipt of the unexercised portion of the A Warrant, shall issue therefore in full and complete satisfaction of its obligations under such called but unexercised portion of the A Warrant to the A Warrant Holder an amount equal to the number of shares of common stock called but remaining unexercised multiplied by the Redemption Price. The Redemption Price shall be mailed to such A Warrant Holder at its address of record, and the A Warrant shall be canceled. In the event that prior to the expiration of the purchase rights under the A Warrant by exercise or by the terms of the A Warrant, the Company effects a Fundamental Transaction, then, upon any subsequent exercise of the A Warrant, the A Warrant Holder shall have the right to receive, for each A Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Alternate Consideration receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of common stock for which the A Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the A Warrant Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the A Warrant Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

50

B Warrants

Each B Warrant entitles the holder (the “B Warrant Holder”) to purchase from time to time the number of shares of common stock (the “B Warrant Shares”) equal to 50% of the number of shares purchased by the B Warrant Holder in the winter 2013 offering, at an exercise price of $0.64 per share (the “B Warrant Exercise Price”) (reflecting an anti-dilution adjustment from $0.50 per share as a result of our winter 2014 offering) in whole or in part from time to time after the date of issuance of the B Warrant until 5:00 p.m. Eastern time on the fifth anniversary of the termination of the winter 2013 offering (the “B Warrant Exercise Period”). The B Warrant contains a cashless exercise provision.

In the event that prior to the expiration of such purchase rights by exercise or by the terms of the B Warrant, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of the B Warrant, the B Warrant Holder shall have the right to receive, for each B Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of common stock for which the B Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the B Warrant Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the B Warrant Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

Placement Agent Warrants

At each closing of the winter 2013 offering, the Company agreed to issue to the Placement Agent and or its designee(s) warrants equal to 10% (ten percent) of the shares of common stock and shares underlying the investor warrants sold in the winter 2013 offering. The winter 2013 placement agent warrants have an exercise price equal to the lowest price per share of the shares or investor warrants. The winter 2013 placement agent warrants otherwise contain the same terms as the investor warrants including that the winter 2013 placement agent warrants will not be callable for five years, contain a cashless exercise provision and registration rights in respect of the shares of common stock underlying the winter 2013 placement agent warrants, and have an exercise price of $0.25 per share (which we agreed with the Placement Agent to reduce from $0.75 per share as a result of our winter 2014 offering).

Winter 2014 Investor Warrants and Placement Agent Warrants

During the fourth quarter of 2014 and the first quarter of 2015, the Company sold approximately 74.151 units of its securities in a private placement offering that included three-year warrants to purchase 200,000 shares of our common stock at an exercise price of $0.375 per share. Commencing at any time after the date on which closing bid price of our common stock remains at or over $1.00 per share for at least twenty consecutive trading days, the Company will have the right, upon 45 days’ notice to the warrant holder given not later than 45 trading days after the date on which the price condition is satisfied, to redeem the number warrant shares at a price of $0.01 per share, but in no event earlier than 45 days following the date of the receipt by the holder of the redemption notice. Any portion of a warrant that is subject to the redemption that is not exercised by the redemption date will no longer be exercisable.

The Company also issued a warrant to the placement agent in this offering to purchase an aggregate of 3,104,145 shares of Common Stock at exercise price equal to $0.25 per share.

51

Convertible Debt

As of April 14, 2015, the Company has a total of $184,727 in outstanding convertible debt consisting of $174,726 principal and $10,000 in accrued interest as of the date hereof, convertible into a total of 257,363 shares of common stock and comprised of the following:

—	$100,000 in convertible debt issued in April 2012 to the West Virginia Jobs Investment Trust Board as part of an original 3-month note in the amount of $400,000. The note bears interest at 10% providing for monthly interest-only payments starting May 2012 through June 2012, then final interest and principal payments due July 2012. The note includes a stock warrant for 88,889 shares. On June 18, 2012, the West Virginia Jobs Investment Trust Board signed an addendum to the note agreeing to extend the maturity date by 90 days to October 15, 2012. On March 11, 2013, the West Virginia Jobs Investment Trust Board approved an additional deferral of principal and interest until May 15, 2013 and reduced the price of converting into common stock to $0.50 per share. Subsequently the West Virginia Jobs Investment Trust Board further extended the maturity date until October 15, 2013. In November 2013 the West Virginia Jobs Investment Trust Board was paid $100,000 and the final $100,000 of the principal amount had its maturity date extended to January 15, 2014. An executive member of the West Virginia Jobs Investment Trust Board is a board member of the Company. Pursuant to the terms of the note, $200,000 of the principal amount is to be repaid in cash only.

—	$74,726 in convertible debt issued on May 24, 2012 to the West Virginia High Technology Consortium Foundation (“WVHTCF”) issued as a 30-month note in the amount of $200,000. The note bears interest at 8% providing for 25 monthly principal and interest payments of $9,001 starting December 2012 through November 2014, then final interest and principal payments due December 2014. The note is secured by a security interest in certain equipment and machinery owned by the Company pursuant to a security agreement dated May 24, 2012 in favor of WVHTCF, as amended by that certain Intercreditor Agreement dated June 11, 2012. In its sole discretion, at any time during the term of the WVHTCF note, elect to convert all or any portion of the unpaid principal and accrued interest due and payable under the WVHTCF note, into shares of common stock at an initial conversion price of $2.00 per share (the “WVHTCF Conversion Price”) subject to certain adjustments. In addition, if the Company issues any shares of common stock for a per share purchase price that is less than the WVHTCF Conversion Price then in effect (the “Original Conversion Price”), then the Original Conversion Price shall be reduced concurrently with such issue to a price determined by multiplying such Original Conversion Price by a fraction (x) the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issue plus the number of shares of common stock which the aggregate consideration received by the Company for the total number of additional shares of common stock so issued would purchase at such Original Conversion Price, and (y) the denominator of which shall be the number of shares of common stock outstanding immediately prior to such issue plus the number of such additional shares of common stock so issued; provided, that, all shares of common stock issuable upon conversion of convertible securities shall be deemed to be outstanding. The WVHTCF Note is secured by a first lien interest, shared with the West Virginia Economic Development Authority (“WVEDA”), in all of the Company’s right, title and interest in and to the Collateral pursuant to the terms and conditions of a Security Agreement, dated May 24, 2012 by and between the Company and WVHTCF. On April 1, 2015, the Company and WVHTCF entered into the First Amendment to Promissory Note; whereby, the original note was modified so that principal balance of $74,726.08 is payable in nine monthly installments and the next payment of $8,789.37 is due on April 15, 2015.

Anti-Dilution Rights

•	An aggregate of 527,500 shares of the Company’s common stock are subject to full ratchet anti-dilution rights in the event the Company issues any shares of common stock less than $2.00 per share until October, 2015 at the latest requiring the Company to issue an additional number of shares to such holders as may be required so that the purchase price paid for the shares shall be equal to the subsequent lower purchase price at which shares were issued by the Company; provided however, that shares shall not be issued at a purchase price that is less than $1.00 per share. As of the date hereof, the Company has issued 527,500 additional shares of common stock to such holders in accordance with this provision at the $1.00 floor price and is therefore not obligated to issue any additional shares of common stock to such holders.

An additional 263,750 shares of common stock underlying outstanding warrants are also subject to full ratchet price protection, expiring October, 2015 which provide that if the Company issues or sells additional shares of common stock, for consideration that is less than $2.00, on the date of and immediately prior to the issuance or sale, the exercise price, then in effect, will be reduced concurrently with the issuance or sale to a price equal to the lowest price per share at which any additional share of common stock is issued or sold; provided, however, that in no event shall the exercise price be reduced to a price that is less than $1.12 per share.

52

•

Pursuant to the terms of the winter 2013 offering, an aggregate of 12,341,197 shares of the Company’s common stock are subject to full ratchet anti-dilution rights until the earlier of (1) five years from the closing date on which the purchaser received the securities or (2) the date on which any purchaser no longer owns shares of common stock sold in the Winter 2013 Offering, if the Company issues or sells any shares of common stock or any common stock Equivalent pursuant to which shares may be acquired at a price less than $0.50 per share (the “Base Price”) (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction) (each a “Dilutive Issuance”), the Company shall be required to issue additional shares of common stock to each purchaser, for no additional consideration, in an amount sufficient such that the pro rata portion of the Purchase Price paid by such purchaser for the shares of common stock then held, when divided by the total number of shares of common stock then held by such purchaser plus those shares of common stock issued as a result of the Dilutive Issuance will equal the Base Price. As a result of the winter 2014 offering, the Company was required to issue 10,122,067 additional shares of common stock to these investors.

Additionally, the exercise price of the A Warrants and B Warrants issued in the Winter 2013 Offering will be reduced on a weighted average basis if common stock is issued at a price less than the Base Price, until December 2014 and December 2018, respectively. As a result of the winter 2014 offering, the Company the exercise price of the A Warrants and B Warrants issued in the Winter 2013 Offering was reduced to $0.446 and $0.642, respectively.

•	In connection with the winter 2014 offering, the Company has agreed to adjust the exercise price of the warrants to purchase 3,302,826 shares of common stock issued to the winter 2014 placement agent in connection with the winter 2013 offering to an exercise price of $0.25 per share.

•	The winter 2014 investor warrants and placement agent warrants have weighted-average anti-dilution protection.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Seven of our Certificate of Incorporation (“Article Seven”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Seven also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the DGCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Under Article Eight of our Certificate of Incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

53

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

EXPERTS

Schneider Downs & Co., Inc., an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2014 and 2013, as set forth in report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Schneider Downs & Co., Inc., given on their authority as experts in accounting and auditing.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by CKR Law LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports and other information with the Commission.  You can read our filings over the Internet at the Commission’s website at www.sec.gov.  You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition you can find more information about us on our website at https://proteabio.com.

54

PROTEA BIOSCIENCES GROUP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Protea Biosciences Group, Inc.

We have audited the accompanying consolidated balance sheets of Protea Biosciences Group, Inc. and subsidiaries (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, cash flows and shareholders’ equity for each of the years in the two-year period ended December 31, 2014 and December 31, 2013. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protea Biosciences Group, Inc. as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 and December 31, 2013, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s products are being developed and have not generated significant revenues. As a result, the Company has suffered recurring losses and its liabilities exceed its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SCHNEIDER DOWNS& CO., INC.

Pittsburgh, Pennsylvania

February 13, 2015

F-2

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Balance Sheets

See Accompanying Notes to Financial Statements

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$322,877	$1,086,330
Trade accounts receivable, net	273,914	216,864
Other receivables	119,230	435,278
Inventory	161,301	465,334
Prepaid expenses	54,022	304,696
Total current assets	931,344	2,508,502

Property and equipment, net	2,960,090	2,886,176

Other noncurrent assets	136,693	23,249

Total Assets	$4,028,127	$5,417,927
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities on short and long-term debt	$1,457,800	$1,054,053
Accounts payable	1,253,385	759,021
Bank line of credit	3,000,000	2,725,000
Loans payable to stockholders, net of discount	1,381,498	465,883
Derivative liabilities	154,058	623,587
Obligation related to the letter of credit, net of discount	-	151,981
Other payables and accrued expenses	518,821	1,069,167
Total current liabilities	7,765,562	6,848,692

Long-term debt - net of current portion	1,817,237	1,580,260

Stockholders' Equity:
Preferred stock ($.0001 par value; 10,000,000 shares authorized; 3,337,725 and none issued or outstanding at December 31, 2014 and December 31, 2013)	334	-
Common stock ($.0001 par value; 200,000,000 shares authorized; 66,588,600 and 65,442,735 shares issued and outstanding at December 31, 2014 and December 31, 2013)	6,659	6,545
Additional paid in capital	64,305,743	55,351,613
Accumulated deficit	(69,867,118)	(58,392,348)
Accumulated other comprehensive (loss) income	(290)	23,165
Total Stockholders' Equity (Deficit)	(5,554,672)	(3,011,025)
Total Liabilities and Stockholders' Equity	$4,028,127	$5,417,927

F-3

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Operations and Total Comprehensive Loss

See Accompanying Notes to Financial Statements

	For the Year Ended December 31,	For the Year Ended December 31,
	2014	2013

Gross revenue	$1,768,312	$1,223,492
Cost of revenue	(871,904)	(932,780)
Gross profit	896,408	290,712

Selling, general, administrative expenses	(8,736,478)	(7,842,673)
Research and development expense	(2,853,078)	(2,772,926)
Loss from operations	(10,693,148)	(10,324,887)

Other income (expense):
Interest and exchange income (expense)	27,072	13,129
Interest expense	(745,277)	(746,159)
Debt conversion cost	-	(724,623)
Loss on asset disposal	(19,144)	(15,116)
Gain on subsidary sale	1,245,712	-
Change in fair value of derivative	(1,289,985)	379,986
Total other income (expense)	(781,622)	(1,092,783)

Loss before income taxes	(11,474,770)	(11,417,670)
Income taxes	-	-

Net loss	(11,474,770)	(11,417,670)
Foreign currency translation adjustment	(23,455)	29,568
Total comprehensive loss	$(11,498,225)	$(11,388,102)

Net loss per share - basic and diluted	$(0.17)	$(0.25)
Weighted average number of shares outstanding - basic and diluted	67,762,628	45,044,638

F-4

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Stockholders' Equity (Deficit)

See Accompanying Notes to Financial Statements

	Stock Par Value Common $0.0001 (1)		Additional Paid	Accumulated	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	in Capital	Deficit	Income (Loss)	(Deficit)
December 31, 2012	31,879,247	$3,188	$39,074,062	$(46,974,678)	$(6,403)	$(7,903,831)
Issuance of stock for cash (net of issuance cost of $1,826,718)	21,164,846	2,116	8,753,589	-	-	8,755,705
Issuance of stock upon conversion of convertible debentures	11,289,895	1,130	5,643,818	-	-	5,644,948
Issuance of stock for services	581,247	58	299,936	-	-	299,994
Issuance of stock under anti-dilution provision	527,500	53	(53)	-	-	-
Stock-based compensation expense	-	-	872,967	-	-	872,967
Stock warrants issued as part of convertible debentures	-	-	763,659	-	-	763,659
Stock warrants issued for related party debt and letter of credit	-	-	304,390	-	-	304,390
Stock warrants issued to placement agent	-	-	597,133	-	-	597,133
Recognition of derivative liabilities	-	-	(957,888)	-	-	(957,888)
Net loss	-	-	-	(11,417,670)	-	(11,417,670)
Foreign currency translation adjustment	-	-	-	-	29,568	29,568
December 31, 2013	65,442,735	$6,545	$55,351,613	$(58,392,348)	$23,165	$(3,011,025)

F-5

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Stockholders' Equity (Deficit)

See Accompanying Notes to Financial Statements

	Stock Par Value Preferred $0.0001		Stock Par Value Common $0.0001		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	(Deficit)
December 31, 2013	-	$-	65,442,735	$6,545	$55,351,613	$(58,392,348)	$23,165	$(3,011,025)
Issuance of preferred stock for cash (net of issuance cost of $814,604)	2,264,238	227	-	-	3,713,645	-	-	3,713,872
Issuance of preferred stock upon conversion of convertible debentures	1,073,487	107	-	-	2,146,868	-	-	2,146,975
Issuance of stock for services (net of issuance cost of $105,168)	-	-	1,112,348	111	880,262	-	-	880,373
Stock options exercised	-	-	25,000	2	19,263	-	-	19,265
Stock warrants exercised	-	-	8,517	1	(1)	-	-	-
Stock-based compensation expense	-	-	-	-	283,481	-	-	283,481
Stock warrants issued for services and debt	-	-	-	-	150,409	-	-	150,409
Stock warrants issued to placement Agent	-	-	-	-	(1,861)	-	-	(1,861)
Recognition of derivative liabilities	-	-	-	-	(9,298)	-	-	(9,298)
Anti-dilution shares to be issued	-	-	-	-	1,771,362	-	-	1,771,362
Net loss	-	-	-	-	-	(11,474,770)		(11,474,770)
Foreign currency translation adjustment	-	-	-	-	-	-	(23,455)	(23,455)
December 31, 2014	3,337,725	$334	66,588,600	$6,659	$64,305,743	$(69,867,118)	$(290)	$(5,554,672)

F-6

PROTEA BIOSCIENCES GROUP, INC.

Consolidated Statements of Cash Flows (Unaudited)

See Accompanying Notes to Financial Statements

	For the Year Ended December 31,	For the Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(11,474,770)	$(11,417,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	825,780	844,888
Non-cash compensation	283,481	872,967
Issuance of common stock and warrants for services	1,035,462	345,678
Issuance of preferred and common stock for accrued interest	70,976	372,232
Accretion of convertible debenture discount	192,421	137,552
Debt conversion costs associated with inducement	-	724,623
Loss on disposal of fixed assets	19,144	15,116
Gain on subsidiary sale	(1,245,712)	-
Bad debt expense	3,000	4,000
Expense (income) from change in fair value of derivative	1,289,985	(379,986)
Net change in assets: Decrease (increase)
Trade accounts receivable	(60,050)	(93,143)
Prepaid expenses	235,877	(275,129)
Other receivables	(198,081)	(127,038)
Inventory	304,033	439,852
Net change in liabilities: Increase (decrease)
Trade accounts payable	810,598	(1,989,467)
Other payables and accrued expenses	575,043	304,707
Net cash used in operating activities	(7,332,813)	(10,220,818)

Cash flows from investing activities:
Purchase of and deposits on equipment	(413,806)	(478,899)
Proceeds from sale of equipment	6,000	1,000
Proceeds from subsidiary sale	586,638	-
Cash divested from subsidary sale	(63,185)
Net cash provided by/used in investing activities	115,647	(477,899)

Cash flows from financing activities:
Net advances on bank line of credit	275,000	-
Proceeds from sale of preferred stock, net	3,713,872	-
Proceeds from sale of common stock, net	13,750	9,352,837
Proceeds from short and long-term debt	536,000	1,994,500
Proceeds from shareholder debt	3,595,000	1,000,000
Repayment of shareholder, short and long-term debt	(1,420,351)	(858,157)
Proceeds from Obligation related to the Letter of Credit	-	600,000
Repayment of Obligation related to the Letter of Credit	(238,695)	(361,305)
Financing costs	-	-
Net cash provided by financing activities	6,474,576	11,727,875

Effect of exchange rate changes on cash	(20,863)	29,568

Net (decrease) increase in cash	(763,453)	1,058,726
Cash, beginning of period	1,086,330	27,604

Cash, end of period	$322,877	$1,086,330

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$319,947	$383,288

Supplemental disclosure of non-cash investing and financing activities:
Financed equipment	$501,917	$477,817
Debt converted to company stock	$2,146,976	$5,644,948
Common stock shares issuable	$1,771,362	$-

F-7

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

1. Description of Company and Nature of Business

Protea Biosciences Group, Inc. (referred to as “Protea”, “the Company”, “we”, “us” and “our”) is an emerging growth, molecular information company providing innovative bioanalytical technologies and capabilities to the pharmaceutical, diagnostic and life science industries. "Molecular information" refers to the generation and bioinformatic processing of very large data sets, obtained by applying the Company's technology to identify and characterize the proteins, metabolites, lipids and other biomolecules which are the products of all living cells and life forms.

The Company is applying its technology to the development of next generation "direct molecular imaging" technology and service capabilities that support pharmaceutical and life science research, and enable more rapid and comprehensive molecular profiling of human disease.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Protea Biosciences Group, Inc. and its wholly-owned subsidiary, Protea Biosciences, Inc. All material accounts and transactions have been eliminated in consolidation. During 2014, the Company sold Proteabio Europe but retains continued involvement through an equity method investment in AzurRx BioPharma, Inc., the Buyer of Proteabio Europe. (See Note 3 Subsidiary Sale) As the sale was not fully consummated due to an outstanding contingency, the transaction was not recognized until December 12, 2014. As such, the results of Proteabio Europe are consolidated into the Company’s financial statements for the year ended December 31, 2014.

Going Concern

The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has funded its activities to date almost exclusively from debt and equity financings. The Company will continue to require substantial funds to advance the research and development of its core technologies and to develop new products and services based upon its proprietary protein recovery and identification technologies.

Management intends to meet its operating cash flow requirements primarily from the sale of equity and debt securities. The Company seeks additional capital through sales of equity securities or convertible debt and, if appropriate, to pursue partnerships to advance various research and development activities. The Company may also consider the sale of certain assets, or entering into a transaction such as a merger with a business complimentary to theirs.

While the Company believes that it will be successful in obtaining the necessary financing to fund its operations, they have no committed sources of funding and are not assured that additional funding will be available to them. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Estimates and Assumptions

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The Company has cash on deposit at banks that may exceed the federally-insured limits at times.

F-8

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Trade Accounts Receivable

Trade accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the statement of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

The Company maintains allowances for doubtful accounts based on management’s analysis of historical losses from uncollectible accounts and risks identified for specific customers who may not be able to make required payments. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. An allowance of $3,000 was deemed necessary as of December 31, 2014 and $4,000 as of December 31, 2013.

Equity Method Investments

The Company’s 33% interest in AzurRx BioPharma, Inc. (“AzurRx”) is accounted for on the equity method. AzurRx is a private biotechnology company formed to focus on the development of the early stage pharmaceutical assets of ProteaBio Europe. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee Company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee Company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Consolidated Statements of Income; however, the Company’s share of the earnings or losses of the Investee Company is reflected in the caption “Income from equity method investments” in the Consolidated Statements of Income. The Company’s carrying value in an equity method Investee company would be reflected in the caption “Equity method investments” in the Company’s Consolidated Balance Sheets.

Other Receivables and Other Noncurrent assets

Other receivables, which reflect amounts from non-trade activity and other noncurrent assets, consist of the following at:

	December 31, 2014	December 31, 2013
French government R&D credit	$-	$400,379
Other receivables	119,230	34,899
Other receivables - current	$119,230	$435,278

Deposits	$136,693	$23,249
Other noncurrent assets	$136,693	$23,249

Inventory

Inventory represents finished goods and work in progress. Finished goods and work in progress consist primarily of specifically identifiable items that are valued at the lower of cost or fair market value using the first-in, first-out (FIFO) method. Inventory consists of the following at:

	December 31, 2014	December 31, 2013
Finished goods	$18,739	$360,607
Work in progress	142,562	104,727
Total Inventory	$161,301	$465,334

F-9

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Expenditures for maintenance and repairs are charged to expense and the costs of significant improvements that extend the life of underlying assets are capitalized.

Property and equipment and leasehold improvements are capitalized at cost and depreciated using the straight-line method (the Company used the double-declining balance method for property and equipment placed in service prior to January 2011) over estimated lives as follows:

Laboratory Equipment	5 - 10 years
Computers	5 years
Leasehold improvements	Life of lease
Software	3 years

Property and equipment consists of the following at:

	December 31, 2014	December 31, 2013
Lab equipment	$7,313,979	$6,620,662
Computer equipment	540,814	563,976
Office equipment	229,785	248,490
Leasehold improvements	434,304	477,682
	8,518,882	7,910,810
Accumulated depreciation	(5,558,792)	(5,024,634)
Property and equipment, net	$2,960,090	$2,886,176

Depreciation expense is charged to either research and development or selling, general and administrative expenses and totals $825,780 in 2014 and $844,888 in 2013.

The Company evaluates the potential impairment of property and equipment whenever events or changes in circumstances indicate that the carrying value of a group of assets may not be recoverable. An impairment loss would be recognized when the carrying amount of the asset group exceeds the estimated undiscounted future cash flows expected to be generated from the use of the asset group and its eventual disposition. The amount of impairment loss to be recorded is measured as the excess of the carrying value of the asset group over its fair value. Fair value is generally determined using a discounted cash flow analysis or market prices for similar assets.

Revenue Recognition

We follow the provisions of FASB ASC 605, “Revenue Recognition”. We recognize revenue of products when persuasive evidence of a sale arrangement exists, the price to the buyer is fixed or determinable, delivery has occurred /title has passed, and collectability of the sales price is reasonably assured. The Company recognizes revenue from the sale of its ProteaPlot™ software when bundled with the LAESI platform, which facilitates operating the instrument and storage and display of datasets. The Company also recognizes revenue of standalone sales of ProteaPlot™, which generally consists of additional user licenses. Revenue is recognized once the title is passed to the customer.

We account for shipping and handling fees and costs in accordance with the provisions of FASB ASC 605-45-45, “Revenue Recognition – Principal Agent Considerations”, which requires all amounts charged to customers for shipping and handling to be classified as revenues. Shipping and handling costs charged to customers are recorded in the period the related product sales revenue is recognized.

Regarding short-term service contracts, the majority of these service contracts involve the processing of imaging and bioanalytical samples for pharmaceutical and academic/clinical research laboratories. These contracts generally provide for a fixed fee for each method developed or sample processed and revenue is recognized when the analysis is complete and a report is delivered.

F-10

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

For longer-term contracts involving multiple elements, the items included in the arrangement (deliverables) are evaluated to determine whether they represent separate units of accounting. We perform this evaluation at the inception of an arrangement and as each item in the arrangement is delivered. Generally, we account for a deliverable (or a group of deliverables) separately if: (i) the delivered item(s) have standalone value to the customer, and the delivery or performance of the service(s) is probable and substantially in our control. Revenue on multiple revenue arrangements is recognized using a proportional method for each separately identified element. All revenue from contracts determined not to have separate units of accounting is recognized based on consideration of the most substantive delivery factor of all the elements in the contract or, if there is no predominant deliverable, upon delivery of the final element of the arrangement.

Revenues from grants are based upon internal costs that are specifically covered by the grants, and where applicable, an additional facilities and administrative rate that provides funding for overhead expenses. These revenues are recognized when expenses have been incurred by the Company that is related to the grants. The Company has revenue from four major components: molecular information services, LAESI instrument platform, research products, and grants and other collaboration revenues. Revenue by component was as follows:

	Year Ended
	December 31, 2014	December 31, 2013
Molecular Information Services	$504,750	$199,220
LAESI Instrument Platform	743,250	651,584
Research Products	400,141	372,688
Grants and Other Collaborations	120,171	-
Gross Revenue	$1,768,312	$1,223,492

A small number of customers have accounted for a substantial portion of our revenues in 2014. Five customers represented 42% of gross revenues for the year ended December 31, 2014. The Company is not dependent on a limited number of customers for sale of its products and services.

Other Payables and Accrued Expenses

Other payables and accrued expenses, which reflect amounts due from non-trade activity, consist of the following at:

	December 31, 2014	December 31, 2013
Accrued expenses	$31,104	$653,047
Accrued interest	201,844	39,911
Accrued warranties	50,000	81,250
Accrued payroll and benefits	219,973	286,979
Unearned revenue	15,900	7,980
Other payables and accrued expenses	$518,821	$1,069,167

Warranty Costs

The Company provides for a one-year warranty with the sale of its LAESI instrument. Additionally, the Company sells extended warranties for an additional cost. To date, the Company has not sold any extended warranties. All other product warranties are 90 days from the date of delivery of the goods. As the Company does not currently have sufficient historical data on warranty claims, the Company's estimates of anticipated rates of warranty claims and costs are primarily based on comparable industry metrics. The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its product. During the year ended December 31, 2014, the Company recorded accrued warranty expense of $50,000 compared to $81,250 accrued warranty expense for the year ended December 31, 2013.

Foreign Currency

Foreign currency adjustments resulting from international sales are reflected in accumulated other comprehensive income/loss.

F-11

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

Research and Development Credit

The Company follows the policy of charging the costs of research and development to expense as incurred. Research and Development expense disclosed on the Consolidated Statement of Operations is net of the French Government Research Credit, which was $379,737 in 2014 and $398,285 in 2013.

Net Loss per Share

Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of convertible preferred stock and dividends, options, warrants and convertible debt) are excluded from the computation of diluted loss per share since the effect would be anti-dilutive. Common share equivalents which could potentially dilute basic earnings per share in the future, and which were excluded from the computation of diluted loss per share, totaled approximately 84,834,000 and 56,711,000 at December 31, 2014 and 2013, respectively.

Reclassification

Certain amounts have been reclassified in the presentation of the Consolidated Financial Statements for the year ended December 31, 2013 to be consistent with the presentation in the Consolidated Financial Statements for the year ended December 31, 2014.  This reclassification had no impact on previously reported net loss, cash flow from operations or changes in stockholder equity.

Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718, “Stock-Based Compensation”. Stock-Based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. Fair value of Company stock options is estimated using the Black-Scholes option-pricing model. The associated compensation expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Estimating the fair value for stock options for each grant requires judgment, including estimating stock-price volatility, expected term, expected dividends and risk-free interest rates. The expected volatility rates are estimated based on the volatility of similar entities whose share information is publicly available. The expected term represents the average time that options are expected to be outstanding and is estimated based on the average of the contractual term and the vesting period of the options as provided in SEC Staff Accounting Bulletin #110 as the “simplified” method. The risk-free interest rate for periods approximating the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant. Expected dividends are zero as the Company has no plans to issue dividends on common stock.

Prior to becoming a public company, the Company used an index to calculate the expected volatility component of the fair value model. Subsequent to becoming a public company and due to a lack of trading history, the Company utilizes a peer group to estimate its expected volatility assumptions used in the Black-Scholes option-pricing model. The Company completed an analysis and identified four similar companies considering their industry, stage of life cycle, size, and financial leverage. (See Note 9, Stock Options and Stock-Compensation)

F-12

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks; however, the Company has certain financial instruments that are embedded derivatives associated with capital raises and common stock purchase warrants. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Fair value of financial assets and liabilities – Derivative Instruments

We measure the fair value of financial assets and liabilities in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.

 GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 – inputs that are unobservable (for example, the probability of a capital raise in a “binomial” methodology for valuation of a derivative liability directly related to the issuance of common stock warrants).

The Company has entered into certain financial instruments and contracts such as, equity financing arrangements for the issuance of common stock, which include anti-dilution arrangements and detachable stock warrants that are i) not afforded equity classification, ii) embody risks not clearly and closely related to host contracts, or iii) may be net-cash settled by the counterparty. These instruments are recorded as derivative liabilities at fair value at the issuance date. Subsequent changes in fair value are recorded through the statement of operations.

The Company’s derivative liabilities are related to common stock issuances, detachable common stock purchase warrants (“warrants”) issued in conjunction with debt and common stock, or warrants issued to the placement agents for financial instrument issuances. We estimate fair values of the warrants that do contain “Down Round Protections” utilizing valuation models and techniques that have been developed and are widely accepted that take into account the additional value inherent in “Down Round Protection.” These widely accepted techniques include “Modified Binomial”, “Monte Carlo Simulation” and the “Lattice Model.” The “core” assumptions and inputs to the “Binomial” model are the same as for “Black-Scholes”, such as trading volatility, remaining term to maturity, market price, strike price, and risk free rates; all Level 2 inputs.  Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable. However, a key input to a “Binomial” model (in our case, the “Monte Carlo Simulation”, for which we engaged an independent valuation firm to perform) is the probability of a future capital raise.  By definition, this input assumption does not meet the requirements for Level 1 or Level 2 outlined above; therefore, the entire fair value calculation is deemed to be Level 3 under accounting requirements due to this single Level 3 assumption. This input to the Monte Carlo Simulation model was developed with significant input from management based on its knowledge of the business, current financial position and the strategic business plan with its best efforts.

As discussed above, financial liabilities are considered Level 3 when their fair values are determined using pricing models or similar techniques and at least one significant model assumption or input is unobservable.  For the Company, the Level 3 financial liability is the derivative liability related to the common stock and warrants that include “Down Round Protection” and they were valued using the “Monte Carlo Simulation” technique.  This technique, while the majority of inputs are Level 2, necessarily incorporates a Capital Raise Assumption which is unobservable and, therefore, a Level 3 input.

F-13

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

A range of key quantitative assumptions related to the common stock and warrants issued during 2014 and 2013 are as follows:

	December 31, 2014
	Expected Life (Years)	Risk Free Rate	Volatility	Probability of a Capital Raise
Derivative liabilities	1-5	1.38%	77.86%	100%

	December 31, 2013
	Expected Life (Years)	Risk Free Rate	Volatility	Probability of a Capital Raise
Derivative liabilities	1-5	0.13-1.75%	83.3-88.3%	100%

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company’s derivative liabilities are related to common stock issuances, detachable warrants issued in conjunction with debt and common stock, or warrants issued to the placement agents for financial instrument issuances. The derivative liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2014
	Carrying Value	Level 1	Level 2	Level 3
Derivative liabilities – common stock	$88,871	-	-	$88,871
Derivative liabilities – warrants	65,187	-	-	65,187
Total	$154,058	-	-	$154,058

	Fair Value Measurements at December 31, 2013
	Carrying Value	Level 1	Level 2	Level 3
Derivative liabilities – common stock	$558,799	-	-	$558,799
Derivative liabilities – warrants	64,788	-	-	64,788
Total	$623,587	-	-	$623,587

As a result of the 2014 Preferred Stock issuance, the Company has an obligation to issue 10,122,067 shares of Common Stock related to anti-dilution protection rights to various stockholders. As the Company had not issued these shares at December 31, 2014, the fair value of these shares, which was $1,771,362, was reduced from the derivative liability, and recorded as Common Stock to be issued in additional paid in capital as of December 31, 2014. The table below provides a summary of the changes in fair value of the derivative liabilities measured at fair value on a recurring basis:

	Year Ended December 31, 2014
	Derivative liabilities - Common Stock	Derivative liabilities - Warrants	Total Fair Value Measurements Using Level 3 Inputs
Beginning balance	$558,799	$64,788	$623,587
Issuance of warrants	-	2,550	2,550
Anti-dilution shares to be issued	(1,771,362)	-	(1,771,362)
Unrealized (gain) loss on derivative liabilities	1,301,434	(11,449)	1,289,985
Recognition of derivative liabilities	-	9,298	9,298
Ending balance	$88,871	$65,187	$154,058

F-14

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

	Year Ended December 31, 2013
	Derivative liabilities - Common Stock	Derivative liabilities - Warrants	Total Fair Value Measurements Using Level 3 Inputs
Beginning balance	$-	$-	$-
Issuance of warrants	-	45,685	45,685
Unrealized (gain) loss on derivative liabilities	(257,846)	(122,140)	(379,986)
Recognition of derivative liabilities	816,645	141,243	957,888
Ending balance	$558,799	$64,788	$623,587

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2014, the FASB issued a standard that updated the guidance on Presentation of Financial Statements, and Property, Plant and Equipment. The amendments in this standard change the criteria for reporting discontinued operations for all public and nonpublic entities. The amendments also require new disclosures about discontinued operations and disposals of components of an entity that does not qualify for discontinued operations reporting. This guidance will become effective for all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years, and therefore will become effective for us as of the beginning of our 2015 fiscal year. The Company is evaluating the impact that this standard will have on its consolidated financial statements.

In May 2014, the FASB issued a standard on revenue recognition that provides a single, comprehensive revenue recognition model for all contracts with customers.  The standard is principle-based and provides a five-step model to determine the measurement of revenue and timing of when it is recognized. The core principle is that a company will recognize revenue to reflect the transfer of goods or services to customers at an amount that the company expects to be entitled to in exchange for those goods or services. This standard is to be applied retrospectively and is effective for fiscal years beginning after December 15, 2016. The Company is evaluating the impact that this standard will have on its consolidated financial statements.

In June 2014, the FASB issued authoritative guidance which eliminates the concept of a development stage entity. The incremental reporting requirements for presenting the development stage operations and cash flows since inception will no longer apply to development stage entities. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 are to be applied retrospectively and are effective for fiscal years beginning after December 15, 2014. The Company has elected to early adopt this standard effective December 31, 2014 and removed all references to since inception values presented in the consolidated financial statements.

In June 2014, the FASB issued authoritative guidance on stock compensation, which requires performance targets that affect vesting and can be achieved after the requisite service period, to be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If achievement of the performance target becomes probable before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The amendments are effective for fiscal years beginning after December 15, 2015. The Company is evaluating the impact that this standard will have on its consolidated financial statements.

F-15

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In August 2014, the FASB issued authoritative guidance on going concern disclosures and financial statement presentation, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). This standard provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the financial statement footnotes. This standard is effective for annual reporting periods ending after December 15, 2016, and to annual and interim periods thereafter. Early adoption is permitted. The Company is currently in the process of evaluating the impact of adoption of this standard on our consolidated financial statements and related disclosures.

In November, 2014, the FASB issued ASU 2014-16, "Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force)." The ASU clarifies how current guidance should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. Specifically, the amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of a host contract. The ASU is effective for fiscal years and interim periods beginning after December 15, 2015. The Company is currently in the process of evaluating the impact of adoption of this standard on our consolidated financial statements.

3. Subsidiary Sale

On June 13, 2014, the Company closed on an agreement for the sale of 100% of the issued and outstanding capital stock of Proteabio Europe to AzurRx BioPharma, Inc. (the “Buyer”) pursuant to the terms of a Stock Purchase and Sale Agreement (the “SPA”), dated as of May 21, 2014. Under the terms of the SPA the Buyer is required to raise gross proceeds from an equity or equity-linked financing in excess of $2,000,000, or the stock purchased would revert back to the Company. Under the terms of the SPA, the Company received the following consideration:

i .	an aggregate amount of $300,000 (the “Purchase Price”) including $200,000 in cash and $100,000 from the forgiveness of outstanding indebtedness of the Company owed to the Buyer;
ii.	100 shares of Series A Preferred Stock of the Buyer (the “Preferred Stock”) that is convertible into 33% of the issued and outstanding common stock of the Buyer; and
iii.	the right to receive certain other contingent consideration to be paid upon the satisfaction of certain events, including (a) a one-time milestone payment of $2,000,000 due within (10) days of receipt of the first approval by the FDA of a New Drug Application or Biologics License Application for a Business Product; (b) royalty payments equal to 2.5% of net sales of Business Product up to $100,000,000 and 1.5% of net sales of Business Product in excess of $100,000,000 and (c) ten percent (10%) of the Transaction Value received in connection with a sale or transfer of the pharmaceutical development business of Proteabio Europe.

Effective upon the closing of the Sale, Thijs Spoor, a former director of the Company, was appointed to serve as a director and the Executive Chairman of the Buyer. While the Board did not establish a special committee to evaluate the fairness of this related party transaction or obtain a fairness opinion, the Board nevertheless believes that the terms of the transaction are no less favorable to the Company and its shareholders than such terms that would have been obtained from an unaffiliated third party.

In addition, the Company received $300,000 on March 27, 2014 upon the signing of the Option Agreement with the Buyer. All contingencies of the Option Agreement were satisfied upon the signing of the SPA.

In connection with the closing, the Company assigned (i) to Proteabio Europe all of its rights, assets, know-how and intellectual property rights in connection with program PR1101 and those granted under the Joint Research and Development Agreement with Laboratoires Mayoly Spindler SAS dated March 22, 2010 and (ii) to the Buyer all amounts, together with any right of reimbursement, due to the Company in connection with outstanding shareholder loans.

For the year ended December 31, 2014, the Company realized a gain on subsidiary sale of $1,245,712. Gross proceeds were $586,638 and included cash proceeds of $500,000, forgiveness of debt of $100,000 less legal costs of $13,362. Additionally, AzurRx funded the operations of Proteabio Europe after June 13, 2014, which amounted to $761,258 as of December 31, 2014.

F-16

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

3. Subsidiary Sale (continued)

By December 12, 2014, the Buyer raised gross proceeds from an equity or equity-linked financing in excess of $2 million. As a result, the Company has deconsolidated the results of Proteabio Europe as of December 12, 2014 from the financial statements. In addition, the Company has recorded an investment that is accounted for on the equity method of accounting and consists of a 33% interest in the Buyer. The Company determined the fair market value of the investment as having no value as AzurRx is still in early stages of organizing and has not reached commercialization. The net value of this investment as presented on our consolidated balance sheet at December 31, 2014 was $0.

4. Bank Line of Credit

The Company has a line of credit that is authorized to $3,000,000 and payable on demand. The interest rate is variable and is .75% plus prime with a minimum rate of 5.87%. At December 31, 2014, the balance was $3,000,000 compared to $2,725,000 as of December 31, 2013. During both periods, the interest rate payable was 5.87% and all covenants had been met. Borrowings under the line are secured by the personal guarantee of three board members and the estate of a former board member.

5. Loans Payable to Stockholders

On August 6, 2013, the Company entered into the Note and Warrant Purchase Agreement (the “Summit Agreement”) with Summit Resources, Inc. (“Summit”), an affiliate of Steve Antoline, a director of the Company, pursuant to which Summit acquired (a) a promissory note (the “Summit Note”) bearing simple interest at a rate of 10% per annum, in an aggregate principal amount of $600,000 and (b) a five year warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.10 per share. The fair value of these warrants was estimated to be $134,117, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. In accordance with the terms of the Summit Agreement, up to $150,000 of the gross proceeds received by the Company from the sale of each LAESI instrument shall be used to repay the principal amounts due under the Summit Note. The Company repaid $423,915 as of December 31, 2014. Accretion expense of $94,757 was recognized during the year ended December 31, 2014, while no accretion expense was recorded in 2013. The outstanding balance, net of discount, was $136,725 as of December 31, 2014. As of December 31, 2014, a total of $130,000 in accounts receivable has been pledged to Summit.

During 2014, the Company received advances equal to an aggregate of $1,415,000 from Summit. In exchange for a portion of the advances received, the Company entered into Note and Warrant Purchase Agreements and issued (a) one-year promissory notes bearing simple interest at the rate of 10% per annum to Summit in an aggregate principal amount of $1,415,000 and (b) five-year warrants to purchase up to 1,415,000 shares of common stock at an exercise price of $0.80 per share. On June 3, 2014, the Board approved an increase in the total offering amount of the promissory notes issuable to $1,500,000 from $900,000. The fair value of these warrants was estimated to be $101,177, which was recorded as a discount to the promissory note, and will be accreted based on the repayment of the obligation. The Company repaid $250,000 as of December 31, 2014. Accretion expense of $10,950 was recognized during the year ended December 31, 2014. The outstanding balance, net of discount, was $1,074,773 as of December 31, 2014.

During 2014, the Company received advances equal to an aggregate of $540,000 from various directors and current stockholders of the Company. The Company repaid $370,000 to these related parties. No terms of repayment have been specified on the remaining aforementioned advances as of the filing date.

F-17

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

5. Loans Payable to Stockholders (continued)

From March 13, 2014 through September 30, 2014, the Company received advances equal to an aggregate of $2,076,000 from various directors and current stockholders of the Company. On April 2, 2014, the Board approved an offering of up to $300,000 in convertible one year promissory notes. On June 3, 2014, the Board approved an increase in the total offering amount of convertible notes issuable to $2,000,000 (the “Related Party Offering”). On September 25, 2014, the Board approved a subsequent increase in the total offering amount of convertible notes issuable to $3,000,000. In exchange for each advance, the Company entered into a Note Purchase Agreement, and issued a convertible one-year promissory note bearing simple interest at a rate of 10% per annum to directors and stockholders. Each $100,000 of outstanding principal and accrued unpaid interest underlying the note is automatically convertible into securities of the Company issued in a subsequent financing pursuant to which the Company raises at least $2,000,000 in gross proceeds (“Subsequent Financing”) at a conversion price that shall be equal to the purchase price payable for the securities issued in any such Subsequent Financing. As of October 31 and November 25, 2014, the Company converted these notes into 1,073,487 shares of preferred stock and issued warrants to purchase common stock in an aggregate amount of 4,293,948 shares to these directors and stockholders.

6. Obligation Related to the Letter of Credit

On March 6, 2013, the Company entered into a Warrant Purchase and Reimbursement Agreement (the “Reimbursement Agreement”) with Steve Antoline, a director of the Company, pursuant to which Mr. Antoline agreed to issue a letter of credit, dated February 25, 2013 (the "Letter of Credit") for the benefit of MPR Associates, Inc. ("MPR") for the purpose of guaranteeing an amount equal to $600,000 (the “Purchase Order Amount”) due by the Company to MPR in connection with the production of certain LAESI instruments in exchange for (a) the agreement by the Company to reimburse Mr. Antoline for any amounts paid by him on behalf of the Company pursuant to the Letter of Credit, up to the Purchase Order Amount and (b) a five-year warrant to purchase up to 1,100,000 shares of common stock, issued to an affiliate of Mr. Antoline. During the first quarter of 2013, MPR drew $600,000 against the Letter of Credit. The fair value of these warrants was estimated to be $138,763, which was recorded as a discount to the Reimbursement Agreement balance of $600,000, and has been accreted based on the repayment of the obligation. Accretion expense of $55,204 was recognized during the year ended December 31, 2014 while $83,559 was recognized during the year ended December 31, 2013. As of December 31, 2013, $238,695 was due in connection with the terms of the Reimbursement Agreement. On January 21, and April 4, 2014, the Company repaid $147,860 and $90,835, respectively to Mr. Antoline and the Letter of Credit was paid in full.

7. Long-term Debt

1) Note Payable to the West Virginia Development Office (“WVDO”)

In March 2007, the Company obtained an 8-year loan in the amount of $685,000 from the WVDO. The note bears interest at 3% providing for 96 monthly principal and interest payments of $8,035 through April 2015, at which time the note is due and payable. The note is secured by equipment costing $1,057,167. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the WVDO approved a deferral of principal and interest until December 31, 2015.

2) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In August 2009, the Company obtained a 10-year loan in the amount of $242,631 from the WVEDA. The note bears interest at 4% providing for 120 monthly principal and interest payments of $2,457 through August 2019, at which time the note is due and payable. The note is secured by 50% of equipment costing $569,812. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the WVEDA approved a deferral of principal and interest until April 2, 2015.

3) Note Payable to the West Virginia Infrastructure and Jobs Development Council (“WVIJDC”)

In August 2009, the Company obtained a 10-year loan in the amount of $242,630 from the WVIJDC. The note bears interest at 3.25% providing for 120 monthly principal and interest payments of $2,371 through August 2019, at which time the note is due and payable. The note is secured by 50% of equipment costing $569,812. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the WVIJDC approved a deferral of principal and interest until December 31, 2015.

F-18

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

7. Long-term Debt (continued)

4) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In October 2010, the Company obtained a 10-year note in the amount of $900,000 from the WVEDA. The note bears interest at 3.26% providing for 120 monthly principal and interest payments of $8,802 through October 2020, at which time the note is due and payable. The note is secured by equipment costing $997,248. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the WVEDA approved a deferral of principal and interest until April 2, 2015.

5) Note Payable to the West Virginia Infrastructure & Jobs Development Council (“WVIJDC”)

In December 2010, the Company obtained a 10-year note in the amount of $900,000 from the WVIJDC. The note bears interest at 3.25% providing for 120 monthly principal and interest payments of $8,781 through December 2020, at which time the note is due and payable. The note is secured by equipment costing $1,098,249. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the WVIJDC approved a deferral of principal and interest until December 31, 2015.

6) Convertible Promissory Note Payable to the West Virginia Jobs Investment Trust Board (“WVJITB”)

In March 2012, the Company issued an 18-month note in the amount of $290,000 from the WVJITB. The note bears interest at 6% providing for monthly interest-only payments starting April 2012 through August 2013, then final interest and principal payments due September 2013. The note has an adjustable conversion price, initially $2.00 per share, and includes a stock warrant for 72,500 shares (see Note 9, Stock Warrants). On December 13, 2013, the Company and the WVJITB entered into a Loan Modification Agreement whereby the maturity date changed from September 14, 2013 to $100,000 due on March 15, 2014 and the remaining $190,000 due on June 15, 2014. The WVJITB and the Company signed three addendums to the note extending the maturity date and deferring interest and principal payments until March 2, 2015. During 2014, the Company made interest only payments through October 31, 2014. On February 2, 2015, the Company and WVJITB entered into a Loan Modification Agreement whereby the interest payable for the periods of October 31, 2014 through June 30, 2015 would be due on June 30, 2015. The maturity date of the loan was also modified and extended to December 31, 2015. C. Andrew Zulauf, an executive member of the WVJITB, is a board member of the Company.

7) Convertible Promissory Note Payable to the West Virginia Jobs Investment Trust Board (“WVJITB”)

In April 2012, the Company issued a 3-month note in the amount of $400,000 from the WVJITB. The note bears interest at 10% providing for monthly interest-only payments starting May 2012 through June 2012, then final interest and principal payments due July 2012. The note includes a stock warrant for 88,889 shares (see Note 9, Stock Warrants). The WVJITB and the Company have signed several addendums to the note extending the maturity date and reducing the price of converting into common shares to $0.50 per share. The WVJITB further extended the maturity date until November 29, 2013, with a $100,000 principal payment due on or before November 15, 2013. The Company repaid the $100,000 as agreed, which reduced the principal outstanding balance to $300,000. The WVJITB and the Company signed four addendums to the note extending the maturity date and deferring interest and principal payments until March 2, 2015. During 2014, the Company made interest only payments through October 31, 2014. On February 2, 2015, the Company and WVJITB entered into a Loan Modification Agreement whereby the interest payable for the periods of October 31, 2014 through June 30, 2015 would be due on June 30, 2015. The maturity date of the loan was also modified and extended to December 31, 2015. C. Andrew Zulauf, an executive member of the WVJITB, is a board member of the Company.

8) Convertible Promissory Note Payable to the West Virginia High Technology Consortium Foundation (“WVHTCF”)

In May 2012, the Company issued a 30-month note in the amount of $200,000 from the WVHTCF. The note bears interest at 8% providing for 25 monthly principal and interest payments of $9,001 starting December 2012 through November 2014, then final interest and principal payments due December 2014. The conversion price is $0.50 per share. The note is secured by 50% of equipment costing $447,320. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the West Virginia High Technology Consortium Foundation approved a deferral of principal and interest until March 2, 2015.

F-19

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

7. Long-term Debt (continued)

9) Note Payable to the West Virginia Economic Development Authority (“WVEDA”)

In June 2012, the Company issued a 10-year note in the amount of $200,000 from the WVEDA. The note bears interest at 2% providing for 120 monthly principal and interest payments of $1,840 through June 2022, at which time the note is due and payable. The note is secured by 50% of equipment costing $447,320. As of December 31, 2014, the Company was in arrears on the note. The repayment terms were modified, whereby the West Virginia Economic Development Authority approved a deferral of principal and interest until April 2, 2015.

10) Capital Leases

From time to time, in the normal course of business, the Company enters into capital leases to finance equipment. As of December 31, 2014, the Company had four capital lease obligations outstanding with imputed interest rates ranging from 5.96% to 6.11%. The leases require 30-60 monthly payments and begin to expire in May 2015 through October 2019. These leases are secured by equipment with an aggregate cost of $1,095,751. As of December 31, 2014, the Company was in arrears on one of these leases.

Total debts outstanding are as follows:

	December 31, 2014	December 31, 2013
1) Note Payable to the WVDO	$99,365	$123,744
2) Note Payable to the WVEDA	141,369	147,306
3) Note Payable to the WVIJDC	139,128	145,078
4) Note Payable to the WVEDA	617,767	639,085
5) Note Payable to the WVIJDC	630,738	651,913
6) Note Payable to the WVJITB	290,000	290,000
7) Note Payable to the WVJITB	300,000	300,000
8) Note Payable to the WVHTCF	69,888	95,178
9) Note Payable to the WVEDA	166,258	170,932
10) Capital leases	820,524	71,077
Total	3,275,037	2,634,313
Less: current portion	(1,457,800)	(1,054,053)
Long-term portion	$1,817,237	$1,580,260

Future required minimum principal repayments over the next five years are as follows:

Year ending December 31:	Future required minimum principal repayments
2014 (payments in arrears)	$297,244
2015	1,160,556
2016	562,860
2017	441,038
2018	292,163
2019& Thereafter	521,176
Total	$3,275,037

F-20

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

8. Common Stock

The Company is authorized to issue a total of 210,000,000 of shares of stock, of which 200,000,000 shares are designated Common Stock and 10,000,000 shares are designated Preferred Stock.

Common Stock – par value of $.0001 per share with one vote in respect of each share held. Holders of Common Stock do not have cumulative voting rights. The members of the Board are elected by the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock. Common Stock issues during 2013 are as follows:

	# Shares Issued	Par Value	Price Per Share	Gross Proceeds	Value of Services Obtained	Par Value	Additional Paid in Capital (1)
December 31, 2012 Balance	31,879,247	$.0001	Various	$37,467,400	$529,138	$3,188	$37,993,350
Issuance of stock (2)	21,164,846	.0001	0.50	10,582,423	-	2,116	10,580,307
Issuance of stock (3)	575,000	.0001	0.50	-	287,500	57	287,443
Issuance of stock (3)	6,247	.0001	2.00	-	12,494	1	12,493
Issuance of stock (4)	527,500	.0001	Various	-	-	53	(53)
Issuance of stock (5)	11,289,895	.0001	0.50	5,644,948	-	1,130	5,643,818
Total December 31, 2013	65,442,735			$53,694,771	$829,132	$6,545	$54,517,358

(1)	Activity does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.
(2)	Of the shares issued, 10,897,946 shares contained an anti-dilution provision expiring five years from date of issuance, 10,218,900 shares contained an anti-dilution provision that expired on 12/31/2013, and 48,000 shares did not contain an anti-dilution provision.
(3)	Shares issued for services performed.
(4)	Shares issued under anti-dilution provision.
(5)	Shares issued upon the conversion of convertible debentures. Of the total shares issued, 4,626,696 shares contained an anti-dilution provision expiring five years from date of issuance while 6,663,199 shares did not contain an anti-dilution provision.

Common Stock issues during 2014 are as follows:

Common Stock	# Shares Issued	Par Value	Price Per Share	Gross Proceeds	Value of Services Obtained	Par Value	Additional Paid in Capital (1)
December 31, 2013 Balance	65,442,735	.0001	Various	$53,694,771	$829,132	$6,545	$54,517,358
Issuance of stock (2)	1,112,348	.0001	Various	-	985,541	111	985,430
Stock options exercised (3)	25,000	.0001	$0.55	13,750	-	2	13,748
Stock warrants exercised (4)	8,517	.0001	$1.77	-	-	1	(1)
Total December 31, 2014	65,588,600			$53,708,521	$1,814,673	$6,659	$55,516,535

(1) Activity does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.

(2) Shares issued for services performed and does not contain an anti-dilution provision

(3) Shares issued for exercised stock options and does not contain an anti-dilution provision

(4) Shares issued under cashless stock warrant exercise and does not contain an anti-dilution provision

F-21

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

9. Preferred Stock

Preferred Stock – par value of $.0001 per share with one vote in respect of each share held. The Company is authorized to issue Preferred Stock in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as the Board may, from time to time, determine. No shares of the Preferred Stock were issued prior to 2014.

Preferred Stock	# Shares Issued	Par Value	Price Per Share	Gross Proceeds	Par Value	Additional Paid in Capital (1)
December 31, 2013 Balance	-	-	-	$-	$-	$-
Issuance of stock (2)	2,264,238	.0001	$2.00	4,528,476	227	4,528,249
Conversion of convertible debt (2)	1,073,487	.0001	$2.00	2,146,976	107	2,146,869
Total December 31, 2014	3,337,725			$6,675,452	$334	$6,675,118

(1) Activity does not include issuance costs, deferred financing, warrants portion of convertible debentures and stock options.

(2) Shares issued contain an anti-dilution provision expiring upon the conversion to common stock.

During 2014, the Company sold units of preferred stock consisting of 50,000 shares of Series A convertible Preferred Stock and a 3 year warrant to purchase 200,000 shares of Common Stock at an exercise price of $0.375 per share. Each share of Preferred Stock has a stated value equal to $2.00. The Preferred Stock will automatically convert into shares of Common Stock determined by dividing the stated value by $0.25 per share on February 17, 2015. Under certain circumstances, the holders of the Preferred Stock have voluntary conversion rights, are entitled to receive stock dividends at the rate of 6.0% per annum and shall be entitled to certain anti-dilution protections. As of December 31, 2014, the Preferred Stock is potentially convertible into 27,125,016 shares of Common Stock.

10. Stock Options and Stock-based Compensation

In 2002, the Board adopted the 2002 Equity Incentive Plan (“the 2002 Plan”) that governed equity awards to employees, directors and consultants of the Company. Under the Plan, 450,000 shares of common stock were reserved for issuance. From 2006 through 2012, the 2002 Plan was amended several times to increase the total number of shares authorized under the 2002 Plan to 4,150,000 shares. During the first quarter 2013, the Board adopted the 2013 Equity Incentive Plan (the “2013 Plan”) and together with the 2002 Plan (the “Plans”) governs the equity awards to employees, directors and consultants of the Company. Under the 2013 Plan, an additional 5,000,000 shares of common stock has been reserved for issuance. On June 18, 2013, the 2013 Plan was approved by holders of a majority of the issued and outstanding shares of common stock of the Company.

The types of awards permitted under the Plan include qualified incentive stock options (ISO) and non-qualified stock options (NQO), and restricted stock. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify. Stock options generally vest over four years and expire no later than ten years from the date of grant.

A summary of stock option activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding at December 31, 2012	3,864,750	$1.42	4.00
Granted	1,768,000	$0.55
Exercised	-	-
Cancelled or expired	(550,000)	$1.47
Outstanding at December 31, 2013	5,082,750	$1.11	7.02
Granted	2,404,500	$0.55
Exercised	(25,000)	$0.55
Cancelled or expired	(442,500)	$1.11
Outstanding at December 31, 2014	7,019,750	$0.92	6.69

Exercisable at December 31, 2013	4,005,583	$1.20	6.52
Exercisable at December 31, 2014	4,596,467	$1.11	5.95

F-22

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

10. Stock Options and Stock-based Compensation (continued)

The following table summarizes information about stock options at December 31, 2014:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$0.50	159,000			133,625
$0.55	3,890,000			1,525,217
$0.80	320,000			320,000
$1.25	310,000			310,000
$1.50	2,126,000			2,092,875
$2.00	214,750			214,750
$0.50 - $2.00	7,019,750	6.69	$0.92	4,596,467	$1.11

At December 31, 2014, the total aggregate intrinsic value for options currently exercisable and options outstanding was $0. These values represent the total pre-tax intrinsic value based on the estimated fair value of the Company’s stock price of $0.39 as of December 31, 2014. During the year ended December 31, 2014, 25,000 shares were exercised, whereas no shares were exercised during the year ended December 31, 2013.

The following table summarizes the activity of the Company’s stock options that have not vested for the year ended December 31, 2014:

	Shares	Weighted Average Grant-date Fair Value
Nonvested at December 31, 2012	872,333	$0.441
Granted	807,292	$0.219
Forfeited	(550,000)	$0.675
Vested	(52,458)	$0.894
Nonvested at December 31, 2013	1,077,167	$0.467
Granted	1,986,145	$0.207
Forfeited	(259,062)	$0.513
Vested	(380,967)	$0.734
Nonvested at December 31, 2014	2,423,283	$0.258

The fair value of non-vested options to be recognized in future periods is $478,912, which is expected to be recognized over a weighted average period of 1.8 years. The total fair value of options vested during the year ended December 31, 2014 was $288,995 compared to $477,353 for the year ended December 31, 2013.

Stock-based compensation expense is as follows:

	Year ended
	December 31, 2014	December 31, 2013
Selling, general, and administrative expense	$251,101	$783,171
Research and development expense	37,894	89,796
Total stock-based compensation expense	$288,995	$872,967

The weighted average grant-date fair value of options granted during the year ended December 31, 2014 was $0.207 and for the year ended December 31, 2013 was $0.219 per option.

F-23

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

10. Stock Options and Stock-based Compensation (continued)

The fair value of the option grants was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year ended
	December 31, 2014	December 31, 2013
Risk-free interest rate	1.91%	1.56%
Volatility factor	70.03%	73.56%
Weighted average expected life (in years)	7	7
Dividend rate	0.0%	0.0%

The Company utilizes a peer group to estimate its expected volatility assumptions used in the Black-Scholes option-pricing model. The Company completed an analysis and identified four similar companies considering their industry, stage of life cycle, size, and financial leverage. Given the Company’s limited history with stock options, the Company’s expected term is based on an average of the contractual term and the vesting period of the options (the SAB 110 “Simplified” method).

11. Stock Warrants

From 2008 through 2014, the Company issued warrants mostly in connection with common and preferred stock issuances. The warrants are exercisable for one or five years from date of issuance. The warrant allows the holder to purchase shares of common stock. The exercise price is $0.375 to $2.25 per share.

During 2013, the Company issued warrants mostly in connection with common stock issuances. The warrants are exercisable one or five years from date of issuance. The exercise price is $0.50 to $1.10 per share. The warrant allows the holder to purchase shares of common stock, and contains anti-dilution provisions that adjust the exercise price if certain equity instruments are issued (subject to certain exceptions) at a value below the then-existing exercise price of the warrants. The anti-dilutive provisions have an expiration term of either one or five years from date of issuance. The anti-dilutive provision on 7,592,400 warrants expired on December 31, 2013.

As of December 31, 2014, warrants to purchase 53,112,193 shares of common stock were outstanding and exercisable. The Company recognized a total of $192,421 in interest expense and $49,921 in consulting services during the year ended December 31, 2014 and $537,137 in placement agent services for the year ended December 31, 2013 as a result of issuing an aggregate of 3,720,323 warrants earned in 2014.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding at December 31, 2013	52,705,614	$1.30	2.58
Granted	18,673,721	$0.50	3.25
Exercised	(22,500)	-
Cancelled or expired	(18,244,642)	$0.72
Outstanding at December 31, 2014	53,112,193	$0.98	3.27

The following table summarizes information about stock warrants at December 31, 2014:

Warrants Outstanding
Exercise Price	Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$0.375	13,350,898
$0.750	11,065,144
$0.800	1,415,000
$1.100	18,886,850
$1.120	263,750
$2.000	6,735,842
$2.200	98,320
$2.250	1,296,389
$0.375 - $2.25	53,112,193	3.27	$0.98

F-24

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

12. Treasury Stock

Treasury stock is accounted for using the par value method and is constructively cancelled when received.

13. Income Taxes

The provision for income taxes, if any, is comprised of current and deferred components. The current component, if any, presents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company’s taxable income as reported in its income tax returns. The Company has evaluated its income tax positions in accordance with FASB ASC 740. There were no changes to unrecognized tax benefits during 2013. The tax years 2010 through 2013 remain open to review by various taxing authorities.

ASC Topic 740, Income Taxes defines the confidence level that a tax position must meet in order to be recognized in the financial statements. Accordingly, we have assessed uncertain tax positions in each of the tax jurisdictions in which we have operations and account for the related financial statement implications. We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements on a particular tax position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The amount of unrecognized tax benefits is adjusted as appropriate for changes in facts and circumstances, such as significant amendments to existing tax law, new regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of an examination. We recognize both accrued interest and penalties, where appropriate, related to unrecognized tax benefits in income tax expense.

Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded in connection with the deferred tax assets.

The Company provides for a full valuation allowance against the deferred tax asset. Net operating loss carryforwards start to expire beginning 2021 for both federal and state purposes. The net operating tax loss carryforward totals approximately $59,800,000 and $50,000,000 at December 31, 2014 and December 31, 2013, respectively.

We have recorded a full valuation allowance of $24,352,000 and $20,458,000 as of December 31, 2014 and 2013, respectively, due to uncertainties related to our ability to utilize the Company’s deferred tax assets, primarily consisting of certain net operating losses carried forward. The valuation allowance is based on management’s current estimates of taxable income for the jurisdictions in which we operate and the period over which the deferred tax assets will be recoverable.

	December 31, 2014	December 31, 2013
Current deferred income tax asset:
Tax net operating loss carry forward	$23,305,265	$19,522,559
Tax-deferred stock option expense	1,047,309	935,666
Research and development expense	-	-
Total current deferred income tax asset	24,352,574	20,458,225
Valuation Allowance	(24,352,574)	(20,458,225)
Net deferred income tax asset	$-	$-

In the event that actual results differ from these estimates, or these estimates are adjusted in future periods, and realization of these deferred tax assets for which the valuation allowance has been provided occur, the provision for income taxes may decrease, raising income and positively impacting the Company’s financial position.

F-25

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

14. Lease Commitments

The Company leases its facilities under operating leases beginning a) February 2005 and extended through December 2012 with a month-to-month to lease subsequent to the lease term period and b) April 2012 through March 2017. The Company also has one equipment operating lease with a term of five years.

Future minimum rental payments are as follows for the year ending December 31, 2014:

Year ending	Future minimum rental payments
2014 (payment in arrears)	$32,386
2015	$172,428
2016	$172,428
2017	$46,707
2018	$4,800
2019 & Thereafter	$4,000

Rent expense totals $371,198 for the year ended December 2014 and $435,863 for 2013.

15. Retirement Plan

The Company provides a 401(k) Profit Sharing Plan for elective deferrals whereby participants can defer up to 100% of their wages not to exceed a maximum dollar amount determined by the Federal Government each year. The Company, at its discretion, can make matching contributions to the Plan. The Company may also make qualified non-elective contributions to participants who are not highly compensated employees. All employees meeting age and hours of service requirements are eligible to participate in the Plan after completing one year of service. Participants become vested in employer contributions on a graduated scale with full vesting after five years. No Company contributions have yet been made.

16. Commitments and Contingencies

Legal Proceedings

The Company currently is not a party to any material legal proceeding and has no knowledge of any material legal proceeding contemplated by any governmental authority or third party. The Company may be subject to a number of claims and legal proceedings which, in the opinion of our management, are incidental to normal business operations. In managements’ opinion, although final settlement of these claims and suits may impact the financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, cash flows or results of operations.

Indemnity of Directors and Officers

As permitted under Delaware law and required by corporate by-laws, the Company indemnifies and holds harmless its directors and officers for certain events or occurrences while the director or officer is or was serving in such capacity. The maximum potential amount of future payments that could be required under these indemnification obligations is unlimited; however, the Company maintains a Directors and Officers liability insurance policy that enables it to recover a portion of any future amounts paid with a limit of liability of $5,000,000.  The Company may incur an additional liability if indemnity for more than the limit of liability occurred, and such liability may have a material adverse effect on our financial position, cash flows and results of operations. As there were no known or pending claims, the Company has not accrued a liability for such claims as of December 31, 2014.

F-26

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

16. Commitments and Contingencies (continued)

Warranty Costs

The Company provides for a one-year warranty with the sale of its LAESI instrument. All other product warranties are 90 days from the date of delivery of the goods. As the Company does not currently have sufficient historical data on warranty claims, the Company's estimates of anticipated rates of warranty claims and costs are primarily based on comparable industry metrics. The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its product. During the year ended December 31, 2014, the Company recorded accrued warranty expense of $50,000 compared to $81,250 during the year ended December 31, 2013.

University License Agreements

The Company has agreements with universities related to in-licensed technologies as follows:

AGREEMENT WITH WEST VIRGINIA UNIVERSITY (WVU)

The Company has entered into a License and Exclusive Option to License Agreement with the West Virginia University Research Corporation, a nonprofit West Virginia corporation (“WVURC”) acting for and on behalf of WVU. Under the terms of this Agreement, the WVURC has granted the Company an exclusive option to license technology from the laboratories of certain WVU principal investigators in the field of protein discovery for therapeutic, diagnostic and all other commercial fields worldwide.

Under the terms of this Agreement, the Company pays expenses for the preparation, filing and prosecution of related patent applications, and the Company will pay royalties on the net revenue resulting from the sale of products and services that utilize the WVU subject technology.

AGREEMENT WITH GEORGE WASHINGTON UNIVERSITY (GWU)

In December 2008, the Company entered into an Exclusive License Agreement with George Washington University (Washington D.C.) for technology developed in the laboratory of Dr. Akos Vertes Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, the Department of Chemistry, who is a science advisor to the Company. The technology field is LAESI - laser ablation electrospray ionization, a new method of bioanalytical analysis that enables high throughput biomolecule characterization.

Under the terms of the license agreement, the Company has the exclusive, worldwide rights to commercialize the technology. The Company is obligated to pay expenses for the preparation, filing and prosecution of related patent applications, and the Company will pay royalties on the net revenues resulting from the sale of products and services that utilize the GWU subject technology. During the year ended December 31, 2014, the Company recorded royalty expenses of approximately $45,500 compared to $34,700 as of December 31, 2013. The Company made payments to GWU in the amount of $50,900 in 2014 and the outstanding royalty balance due December 31, 2014 was approximately $29,300.

In November 2012, the Company entered into a Patent License Agreement with George Washington University (Washington D.C) for technology developed in the laboratory of Akos Vertes Ph.D. The technology field is Laser Desorption/Ionization and Peptide Sequencing on Laser-Induced Silicon Microcolumn Arrays (Matrix) and Nanophotonic Production, Modulation and Switching of Ions by Silicon Microcolumn Arrays.

Under the terms of the license agreement, the Company has an exclusive, worldwide license to make, have made, use, import, offer for sale and sell the licensed products. The Company is obligated to pay a license initiation fee of $25,000 and a minimum license diligence resources of $12,500 in year two and $20,000 each year thereafter to develop and commercialize the products, $30,000 milestone payment upon the first sale of a licensed product, and royalties will be 7% of the net sales of licensed products and 5% of the net sales of combination products for combined cumulative net sales up to $50 million. Thereafter, royalties reduce to 6% and 4%, respectively, after taking into account quarterly minimum royalties of $1,500 for the first four quarters after the first sale of a licensed product, $2,500 for the next four quarters, $3,500 for the next four quarters and $6,000 for each succeeding quarter.

F-27

PROTEA BIOSCIENCES GROUP, INC.

Notes to Consolidated Financial Statements

16. Commitments and Contingencies (continued)

AGREEMENT WITH OMICS2IMAGE

In 2014, the Company entered into an agreement with Omics2Image related to the “Next Generation Ambient Imaging Mass Spectrometry for (Bio)polymers and Smart Materials” (“COAST Project”). The Company has committed to fund 60,000 Euros or $77,000 related to the COAST Project over the next twelve month period. Omics2Image agrees to evenly share the value gained from the efforts outlined within the scope of the COAST Project, which may include new intellectual property and the development of a commercial, integrated instrument system. As of December 31, 2014, the Company had made one payment of 20,000 Euros or $25,500 to Omics2Image.

Engineering and Design Services

The Company has engaged Dynamic Manufacturing LLC, a new contract manufacture to produce ten LAESI units. As of December 31, 2014, the Company had received five LAESI units from Dynamic. As of December 31, 2014, the Company had approximately $373,300 in outstanding commitments with Dynamic as well as approximately $124,000 in payables due to Dynamic.

The Company had approximately $21,900 in outstanding commitments with Bridger Photonics for lasers related to the LAESI technology. As of December 31, 2014, the Company owed approximately $59,000 in payables due to Bridger.

Capital Expenditures

In December 2014, the Company made a down payment of $104,524 on a mass spectrometer with Thermo Fisher Scientific. The equipment will be built and received in 2015. The Company will finance the remaining purchase price of the equipment under a capital lease structure. As of December 31, 2014, the Company had about $326,000 in outstanding commitments with Thermo. At December 31, 2014, the Company had no expenses owed to Thermo.

Additionally, the Company made a down payment of $26,266 on a nitrogen generator with Navitas Lease Corp. The equipment will be built and received in 2015. The Company will finance the remaining purchase price of the equipment under a capital lease structure. As of December 31, 2014, the Company had about $68,000 in outstanding commitments with Navitas. At December 31, 2014, the Company had no expenses owed to Navitas.

17. Evaluation of Subsequent Events

Issuance of Preferred Stock

On February 12, 2015, the Company received $100,000 in aggregate gross cash proceeds from 2 accredited investors in connection with the sale of approximately 1 unit (each a “Unit” and collectively, the “Units”) pursuant to the terms and conditions of a Subscription Agreement (the “Subscription Agreement”) and Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company and each of the purchasers (the “Purchasers”) thereto. Each Unit consists of (i) 50,000 shares of Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), (ii) and a 3 year warrant to purchase 200,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $0.375 per share (the “Investor Warrants”) for an aggregate of 50,000 shares of the Company’s preferred stock and Investor Warrants to purchase an aggregate of 200,000 shares of the Company’s common stock issued at the Initial Closing in connection with the cash proceeds received.

Each share of Preferred Stock has a stated value equal to $2.00, subject to increase (the “Stated Value”). The Preferred Stock will automatically convert into shares of Common Stock determined by dividing the Stated Value by $0.25 per share on February 17, 2015. Under certain circumstances, the holders of the Preferred Stock have voluntary conversion rights, are entitled to receive dividends at the rate of 6.0% per annum and shall be entitled to certain anti-dilution protections.

In connection with the Initial Closing, the Company also paid to a FINRA registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of $10,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 60,000 shares of Common Stock to the Placement Agent (or its designees).

Advances from Stockholders

Subsequent to the Balance Sheet date, the Company received advances equal to an aggregate of $298,000 from certain current directors and related parties. No terms of repayment have been specified on the aforementioned advances as of the filing date.

F-28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee	$3,159.73
Printing/EDGAR conversion fees	3,000.00	*
Legal fees	25,000.00	*
Accounting fees and expenses	7,500.00	*
Total	$38,659.73	*

* Estimated.

Item 14.  Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Seven of our Certificate of Incorporation (“Article Seven”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Seven also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the DGCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Under Article Eight of our Certificate of Incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

II-1

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities:

Common Stock and Warrants

1.	On September 2, 2011, in connection with the closing of the reverse acquisition the Company issued a total of 25,006,831 shares of our common stock to the stockholders of PBI in exchange for all of the issued and outstanding shares of PBI’s capital stock. In addition, upon the closing of the Merger, all outstanding warrants or other securities of PBI exercisable or convertible into shares of common stock of PBI prior to the Merger, thereafter, became exercisable or convertible, as applicable, for shares of common stock of the Company. We relied on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, promulgated thereunder, to issue the securities. PBI had no more than 35 unaccredited stockholders, each PBI stockholder was provided with the information required by Rule 502 of Regulation D, at a reasonable time prior to the consummation of the Merger the PBI stockholders were given the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and we did not engage in any general solicitation or general advertising relating to the Merger.

2.	On November 10, 2011, the Company issued an aggregate of 80,000 shares of common stock and warrants to purchase an aggregate of 40,000 shares of common stock to two accredited investors for an aggregate purchase price equal to $200,000 in connection with a private placement offering of units consisting of 40,000 shares of Common stock and warrants to purchase up to 20,000 shares of common stock. The warrants were exercisable at an exercise price of $3.25 per share after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000, or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the issue date. On December 27, 2011, the Company issued an additional 10,000 shares of common stock and exchanged the warrants issued in the referenced offering, for a warrant to purchase up to 25,000 shares of common stock at an exercise price of $2.25 per share to each of the two investors that participated in this offering. The shares of common stock and warrants were issued to accredited investors in connection with the exemption from registration provided by Regulation D promulgated under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the sale of the shares and warrants.

3.	As of March 1, 2012, in connection with the terms of a private placement offering (the “December 2011 Offering”) of up to 100 units (the “December 2011Units”), each December 2011 Unit consisting of 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock (the “December 2011 Warrants”), the Company issued an aggregate of 1,370,000 shares of common stock and December 2011 Warrants to purchase an aggregate of 685,000 shares of common stock at a per December 2011 Unit purchase price equal to $100,000, for aggregate gross proceeds equal to $2,740,000.

a.	The December 2011 Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance (the “December 2011 Issue Date”) until the earlier of (i) a Qualified Public Offering (as defined below), or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the December 2011 Issue Date of the December 2011 Warrant. The term “Qualified Public Offering” means the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000. The placement agent (the “ December 2011 Placement Agent”) in the December 2011 Offering received total cash commissions equal to $140,000, which amount represents 8% of the total gross proceeds received from investors that participated in the Offering and were introduced to the Company by the December 2011 Placement Agent. In addition, the December 2011 Placement Agent also received warrants to purchase an aggregate of 70,000 shares of common stock at an exercise price of $2.20 per share (the “December 2011 Placement Agent Warrants”). The December 2011 Placement Agent Warrants are exercisable any time after the December 2011 Issue Date until the earlier of (1) a Qualified Public Offering or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the December 2011 Issue Date.

b.	The securities underlying the December 2011 Units and December 2011 Placement Agent Warrants were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the December 2011Units.

4.	On March 31, 2012, the Company issued 10,000 shares of common stock to Nathan Hostler and 20,000 shares of common stock to Melissa Hostler in connection with the exercise of a warrant and options issued to John A. Hostler at an aggregate purchase price equal to $47,500. The shares of common stock were issued in connection with the exemption from registration provided by Section 4(2) of the Securities Act.

II-2

5.	As of June 29, 2012, in connection with the terms of a private placement offering (the “May 2012 Offering”) of up to $6,000,000 of units (the “May 2012 Units”), each May 2012 Unit consisting of 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock (the “May 2012 Warrants”), the Company issued an aggregate of 525,000 shares of common stock and Warrants to purchase an aggregate of 262,500 shares of common stock at a per May 2012 Unit purchase price of $100,000 for aggregate gross proceeds equal to $1,050,000. The May 2012 Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance (the “May 2012 Issue Date”) until the earlier of (i) a Qualified Public Offering, or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the May 2012 Issue Date of the May 2012 Warrant. The term “Qualified Public Offering” means the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which (i) the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 and (ii) the offering price of the common stock in the Qualified Public Offering is at least 200% of the exercise price set forth in the May 2012 Warrants, as may be adjusted in accordance with the terms of the May 2012 Warrants.

a.	All of the May 2012 Units, and securities underlying the May 2012 Units issued in the May 2012 Offering were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The placement agent in the May 2012 Offering has received total cash compensation equal to $103,862. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the May 2012 Units.

6.	As of September 21, 2012, in connection with a private placement offering (the “Summer 2012 Direct Issuances”) the Company issued an aggregate of 375,000 shares of common stock and warrants to purchase 187,500 shares of common stock (the “Summer 2012 Warrants”) to accredited investors at a per unit (the “Summer 2012 Units”) purchase price equal to $100,000 for an aggregate purchase price equal to $750,000. The Summer 2012 Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the issue date thereof.

a.	All of the Summer 2012 Units, and securities underlying the securities issued under the Summer 2012 Direct Issuances described above were issued to accredited investors in accordance with the exemption from registration provided by Section 4(2) of the Securities action in that the securities were offered and sold to accredited investors and the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Summer 2012 Units.

7.	On July 27, 2012, the Company issued units (the “July 2012 Units”) consisting of an aggregate of 100,000 shares of common stock and warrants to purchase 50,000 shares of common stock (the “July 2012 Warrants”) to accredited investors at a per unit purchase price equal to $100,000 for an aggregate purchase price equal to $200,000. The July 2012 Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof.

a.	All of the July 2012 Units, and securities underlying the July 2012 Units were issued to accredited investors in accordance with the exemption from registration provided by Section 4(2) of the Securities Act in that the securities were offered and sold to accredited investors and the Company did not engage in any general advertisement or general solicitation in connection with the offering of the units.

8.	On August 13, 2012, the Company issued units consisting of an aggregate of 12,500 shares of common stock and warrants to purchase 6,250 shares of common stock to accredited investors at a per unit purchase price equal to $100,000 for an aggregate purchase price equal to $25,000. The warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof.

9.	On August 31, 2012, the Company issued units consisting of an aggregate of 62,500 shares of common stock and warrants to purchase 31,250 shares of common stock to accredited investors at a per unit purchase price equal to $100,000 for an aggregate purchase price equal to $125,000. The warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof.

II-3

a.	All of the units, and securities underlying the units issued on August 13, 2012 and August 31, 2012 described above were issued to accredited investors in accordance with the exemption from registration provided by Section 4(2) of the Securities action in that the securities were offered and sold to accredited investors and the Company did not engage in any general advertisement or general solicitation in connection with the offering of the units.

10.	As of October 17, 2012, in connection with the terms of a private placement offering (the “Fall 2012 Offering”) of up to $6,000,000 of units (the “Fall 2012 Units”), each Fall 2012 Unit consisting of 50,000 shares of common stock and warrants to purchase 25,000 shares of common stock (the “Fall 2012 Warrants”), the Company issued an aggregate of 452,500 shares of common stock and Fall 2012 Warrants to purchase an aggregate of 226,250 shares of common stock at a per Fall 2012 Unit purchase price of $100,000 for aggregate gross proceeds equal to $905,000. The Fall 2012 Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof. The shares of common stock and Fall 2012 Warrants issued in connection with the Fall 2012 Offering Documents were subject to anti-dilution protection in the event the Company subsequently sold shares of common stock at a price per share that is less than $2.00 per share. The Company has since issued shares at a price equal to $0.50 per share, and therefore, on March 22, 2013, the Company’s board of directors (the “Board”) approved the issuance of an additional 1,057,500 shares of common stock and reduced the exercise price of the warrants to $1.12 per share.

a.	All of the Fall 2012 Units, and securities underlying the Fall 2012 Units issued in the Fall 2012 Offering were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the Fall 2012 Units. The placement agent in the Fall 2012 Offering received total cash compensation equal to $56,400.

11.	On November 20, 2012, the Company entered into a Securities Purchase Agreement (the “El Coronado Purchase Agreement”) with El Coronado Holdings, LLC (“El Coronado Holdings”), an entity of which Josiah Austin, who subsequently became a director of the Company, is managing member, pursuant to which El Coronado Holdings was granted an option (the “El Coronado Option”) to purchase through December 31, 2012, up to 6,000,000 shares of common stock (the “El Coronado Shares”) and warrants to purchase up to 4,500,000 shares of common stock (the “El Coronado Warrants”) at a purchase price of $0.50 per share for an aggregate purchase price equal to $3,000,000. On November 20, 2012, the Company issued 600,000 shares of common stock and warrants to purchase 450,000 shares of common stock for aggregate gross proceeds of $300,000 to El Coronado Holdings, pursuant to the terms and conditions of the El Coronado Purchase Agreement. The El Coronado Warrants are exercisable at an exercise price of $1.10 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof. The Company paid cash commissions equal to $24,000 in connection with the sale of the El Coronado Shares and El Coronado Warrants issued on November 20, 2012.

a.	On November 29, 2012, pursuant to the terms of the El Coronado Purchase Agreement, the Company issued an aggregate of 400,000 shares of common stock and warrants to purchase 300,000 shares of common stock for aggregate gross proceeds of $200,000 to El Coronado.

b.	On December 10, 2012, pursuant to the terms of the El Coronado Purchase Agreement, the Company issued an aggregate of 1,000,000 shares of common stock and warrants to purchase 750,000 shares of common stock for aggregate gross proceeds of $500,000 to El Coronado. The Company paid cash commissions equal to $56,000 in connection with the sale of the El Coronado Shares and El Coronado Warrants issued on November 29, 2012 and December 10, 2012.

c.	The El Coronado Shares and El Coronado Warrants were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. The above-referenced investor represented to us that it was an accredited investor and was acquiring the shares for investment and not for distribution, that it could bear the risks of the investment and could hold the securities for an indefinite period of time. The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

12.	On March 6, 2013, the Company issued a warrant (the “Antoline Warrant”) to an affiliate of Steve Antoline, a director of the Company, to purchase up to 1,100,000 shares of the Company’s common stock at an exercise price of $1.10 per share pursuant to that certain Warrant Purchase and Reimbursement Agreement, dated March 6, 2013 by and between the Company and Steve Antoline (the “Reimbursement Agreement”), a director of the Company, as consideration for Mr. Antoline’s agreement to issue a letter of credit for the benefit of MPR Associates, Inc. for the purpose of guaranteeing an amount equal to $600,000 due by the Company to MPR in connection with the production of certain LAESI instruments.

II-4

a.	The Antoline Warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that it was issued to an accredited investor and the Company did not engage in any general solicitation, the purchaser was the sole offeree and had full access to all information concerning the Company that was requested. No commissions were paid in connection with the issuance of the Antoline Warrant.

13.	On March 21, 2013, the Company entered into a Securities Purchase Agreement (the “March Purchase Agreement”) with El Coronado pursuant to which El Coronado was granted an option to purchase, through May 31, 2013, up to 6,000,000 shares of common stock and warrants to purchase up to 4,500,000 shares of common stock at a purchase price of $0.50 per share for an aggregate purchase price equal to $3,000,000 pursuant to which the Company issued 1,370,000 shares of common stock (the “2013 El Coronado Shares”) and warrants to purchase 1,027,500 shares of common stock (the “2013 El Coronado Warrants”) for aggregate gross proceeds of $685,000. The 2013 El Coronado Warrants are exercisable at an exercise price of $1.10 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the warrant issue date hereof. The 2013 El Coronado Shares and Warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that they were issued to an accredited investor and the Company did not engage in any general solicitation. The Company paid cash commissions equal to $54,800 in connection with the issuance of the 2013 El Coronado Shares and 2013 El Coronado Warrants.

14.	On April 5, 2013, the Company issued 150,000 shares of common stock at $0.50 per share and warrants to purchase 187,500 shares of common stock for $1.10 per share for services rendered pursuant to the terms of a Consulting Agreement by and between the Company and the consultant, dated March 25, 2013. The warrants are exercisable for a term of five years from the issue date of the warrants. The shares and warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that the investor was the sole offeree, had access to all information concerning the Company and the Company did not engage in any general solicitation.

15.	On April 17, 2013, as a result of the sale of shares of common stock of the Company at a per share price less than $2.00 per share, pursuant to the terms and conditions of triggering the anti-dilution provisions set forth in those certain subscription agreements and warrants (the “Offering Documents”) issued in connection with that certain Private Placement Memorandum dated August 6, 2012, the Company issued 150,000 shares of common stock for no additional consideration to certain investors that purchased securities pursuant to the Offering Documents.

16.	From April 23, 2013 to June 5, 2013, in connection with Company direct issuances (the “Spring 2013 Company Issuances”), the Company issued an aggregate of 3,060,000 shares of the Company’s common stock and warrants to purchase an aggregate of 2,295,000 shares of common stock to certain accredited investors for aggregate gross proceeds equal to $1,530,000 pursuant to the terms and conditions of a Securities Purchase Agreement and a warrant (the “Spring 2013 Warrants”). The Spring 2013 Warrants are exercisable for a term of five years from the issue date, and each purchaser has the right to purchase the number of shares of common stock equal to 75% of the number of shares purchased by such investor, at an exercise price of $1.10 per share. The shares and Spring 2013 Warrants are subject to certain anti-dilution rights in accordance with the terms of the Securities Purchase Agreement, if at any time after the issue date of the securities through December 31, 2013, the Company issues or sells any additional shares of common stock at a purchase price less than $0.50 per share.

a.	The shares and Spring 2013 Warrants were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act in that they were issued to accredited investors, the Company did not engage in any general advertisement or general solicitation in connection with the offering of the securities, and the Company was available to answer any questions by and purchaser. Cash commissions were not paid in connection with the sale of the shares and Spring 2013 warrants.

17.	On July 17, 2013, the Company issued an aggregate of 377,500 shares of common stock for no additional consideration to certain stockholders in connection with the anti-dilution rights applicable to such investor’s investments. In addition, the exercise price of the warrants issued to such investors in connection with the anti-dilution rights were reduced from $2.25 to $1.12 per share.

18.	On July 23, 2013, in connection with a private placement offering, the Company issued an aggregate of 300,000 shares of common stock at $0.50 per share and warrants to purchase up to 225,000 shares of common stock at a purchase price of $150,000. The warrants are exercisable for five years from date of issuance at an exercise price of $1.10 per share. The shares and warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that the investors were the sole offerees, had access to all information concerning the Company and the Company did not engage in any general solicitation. Cash commissions were not paid in connection with the sale of the shares and warrants.

II-5

19.	On November 1, 2013, the Company issued 100,000 shares of common stock to El Coronado for aggregate proceeds of $50,000. The issuance also included two warrants, (a) a 1-year warrant to purchase 100,000 shares of common stock at an exercise price of $0.50 per share and (b) a 5-year warrant to purchase 50,000 shares of common stock at an exercise price of $0.75 per share.

20.	On November 1, 2013, the Company received $2,104,965 in aggregate gross cash proceeds from 36 accredited investors in connection with the sale of approximately 21 units (each a “Winter 2013 Unit” and collectively, the “Winter 2013 Units”) in an offering (the “Winter 2013 Offering”) of a minimum of $2,000,000 and up to a maximum of $6,000,000, in Winter 2013 Units). Each Winter 2013 Unit consists of (i) 200,000 shares of common stock, (ii) and two warrants, including (a) a 1 year warrant to purchase 200,000 shares of common stock at an exercise price of $0.50 per share (the “A Warrants”) and (b) a 5 year warrant to purchase 100,000 shares of common stock at an exercise price of $0.75 per share (the “B Warrants” and together with the A Warrants the “Investor Warrants”). In addition, the Company issued an aggregate of approximately 18.77 in additional Winter 2013 Units to certain existing note holders, in connection with the conversion of $1,876,828 in outstanding principal and accrued unpaid interest in convertible promissory notes. The Company also agreed to issue warrants to purchase an aggregate of 1,052,483 shares of common stock to the placement agent (or its designees).

a.	On November 18, 2013, the Company received $440,000 in aggregate gross cash proceeds from 9 accredited investors in connection with the sale of approximately 4.4 Winter 2013 Units. In addition, the Company also issued an aggregate of approximately 1.56 in additional Winter 2013 Units to certain existing note holders, in connection with the conversion of $156,477.78 in outstanding principal and accrued unpaid interest in convertible promissory notes. The Company also agreed to issue warrants to purchase an aggregate of 259,120 shares of common stock to the placement agent (or its designees.

b.	On November 27, 2013, the Company received $847,465 in aggregate gross cash proceeds from 25 accredited investors in connection with the sale of approximately 8.5 Winter 2013 Units. The Company also agreed to issue warrants to purchase an aggregate of 423,733 shares of common stock to the placement agent (or its designees).

c.	On December 10, 2013, the Company received $1,180,263 in aggregate gross cash proceeds from 32 accredited investors in connection with the sale of approximately 11.8 Winter 2013 Units. The Company also agreed to issue warrants to purchase an aggregate of 590,132 shares of common stock to the placement agent (or its designees), representing 10% of the number of shares of common stock underlying the Units sold in the Subsequent Closing of the Offering.

d.	On December 30, 2013, the Company received $876,280 in aggregate gross cash proceeds from 29 accredited investors in connection with the sale of approximately 8.76 Winter 2013. In addition, the Company issued an aggregate of approximately 2.8 in additional Winter 2013 Units to certain existing note holders, in connection with the conversion of $280,042 in outstanding principal and accrued unpaid interest in convertible promissory notes. In addition, the Company also agreed to issue warrants to purchase an aggregate of 508,151 shares of common stock to the placement agent (or its designees).

21.	On February 11, 2014, the Company issued warrants to purchase 250,000 shares of common stock to Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, in connection with the repayment of the Addendum to the Warrant Purchase and Reimbursement Agreement. The warrant is exercisable for five years from date of issuance at an exercise price of $1.10 per share.

22.	On June 13, 2014 (the “Closing Date”), Protea Biosciences, Inc. (“Protea Sub”) the wholly owned subsidiary of the Company, completed the sale of 100% of the issued and outstanding capital stock of ProteaBio Europe SAS, a wholly-owned subsidiary of Protea Sub (“Protea Europe”) to AzurRx BioPharma, Inc. ( “AzurRx”) pursuant to the terms of a Stock Purchase and Sale Agreement (the “SPA”), dated as of May 21, 2014, with AzurRx (such transaction, the “Purchase”).

Under the terms of the SPA, on the Closing Date, the Company received the following consideration (collectively, the “Purchase Price”):

(i)	an aggregate amount of $300,000 including $200,000 in cash and $100,000 from the forgiveness of outstanding indebtedness of the Company owed to AzurRx;

(ii)	100 shares of Series A Preferred Stock of AzurRx (the “Preferred Stock”) that is convertible into 33% of the issued and outstanding common stock of AzurRx; and

(iii)	the right to receive certain other contingent consideration to be paid upon the satisfaction of certain events, including (a) a one-time milestone payment of $2,000,000 due within (10) days of receipt of the first approval by the FDA of a New Drug Application or Biologics License Application for a Business Product (as such term is defined in the SPA); (b) royalty payments equal to 2.5% of net sales of Business Product up to $100,000,000 and 1.5% of net sales of Business Product in excess of $100,000,000 and (c) ten percent (10%) of the Transaction Value (as defined in the SPA) received in connection with a sale or transfer of the pharmaceutical development business of Protea Europe.

II-6

Following the Closing Date, in the event AzurRx has not raised gross proceeds from an equity or equity-linked financing (the “AzurRxBuyer Financing”) of AzurRx of at least $2 million on or before the date that is 6 months following the Closing Date (“Reversion Date”), all funds AzurRx has raised in such financing through the Reversion Date will revert to the Company and the Preferred Stock issued to the Company will be forfeited (the “Reversion”). In the event of a Reversion, the Company will issue shares of its common stock to AzurRx equal to the total dollar amount raised by AzurRx through the Reversion Date plus the cash portion of the Purchase Price and the $300,000 option fee paid on March 27, 2014, at a per share price equal to the greater of $0.55 or the 20 day volume weighted average price of the Company’s common stock (the “Reversion Shares”).

Prior to the Reversion Date, AzurRx notified the Company that it raised gross proceeds of at least $2 million in a Buyer Financing. Accordingly, the Reversion is no longer applicable and the Company will not issue the Reversion Shares.

23.

During the fourth quarter of 2014 and first quarter of 2015, closings between October 31, 2014 and March 31, 2015, the Company received $7,415,552 in aggregate gross cash proceeds from 122 accredited investors, in in connection with the sale of approximately 74.151 units (each a “Unit” and collectively, the “Units”) of its securities in a private placement offering to accredited investors (as defined in Regulation D under the Securities Act). Each Unit consisted of (i) 50,000 shares of Series A convertible Preferred Stock, par value $0.0001 per share, (ii) and a 3-year warrant to purchase 200,000 shares of our common stock at an exercise price of $0.375 per share (the “Investor Warrants”) for an aggregate of 3,707,775 shares of the Company’s Preferred Stock and Investor Warrants to purchase an aggregate of 14,831,098 shares of the Company’s common stock issued at the Initial Closing in connection with the cash proceeds received.

Each share of preferred stock had a stated value equal to $2.00, subject to increase in certain circumstances (the “Stated Value”). Each share of Series A Preferred Stock automatically converted into shares of common stock determined by dividing the Stated Value by $0.25 per share on March 31, 2015. The holders of the Series A Preferred Stock were entitled to receive dividends at the rate of 6.0% per annum for as long as the Series A Preferred Stock was outstanding, payable upon conversion in shares of our common stock, valued at the most recent closing price per share of the common stock reported on OTC Markets. Under certain circumstances, the holders had voluntary conversion rights, and they were entitled to certain anti-dilution protections. The holders of Series A Preferred Stock voted together with the holders of common stock on an as converted basis. The Series A Preferred Stock contained certain covenants restricting the Company’s right to, among other things, incur debt or liens or repurchase or pay dividends on common stock.

Upon the occurrence of certain events, each holder had the right to require the Corporation to, (a) redeem each share of Preferred Stock then held by such holder in cash or shares of common stock or (b) increase the dividend rate on the Preferred Stock held to 18% per annum.

Until the first anniversary of the final closing of the Unit offering, upon any issuance by the Company or any of its subsidiaries of common stock or certain or common stock equivalents pursuant to which the Company raises gross proceeds greater than $1,000,000 of common stock or common stock equivalents, each investor in the Series A Preferred Stock will have the right to participate in such financing in an amount up to such investor’s proportionate share of such financing based on such investor’s participation in the Unit offering.

In connection with these closings, the Company also paid to a FINRA registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of $835,308 in cash compensation, representing fees and an expense allowance. In addition, the Company issued warrants (the “Placement Agent Warrant”) to purchase an aggregate of 3,104,145 shares of common stock to the Placement Agent (or its designees).

All of the Units and securities underlying the Units issued in the Offering were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

The Company agreed to file a registration statement with the Securities and Exchange Commission to register for resale all common stock issuable upon conversion of the Series A preferred stock and the shares of common stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants. This registration statement is filed to fulfil that obligation.

All issued and outstanding shares of Series A Preferred Stock converted automatically by their terms into 29,662,200 shares of our common stock, and accrued dividends on the Series A Preferred Stock in the amount of 624,320 shares of our common stock were issued, on March 31, 2015. These issuances were exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

II-7

Promissory Notes

On December 20, 2011 (the “December 2011 Issue Date”), the Company issued convertible promissory notes (the “December 2011 Notes”) to Stanley Hostler, a director of the Company and Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, in an aggregate principal amount equal to $750,000 (the “December 2011 Principal Amount”). The December 2011 Notes accrue simple interest at a rate of 10% per annum and are due and payable on the earlier to occur of (i) the date that is 180 days from the December 2011 Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default.   At the option of the holder, each $2.00 of outstanding December 2011 Principal Amount and accrued unpaid interest is convertible into one share of common stock of the Company, at any time after the December 2011 Issue Date. The December 2011 Notes were issued in connection with the exemption from registration provided by Section 4(2), in that the December 2011 Notes were issued to two accredited investors and the Company did not engage in any general advertisement or general solicitation in connection with the sale of the shares and warrant.

On March 20, 2012, the Company issued a convertible debenture (the “March 2012 Debenture”), dated as of March 15, 2012, for an aggregate principal amount of $290,000 (the “March 2012 Principal Amount”) to the West Virginia Jobs Investment Trust Board (the “WVJITB”), evidencing a convertible loan in that amount from the WVJITB to finance the construction and leasehold improvements required in connection with the Company’s newly leased premises. The March 2012 Debenture accrues interest at a rate of 6% per annum and is subordinated to outstanding senior indebtedness of the Company. The entire March 2012 Principal Amount is due on September 14, 2013 (the “March 2012 Maturity Date”) and all accrued and unpaid interest is due and payable in cash monthly, beginning on April 14, 2012 through and including the March 2012 Maturity Date. At the option of the WVJITB, the March 2012 Debenture is convertible into shares of common stock of the Company, at an initial conversion rate of $2.00 per share, subject to certain adjustments.

In addition, the Company also issued a warrant to the WVJITB, dated as of March 15, 2012, to purchase 72,500 shares of common stock of the Company at an exercise price of $2.25 per share (the “March 2012 Warrant”). The March 2012 Debenture and the March 2012 Warrant were issued to an accredited investor in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Company did not engage in any general advertisement or general solicitation in connection with issuance and sale of the securities.

On April 16, 2012 (the “April 2012 Issue Date”), the Company issued convertible promissory notes (“April 2012 Notes”) in an aggregate principal amount equal to $640,000 (the “April 2012 Principal Amount”) to certain directors of the Company and their affiliates. The April 2012 Notes accrue simple interest at a rate of 10% per annum and were originally due and payable on the earlier to occur of (i) the date that is 90 days from the April 2012 Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default (the “April 2012 Maturity Date”).At any time after the April 2012 Issue Date, at the option of the holder, each $2.00 of outstanding principal amount and accrued unpaid interest is convertible into one share of common stock of the Company. On or around June 15, 2012, the April 2012 Maturity Date, with respect to each of the April 2012 Notes was extended to October 13, 2012. The April 2012 Notes were issued to accredited investors (as such term is defined by Rule 501 of Regulation D under the Securities Act), pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offer and sale of the April 2012 Notes. The Company did not pay any commissions in connection with the sale of the April 2012 Notes.

On April 18, 2012, the Company issued a convertible debenture (the “April 2012 Debenture”), for an aggregate principal amount of $400,000 (the “April 2012 Principal Amount”) to the WVJITB. The April 2012 Debenture accrues interest at a rate of 10% per annum and is subordinated to outstanding senior indebtedness of the Company. The entire April 2012 Principal Amount was originally due on July 17, 2012 (the “April 2012 Maturity Date”). On June 18, 2012, the April 2012 Maturity Date was extended to October 15, 2012. At the option of the WVJITB the April 2012 Debenture is convertible into shares of (1) common stock of the Company, at an initial conversion rate of $2.00 per share, subject to certain adjustments or (2) preferred stock of the Company, at an initial conversion rate equal to the lowest price paid for such preferred stock by other purchasers, subject to certain adjustments. Upon the issuance of the April 2012 Debenture, the Company also issued a warrant to the WVJITB to purchase 88,889 shares of common stock of the Company at an exercise price of $2.25 per share (the “April 2012 Warrant”). The April 2012 Warrant is exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000, or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the issue date of the April 2012 Warrant. The April 2012 Debenture and the April 2012 Warrant were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act in reliance upon the representation by WVJITB that it is an accredited investor as such term is defined by Rule 501 of Regulation D under the Securities Act and the Company did not engage in any general advertisement or general solicitation in connection with the offer and sale of the April 2012 Debenture and April 2012 Warrant. The Company did not pay any commission in connection with the sale of the April 2012 Debenture and April 2012 Warrant.

II-8

On May 24, 2012, the Company issued a Secured Convertible Note and Investment Agreement (the “WVHTCF Note”) with a principal amount of $200,000 to West Virginia High Technology Consortium Foundation, a West Virginia non-profit corporation (“WVHTCF”). The WVHTCF Note accrues interest at a rate of eight percent (8%) per annum and has a maturity date of December 1, 2014. At any time during the term of the WVHTCF Note, WVHTCF may elect to convert all or any portion of the unpaid principal and accrued interest due and payable under the WVHTCF Note, into shares of common stock at a conversion price of $2.00 per share subject to certain adjustments in the event of stock splits or dividend issuances. The WVHTCF Note is secured by a first lien interest, shared with the West Virginia Economic Development Authority (“WVEDA”), in all of the Company’s right, title and interest in and to the equipment referred to as the Waters Synapt G2 Mass Spectrometer (Serial Number UEB072 01) (the “Mass Spectrometer”), including all attachments, accessories, tools, parts, manuals, software, parts, records and data, all cash and non-cash proceeds from the sale, destruction, loss or other disposition of the Mass Spectrometer (the “Collateral”) pursuant to the terms and conditions of a Security Agreement, dated May 24, 2012 by and between the Company and WVHTCF (the “Security Agreement”). The obligations of the Company under the WVHTCF Note are guaranteed by the Company’s wholly owned subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms and conditions of a Guaranty of Payment, dated May 22, 2012. On April 1, 2015, the Company and WVHTCF entered into the First Amendment to Promissory Note; whereby, the original note was modified so that principal balance of $74,726.08 is payable in nine monthly installments and the next payment of $8,789.37 is due on April 15, 2015.

On April 6, 2015, the Company issued a warrant to purchase 100,000 shares of Common Stock of the Company to WHVTCF, pursuant to the terms of a First Amendment to Promissory Note entered into by the parties on March 16, 2015. Such warrant has a term of five years and an exercise price of $0.45 per share. The issuance of this warrant was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

On June 11, 2012, the Company issued a promissory note, in an aggregate principal amount of $200,000.00 (the “WVEDA Note”) to the West Virginia Economic Development Authority, in accordance with the terms and conditions of a Loan Agreement of even date. The WVEDA Note accrues interest at a rate of two percent (2%) per annum and has a ten year term. The obligations of the Company under the WVEDA Note are guaranteed by the Company’s wholly owned subsidiary, Protea Biosciences, Inc. pursuant to the terms and conditions of a Guaranty of Payment, dated June 6, 2012 and secured by the Collateral pursuant to the terms of the Security Agreement.

The WVHTCF Note and WVEDA Note were issued in connection with the exemption from registration provided by Section 4(2) under the Securities Act as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On September 25, 2012 (the “September 2012 Issue Date”), the Company issued convertible promissory notes (the “ September 2012 Notes”) in an aggregate principal amount equal to $593,216 (the “ September 2012 Principal Amount”) to Stanley Hostler, Scott Segal, Leonard Harris, Ed Roberson, each a director of the Company, Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, Steven Turner, the Chief Executive Officer and a director of the Company, and his wife Nancy Turner and Virginia Child, the wife of Stanley Hostler (each a “ September 2012 Holder” and collectively, the “ September 2012 Holders”) in consideration for certain advances to the Company equal to the September 2012 Principal Amount. The September 2012 Notes accrue simple interest at a rate of 10% per annum and are due and payable on the earlier to occur of (i) the date that is 60 days from the September 2012 Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default.

The occurrence of any one of the following events will be deemed an event of default: (i) the failure of the Company to pay the principal balance or accrued interest on the September 2012 Note when due; (ii) the consent or institution by or against the Company of bankruptcy or insolvency proceedings or the filing, or consent by the Company for the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or (iii) if the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief has not been resolved in favor of the Company or the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, shall not have been vacated within 60 days.

At the option of the September 2012 Holder, each $2.00 of outstanding principal and accrued unpaid interest is convertible into one share of common stock of the Company, at any time after the September 2012 Issue Date. The September 2012 Notes were issued to accredited investors (as such term is defined by Rule 501 of Regulation D under the Securities Act), pursuant to the exemption from registration provided by Section 4(2) under the Securities Act. The Company did not engage in any general advertisement or general solicitation in connection with the offer and sale of the September 2012 Notes. The Company did not pay any commissions in connection with the sale of the September 2012 Notes.

On October 25, 2012, the Company issued 1,000 shares of common stock to Thomas E. Taliaferro, Jr. in connection with the exercise of outstanding warrants at an exercise price $1.50 per share.

On November 30, 2012, the Company issued convertible promissory notes in an aggregate principal amount equal to $915,000 to Stanley Hostler and Leonard Harris, each a director of the Company; Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company; Virginia Child, the wife of Stanley Hostler; Carl Hostler; and Brian Prim, in consideration for certain advances to the Company equal to the principal amount. The notes accrue simple interest at a rate of 10% per annum and are due and payable on the earlier to occur of (i) January 20, 2013, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. The occurrence of any one of the following events will be deemed an event of default: (i) the failure of the Company to pay the principal balance or accrued interest on the Note when due; (ii) the consent or institution by or against the Company of bankruptcy or insolvency proceedings or the filing, or consent by the Company for the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or (iii) if the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief has not been resolved in favor of the Company or the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, shall not have been vacated within 60 days. At the option of the holder, each $2.00 of outstanding principal and accrued unpaid interest is convertible into one share of common stock of the Company at any time after the issue date. On March 22, 2013, the Company’s board approved the adjustment of the conversion price of these notes from $2.00 to $0.50 per share.

II-9

On January 3, 2013, the Company issued to El Coronado for an aggregate purchase price equal to $125,000 (1) a convertible promissory note in an aggregate principal amount equal to $125,000 (the “El Coronado Note”) and (2) a warrant to purchase 187,500 shares of common stock of the Company (the “El Coronado Note Warrant”). The note accrues simple interest at a rate of 10% per annum and is due and payable on the earlier to occur of (i) April 1, 2013, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. The warrant is exercisable at an exercise price of $1.10 per share any time after the issue date until the earlier of (i) a Qualified Public Offering (as such term is defined in the El Coronado Note Warrant) or (ii) 5:00 p.m. EST on the fifth anniversary of the issue date. As of the date hereof the entire principal amount remains outstanding and no amounts have been paid on the note. On May 1, 2013, the Company and El Coronado extended the maturity date by 60 days to May 31, 2013. The El Coronado Note and El Coronado Note Warrant were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that they were issued to an accredited investor and the Company did not engage in any general solicitation, the purchaser was the sole offeree and had full access to all information concerning the Company that was requested. The Company paid cash commissions equal to $10,000 in connection with the issuance of the El Coronado Note and El Coronado Note Warrant.

During the 3rd quarter of 2013 (the “July and September Note Issue Dates”), the Company issued to eighteen (18) accredited investors (each a “July and September Noteholder” and collectively, the “July and September Noteholders”) (1) 10% convertible 1-year promissory notes (each a “July and September Note” and collectively, the “July and September Notes”) in an aggregate principal amount equal to $1,769,500 and (2) warrants (each a “July and September Noteholder Warrant” and collectively, the “July and September Noteholder Warrants”) for each investor to purchase the number of shares of the Company’s common stock as is equal to 37.5% of the principal amount of the July and September Notes purchased at $1.10 per share, pursuant to the terms and conditions of those certain Note and Warrant Purchase Agreements (the “Purchase Agreements”).

During the 4th quarter of 2013 (the “October Note Issue Dates”), the Company issued to three (3) accredited investors (each an “October Noteholder” and collectively, the “October Noteholders”) (1) 10% convertible 1-year promissory notes (each an “October Note” and collectively, the “October Notes”) in an aggregate principal amount equal to $225,000 and (2) warrants (each an “October Noteholder Warrant” and collectively, the “October Noteholder Warrants”) for each investor to purchase the number of shares of the Company’s common stock as is equal to 37.5% of the principal amount of the October Notes purchased by it, divided by $0.50, pursuant to the terms and conditions of those certain Note and Warrant Purchase Agreements (the “October Purchase Agreements”).

During the 4th quarter of 2013 (the “Related Party Note Issue Dates”) the Company issued Promissory Notes (the “Related Party Notes” and together with the July and September Notes and the October Notes, the “2013 Notes”) to two (2) board members’ affiliated companies in the aggregate amount of $275,000. The notes mature on October 25, 2014 and accrue simple interest of 10% per annum.

The 2013 Notes accrue simple interest at a rate of 10% per annum and are due and payable on the one-year anniversary of their respective Issue Dates. As of December 31, 2013, the 2013 Notes and all accrued unpaid interest thereon were converted into the Winter 2013 Offering at a rate of two shares of the Company’s common stock and a) a 1-year warrant to purchase two shares of common stock at an exercise price of $0.50 per share for each $1 invested and b) a 5-year warrant to purchase one share of common stock exercisable at $0.75 per share for each $1.00 invested.

The Notes and the July and September Noteholder Warrants and the October Noteholder Warrants were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Notes, the July and September Noteholder Warrants and the October Noteholder Warrants, and the Company was available to answer any questions from any purchaser. Cash commissions were not paid in connection with the sale of the Notes, the July and September Noteholder Warrants and the October Noteholder Warrants.

On August 6, 2013, the Company entered into the Note and Warrant Purchase Agreement (the “Summit Agreement”) with Summit Resources, Inc. (“Summit”), an affiliate of Steve Antoline, a director of the Company pursuant to which Summit acquired (a) a promissory note (the “Summit Note”) in an aggregate principal amount of $600,000 and (b) a five year warrant to purchase up to an aggregate of 250,000 shares of common stock for each $150,000 borrowed of common stock at an exercise price of $1.10 per share for up to a maximum of 1,000,000 shares of common stock as consideration for up to $600,000 in advances made or to be made to the Company as consideration for advances of up to $600,000, of which $550,000 was advanced to the Company as of June 30, 2013. In accordance with the terms of the Summit Agreement, up to $150,000 of the gross proceeds received by the Company from the sale of each LAESI instrument beginning with the sale of the fourth LAESI instrument sold following the effective date shall be used to repay the principal amounts due under the Summit Note. The Summit Note and warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that the investor was the sole offeree, had access to all information concerning the Company that was requested and the Company did not engage in any general solicitation.

II-10

On September 11, 2013, the Company issued a Promissory Note for $315,000 and a warrant to purchase up to 236,250 shares of the Company’s common stock to El Coronado Holdings, LLC and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado Holdings, LLC.

On September 20, 2013, the Company issued a Promissory Note for $300,000 and a warrant to purchase up to 225,000 shares of the Company’s common stock to El Coronado Holdings, LLC and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado Holdings, LLC.

On October 7, 2013, the Company issued a Promissory Note for $125,000 and a warrant to purchase up to 93,750 shares of the Company’s common stock to Summit Resources, Inc. and, entered into a Note and Warrant Purchase Agreement by and between the Company and Summit Resources, Inc. On November 1, 2013, the note converted into 1.26 Units issued in the Offering consisting of common stock and warrants issued in connection with the conversion of the principal and interest underlying the note.

On October 25, 2013, the Company issued a Promissory Note for $125,000 to El Coronado Holdings, LLC and, entered into a Note and Warrant Purchase Agreement by and between the Company and El Coronado Holdings, LLC. On December 30, 2013, the note converted into 1.53 Units issued in the Offering consisting of common stock and warrants issued in connection with the conversion of the principal and interest underlying the note.

On October 25, 2013, the Company issued a Promissory Note for $150,000 to Summit Resources, Inc. and, entered into a Note and Warrant Purchase Agreement by and between the Company and Summit Resources, Inc.

From April 2, 2014 until June 30, 2014, the Company entered into a Note Purchase Agreement, and issued convertible one-year promissory notes (the “2014 Q2 Notes”) to eight related parties in the aggregate principal amount of $1,378,500. From July 1, 2014 until September 30, 2014, the Company entered into a Note Purchase Agreement, and issued convertible one-year promissory notes (the “2014 Q3 Notes”) to ten related parties in the aggregate principal amount of $817,500. The 2014 Q2 Notes and 2014 Q3 Notes converted into the Winter 2014 Offering.

Conversion of Promissory Notes

As of June 30, 2013, the Company entered into conversion agreements (the “Conversion Agreements”) with certain related party holders (the “Existing Noteholders”) of its existing convertible promissory notes with an aggregate principal amount of $3,003,216 (the “Existing Notes”) pursuant to which the Company agreed to issue 5 year warrants (the “Conversion Warrants”) to purchase up to 75% of the number of shares of common stock into which the Existing Notes were convertible, at an exercise price of $1.10 per share, provided that the conversion of the Existing Notes was exercised on or prior to June 30, 2013. In accordance with the terms and conditions of the Conversion Agreements, on June 30, 2013 the Existing Noteholders notified the Company of their desire to convert the Existing Notes into an aggregate of 6,663,199 shares (the “Conversion Shares”). On July 23 and 29, 2013, the Company issued the Conversion Shares and Conversion Warrants to purchase up to an aggregate of 4,997,399 shares of common stock.  The Conversion Shares and Conversion Warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that the investors were the sole offerees, had access to all information concerning the Company and the Company did not engage in any general solicitation. Cash commissions were not paid in connection with the sale of the Conversion Shares and Conversion Warrants.

On March 20, 2015, the Company’s Board authorized the conversion of an aggregate of $341,084.81 principal amount of, and $192,784.63 of accrued interest on promissory notes issued by the Issuer to Summit Resources, Inc. (“Summit”), the president of which is Steven Antoline, who is a director of the Company and an affiliate of Summit, and $16,392.14 of accounts payable by the Issuer to Summit, into 2,201,046 units of securities, each unit consisting of one share of the Issuer’s common stock and a five-year warrant to purchase one-half share of Common Stock, at an exercise price of $0.50 per whole share, at a conversion price of $0.25 per unit. The issuance of these shares and warrants was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

On April 6, 2015, the Company issued a warrant to purchase 1,630,000 shares of Common Stock of the Company to Summit. Such warrant has a term of five years and an exercise price of $0.45 per share. The issuance of this warrant was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

Consultant Shares

On October 22, 2012, the Company issued 23,753 shares of common stock to a consultant as compensation for services performed with a value equal to $40,005. There were no commissions paid in connection with the sale of the consultant shares.

On June 5, 2013, the Company issued 48,000 shares of common stock at $0.50 per share for services rendered pursuant to the terms of a Consulting Termination Agreement by and between the Company and the consultant, dated April 15, 2013.

On December 10, 2013, the Company issued 375,000 shares of common stock at $0.50 per share for services rendered pursuant to the terms of a Consulting Agreement by and between the Company and the consultant dated March 25, 2013.

During the first quarter of 2014, the Company issued 25,000 shares of common stock at $0.50 per share for services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated February 13, 2014.

On March 3, 2014, the Company issued warrants to purchase 167,500 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The warrants contain an exercise price of $1.10 per share and are exercisable for five years from date of issuance.

During the quarter ended June 30, 2014, the Company issued 537,348 shares of common stock for services rendered by attorneys and two consultants.

II-11

On April 30, 2014, the Company issued warrants to purchase 187,500 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated October 17, 2013. The warrants contain an exercise price of $1.10 per share and are exercisable for five years from date of issuance.

During the quarter ended September 30, 2014, the Company issued 250,000 shares of common stock having a value of $220,000 to three consultants for services rendered.

 On March 20, 2015, the Company issued warrants to purchase 167,500 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The warrants contain an exercise price of $1.10 per share and are exercisable for five years from date of issuance.

In 2015, the Company agreed to issue 300,000 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated January 16, 2015.

The shares issued to consultants as described above were issued in connection with the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sale of the foregoing securities was made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Options

On October 19, 2012, the Company issued 100,000 shares of common stock to the Milan Puskar Revocable Trust Restated 9/28/11 in connection with the exercise of outstanding options at an exercise price $1.25 per share.

On October 19, 2012, the Company issued 100,000 shares of common stock to the Milan Puskar Revocable Trust Restated 9/28/11 in connection with the exercise of outstanding options at an exercise price $1.50 per share.

During the quarter ended March 31, 2013, the Company granted options to purchase an aggregate of 87,000 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.50 per share and 1,050,000 shares of common stock in accordance with the 2013 Equity Incentive Plan at an exercise price of $0.55 per share.

During the quarter ended June 30, 2013, the Company granted options to purchase an aggregate of 367,000 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.55 per share.

During the quarter ended September 30, 2013, the Company granted options to purchase an aggregate of 252,000 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.55 per share.

During the quarter ended March 31, 2014, the Company granted options to purchase an aggregate of 1,304,500 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.55 per share.

During the quarter ended June 30, 2014, the Company granted options to purchase an aggregate of 1,042,500 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.55 per share to the Chief Scientific Officer, Vice President, Corporate Finance & Development and various employees. The options expire five years from date of issuance.

During the quarter ended September 30, 2014, the Company granted options to purchase an aggregate of 57,500 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.55 per share to various employees. The options expire ten years from date of issuance. In addition, 25,000 options were exercised at $0.55 per share during the quarter.

On March 20, 2015, the Company granted options to purchase 167,500 shares of common stock in connection with services rendered pursuant to the terms of a Consulting Agreement by and between the Company and a consultant, dated March 3, 2014. The options contain an exercise price of $0.55 per share and are exercisable for ten years from date of issuance.

During the second quarter of 2015, the Company granted options to purchase an aggregate of 715,000 shares of common stock in connection with the Company’s 2013 Equity Incentive Plan at an exercise price of $0.53 per share to various employees and a consultant. The options expire four years from the date of issuance.

Consulting Agreement

On March 25, 2013, the Company entered into a consulting agreement (the “Consulting Agreement”) with an existing shareholder to provide business and management consulting services pursuant to which the Company agreed to issue to the consultant and its designees an aggregate of 300,000 shares of common stock and five year warrants to purchase up to 375,000 shares of common stock at an exercise price of $1.10 per share, of which 50% of the shares of common stock and warrants were payable upon execution of the Consulting Agreement and the balance is payable on the one year anniversary of the Consulting Agreement. On April 5, 2013, the Company issued an aggregate of 150,000 shares of common stock and a warrant to purchase up to 187,500 shares of common stock to the consultant. The shares of common stock and warrants issued pursuant to the Consulting Agreement were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act in that they were issued to an accredited investor, the Company did not engage in any general solicitation, the purchaser was the sole offeree and had full access to all information concerning the Company that was requested. No cash commissions were paid in connection with the issuance of the securities pursuant to the Consulting Agreement.

Related Party Debt

On August 6, 2013, the Company and one board member and his spouse agreed to further extend the maturity date of the Convertible Promissory Note dated September 25, 2012 for $20,000 until December 31, 2013.

II-12

Related Party Advances

On May 22, 2014 and October 10, 2014, the Company received advances equal to $30,000 from Steve and Nancy Turner, our Chief Executive Officer and director of the Company and his spouse. The Company has repaid $20,000 to Steve Turner. No terms of repayment have been specified on the remaining aforementioned advance as of the date of this prospectus.

On October 10, 2014, the Company received an advance equal to an aggregate of $25,000 from Rod Jackson, a director of the Company. The Company has repaid $25,000 to Rod Jackson.

In October 2014, the Company received an advance equal to an aggregate of $165,000 from Steve Antoline, a director of the Company. The Company has repaid $165,000 to Steve Antoline.

On October 27, 2014, the Company received an advance equal to an aggregate of $25,000 from Josiah Austin a director of the Company. The Company has repaid $25,000 to Josiah Austin.

In 2015, the Company received advances equal to an aggregate of $133,000 from Leo Harris a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

In 2015, the Company received advances equal to an aggregate of $415,000 from Stanley Hostler a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

On January 30, 2015, the Company received an advance equal to an aggregate of $25,000 from Steve and Nancy Turner, our Chief Executive Officer and director of the Company and his spouse. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

In 2015, the Company received advances equal to an aggregate of $165,000 from Steve Antoline, a director of the Company. No terms of repayment have been specified on the aforementioned advances as of the date of this prospectus.

On March 3, 2015, the Company received an advance equal to an aggregate of $20,000 from Ed Roberson, a director of the Company. No terms of repayment have been specified on the aforementioned advance as of the date of the Memorandum.

Item 16.  Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description	Exhibit Location

2.1	Merger Agreement by and among Protea Biosciences, Inc., SRKP 5, Inc., and SRKP 5 Acquisition Corp. Inc.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

2.2	Share Purchase Agreement among Protea Biosciences Group, Inc., vivoPharm PTY Ltd., Dr. Ralf Brandt and the Brandt Family Trust, South Australian Life Science Advancement Partnership, LP, Terra Rossa Capital PTY Ltd, Royal Melbourne Institute of Technology.	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by this reference.

3.1	Certificate of Incorporation.	Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005 and incorporated herein by this reference.

3.2	Bylaws.	Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005 and incorporated herein by this reference.

3.3	Certificate of Ownership and Merger filed with the Office of Secretary of State of Delaware on September 2, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

3.4	Certificate of Amendment to Certificate of Incorporation.	Form 8-K filed with the Securities and Exchange Commission on June 24, 2013 and incorporated herein by this reference.

3.5	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.	Form 8-K filed with the Securities and Exchange Commission on November 5, 2014 and incorporated herein by this reference.

3.6	Amendment No. 1 to Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock	Form 8-K filed with the Securities and Exchange Commission on March 18, 2015 and incorporated herein by this reference.

4.1	Form of Warrant issued by Protea Biosciences, Inc. in connection with sale of convertible debentures.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.2	Form of Warrant issued by Protea Biosciences, Inc. in connection with sale of Class A common stock.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.3	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Economic Development Authority, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.4	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.5	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Economic Development Authority, dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

II-13

4.6	Promissory Note issued by Protea Biosciences, Inc. to West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.7	Commercial Promissory Note between Protea Biosciences, Inc. and United Bank (formerly Centra Bank, Inc.), dated August 27, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

4.8	Form of Promissory Note issued by Protea Biosciences, Inc. in connection with the sale of promissory notes.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.9	Form of Warrant issued by Protea Biosciences, Inc. in connection with the sale of promissory notes	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.10	Form of Convertible Promissory Note issued by Protea Biosciences, Inc. in connection with the sale of convertible promissory notes	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.11	Form of Warrant issued to El Coronado Holdings, LLC.	Form 8-K filed with the Securities and Exchange Commission on March 27, 2013 and incorporated herein by this reference.

4.12	Warrant to purchase common stock of the Company issued to Summit Resources, Inc. in connection with Warrant and Reimbursement Agreement.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.13	Form of Placement Agent Warrant issued in connection with the Fall 2012 Offering.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.14	Form of Warrants to purchase common stock issued in connection with the Spring 2013 Direct Issuances.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

4.15	Form of Promissory Note for $1,500,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.16	Form of Warrant for $1,500,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

4.17	Form of Convertible Promissory Note for $2,000,000 Offering.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

II-14

5.1	Legal Opinion of CKR Law LLP.	Filed herewith.

10.1	Share Cancellation Agreement dated as of September 2, 2011 by and between the registrant and the Persons signatory thereto.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.2	Amended and Restated Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated February 22, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.3	Second Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated January 14, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.4	Third Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated April 27, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.5	Fourth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated June 21, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.6	Fifth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated September 10, 2012.	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

10.7	Sixth Amendment to Exclusive License Agreement between George Washington University and Protea Biosciences, Inc., dated July 30, 2013	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

10.8	Exclusive License Agreement between Johns Hopkins University and Protea Biosciences, Inc., dated June 9, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.9	Exclusive Option Agreement between West Virginia University and Protea Biosciences, Inc., dated September 19, 2001.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.10	Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated December 21, 2005.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

II-15

10.11	1st Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated March 8, 2006.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.12	2nd Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated November 20, 2006.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.13	3rd Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated April 11, 2007.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.14	4th Amendment of Exclusive License Agreement between West Virginia University and Protea Biosciences, Inc., dated January 24, 2008.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.15	Joint Research and Development Agreement between Laboratories Mayoly Spindler SAS, Protea Biosciences, Inc. and Proteabio Europe SAS, dated March 22, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.16	Loan Agreement between West Virginia Economic Development Authority and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.17	Security Agreement between Protea Biosciences, Inc. and West Virginia Economic Development Authority, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.18	Loan Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.19	Intercreditor Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, West Virginia Economic Development Authority and Protea Biosciences, Inc., dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

II-16

10.20	Security Agreement between Protea Biosciences, Inc. and West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated August 3, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.21	Loan Agreement between West Virginia Economic Development Authority and Protea Biosciences, Inc., dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.22	Security Agreement between Protea Biosciences, Inc. and West Virginia Economic Development Authority, dated October 21, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.23	Loan Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council and Protea Biosciences, Inc., dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.24	Intercreditor Agreement between West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, West Virginia Economic Development Authority and Protea Biosciences, Inc., dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.25	Amended and Restated Security Agreement between Protea Biosciences, Inc. and West Virginia Water Development Authority, acting by and on behalf of the West Virginia Infrastructure and Jobs Development Council, dated December 10, 2010.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.26	Commercial Loan Agreement between United Bank (formerly Centra Bank, Inc.) and Protea Biosciences, Inc., dated August 27, 2009.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.27	First Amendment to Exclusive Option Agreement between West Virginia University and Protea Biosciences, Inc., dated December 11, 2002.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.28	Equipment Lease Agreement between Monogalia County Development Authority and Protea Biosciences, Inc., dated March 12, 2007.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

II-17

10.29	Form of Convertible Promissory Notes, dated December 20, 2011*.	Form 8-K filed with the Securities and Exchange Commission on December 28, 2011 and amended on April 16, 2012 and incorporated herein by this reference.

10.30	Share Cancellation Agreement dated as of September 2, 2011.	Form 8-K filed with the Securities and Exchange Commission on September 9, 2011 and amended on November 14, 2011 and incorporated herein by this reference.

10.31	Lease Agreement, dated January 25, 2012, by and between Protea Biosciences, Inc. and White Birch Properties LLC.	Form 8-K filed with the Securities and Exchange Commission on January 25, 2012 and incorporated herein by this reference.

10.32	Form of Convertible Promissory Notes, dated as of April 16, 2012, issued to directors and certain related parties*.	Form 8-K filed with the Securities and Exchange Commission on April 20, 2012 as Exhibit 10.1 and amended on June 15, 2012 and incorporated herein by this reference.

10.33	10% Convertible Debenture, dated as of April 18, 2012, issued to the West Virginia Jobs Investment Trust Board.	Form 8-K filed with the Securities and Exchange Commission on April 20, 2012 as Exhibit 10.2 and amended on October 31, 2012 and incorporated herein by this reference.

10.34	Secured Convertible Note and Investment Agreement, dated as of May 24, 2012, issued to the West Virginia High Technology Consortium Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.1 and incorporated herein by this reference.

10.35	Security Agreement, dated as of May 24, 2012, issued to the West Virginia High Technology Consortium Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.2 and incorporated herein by this reference.

10.36	Loan Agreement, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.3 and incorporated herein by this reference.

10.37	Promissory Note, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.4 and incorporated herein by this reference.

10.38	Security Agreement, dated as of June 11, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.5 and incorporated herein by this reference.

10.39	Guaranty, dated as of May 22, 2012, issued to the West Virginia High Technology Consortium Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.6 and incorporated herein by this reference.

II-18

10.40	Guaranty, dated as of June 6, 2012, issued to the West Virginia Economic Development Authority Foundation.	Form 8-K filed with the Securities and Exchange Commission on June 15, 2012 as Exhibit 10.7 and incorporated herein by this reference.

10.41	Convertible Promissory Note Addendum, dated as of June 15, 2012, executed by Summit Resources, Inc. with respect to the December Note by and between the Company and Summit Resources, Inc.*	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.1 and amended on September 25, 2012 and incorporated herein by this reference.

10.42	Convertible Promissory Note Addendum, dated as of June 15, 2012, executed by Stanley Hostler with respect to the December Note by and between the Company and Stanley Hostler. *	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.2 and amended on September 25, 2012 and incorporated herein by this reference.

10.43	Convertible Promissory Note Addendum, dated as of June 15, 2012, executed by Summit Resources, Inc. with respect to the April Note by and between the Company and Summit Resources, Inc.*	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.3 and amended on September 25, 2012 and incorporated herein by this reference.

10.44	Convertible Promissory Note Addendum, dated as of June 15, 2012, executed by Scott Segal with respect to the April Note by and between the Company and Scott Segal.*	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.4 and amended on September 25, 2012 and incorporated herein by this reference.

10.45	Convertible Promissory Note Addendum, dated as of June 15, 2012, executed by Stanley Hostler with respect to the April Note by and between the Company and Stanley Hostler.*	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.5 and amended on September 25, 2012 and incorporated herein by this reference.

10.46	Convertible Promissory Note Addendum, dated as of June 18, 2012, executed by Virginia Child with respect to the April Note by and between the Company and Virginia Child.	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.6 and amended on September 25, 2012 and incorporated herein by this reference.

10.47	Convertible Promissory Note Addendum, dated as of June 22, 2012, executed by Nancy Turner with respect to the April Note by and between the Company and Nancy Turner.	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.7 and amended on September 25, 2012 and incorporated herein by this reference.

10.48	Convertible Promissory Note Addendum, dated as of July 2, 2012, executed by Leonard Harris with respect to the April Note by and between the Company and Leonard Harris.*	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.8 and amended on September 25, 2012 and incorporated herein by this reference.

II-19

10.49	Letter Agreement, dated June 18, 2012, by and between the Company and the WVJITB.	Form 8-K filed with the Securities and Exchange Commission on July 16, 2012 as Exhibit 10.7 and amended on September 25, 2012 and incorporated herein by this reference.

10.50	Convertible Promissory Note Addendum, dated as of September 25, 2012, executed by Stanley Hostler with respect to the December Note by and between the Company and Stanley Hostler.*	Form 8-K filed with the Securities and Exchange Commission on October 4, 2012 as Exhibit 10.2 and incorporated herein by this reference.

10.51	Convertible Promissory Note Addendum, dated as of September 25, 2012, executed by Summit Resources, Inc. with respect to the December Note by and between the Company and Summit Resources, Inc.*	Form 8-K filed with the Securities and Exchange Commission on October 4, 2012 as Exhibit 10.3 and incorporated herein by this reference.

10.52	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Summit Resources, Inc. with respect to the April Note by and between the Company and Summit Resources, Inc.*	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.1 and incorporated herein by this reference.

10.53	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Scott S. Segal with respect to the April Note by and between the Company and Scott S. Segal.*	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.2 and incorporated herein by this reference.

10.54	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Stanley M. Hostler with respect to the April Note by and between the Company and Stanley M. Hostler.*	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.3 and incorporated herein by this reference.

10.55	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Virginia E. Child with respect to the April Note by and between the Company and Virginia E. Child.	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.4 and incorporated herein by this reference.

10.56	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Nancy Turner with respect to the April Note by and between the Company and Nancy Turner.	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.5 and incorporated herein by this reference.

10.57	Convertible Promissory Note Addendum, dated as of October 31, 2012, executed by Leonard P. Harris with respect to the April Note by and between the Company and Leonard P. Harris.*	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.6 and incorporated herein by this reference.

II-20

10.58	Letter Agreement, dated as of October 31, 2012, executed by the Company and WVJITB.	Form 8-K filed with the Securities and Exchange Commission on November 7, 2012 as Exhibit 10.7 and incorporated herein by this reference.

10.59	Form of Convertible Promissory Notes, dated as of November 30, 2012, issued to directors and certain related parties.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.1 and incorporated herein by this reference.

10.60	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Stanley M. Hostler with respect to the September Note by and between the Company and Stanley M. Hostler.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.2 and incorporated herein by this reference.

10.61	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Scott Segal with respect to the September Note by and between the Company and Scott Segal.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.3 and incorporated herein by this reference.

10.62	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Leo Harris with respect to the September Note by and between the Company and Leo Harris.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.4 and incorporated herein by this reference.

10.63	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Virginia Child with respect to the September Note by and between the Company and Virginia Child.	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.5 and incorporated herein by this reference.

10.64	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Summit Resources, Inc. with respect to the September Note by and between the Company and Summit Resources, Inc.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.6 and incorporated herein by this reference.

10.65	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Ed Roberson with respect to the September Note by and between the Company and Ed Roberson.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.7 and incorporated herein by this reference.

10.66	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Stanley Hostler and Virginia Child with respect to the September Note by and between the Company, Stanley Hostler and Virginia Child.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.8 and incorporated herein by this reference.

II-21

10.67	Convertible Promissory Note Addendum, dated as of November 30, 2012, executed by Stephen Turner with respect to the September Note by and between the Company and Stephen Turner.*	Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 as Exhibit 10.9 and incorporated herein by this reference.

10.68	Convertible Promissory Note Due April 1, 2013, executed by Josiah T. Austin, Managing Member of El Coronado Holdings, LLC with respect to the note by and between the Company and El Coronado Holdings, LLC.*	Form 8-K filed with the Securities and Exchange Commission on January 9, 2013 as Exhibit 10.1 and incorporated herein by this reference.

10.69	Warrant to Purchase common stock, executed by Josiah T. Austin, Managing Member of El Coronado Holdings, LLC with respect to the warrant by and between the Company and El Coronado Holdings, LLC.*	Form 8-K filed with the Securities and Exchange Commission on January 9, 2013 as Exhibit 10.1 and incorporated herein by this reference.

10.70	Securities Purchase Agreement, dated as of March 21, 2013 by and between the Company and El Coronado Holdings, LLC.*	Form 8-K filed with the Securities and Exchange Commission on January 24, 2013 as Exhibit 10.1 and incorporated herein by this reference.

10.71	Warrant and Reimbursement Agreement, dated March 6, 2013 by and between the Company and Steve Antoline.*	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.72	2013 Equity Incentive Plan.*	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.73	Form of Securities Purchase Agreement by and between the Company and investors in the Spring 2013 Direct Issuances.	Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013 and incorporated herein by this reference.

10.74	Form of Conversion Agreement.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.75	Form of Conversion Warrant.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.76	Form of Bridge Note Purchase Agreement.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.77	Form of Bridge Note.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

II-22

10.78	Form of Bridge Noteholder Warrant.	Form 8-K filed with the Securities and Exchange Commission on July 23, 2013 and incorporated herein by this reference.

10.79	Convertible Promissory Note Addendum, dated as of August 6, 2013, executed by Nancy Turner with respect to the September 2012 Note by and between the Company and Nancy Turner.	Form 8-K filed with the Securities and Exchange Commission on August 12, 2013 and incorporated herein by this reference.

10.80	Form of Related Party Advance Note Purchase Agreement.*	Form 8-K filed with the Securities and Exchange Commission on October 30, 2013 and incorporated herein by this reference.

10.81	Form of Related Party Advance Note.*	Form 8-K filed with the Securities and Exchange Commission on October 30, 2013 and incorporated herein by this reference.

10.82	Patent License Agreement between the Company and George Washington University.	Form 10-K filed with the Securities and Exchange Commission on March 27, 2013 and incorporated herein by this reference.

10.83	Memorandum of Understanding, dated March 19, 2014, by and between the Company and BioPharma d’Azur, Inc.	Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014 and incorporated herein by this reference.

10.84	Option Agreement, dated March 27, 2014, by and between the Company, ProteaBio Europe SAS and BioPharma d’Azur, Inc.	Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014 and incorporated herein by this reference.

10.85	Stock Purchase and Sale Agreement, dated May 21, 2014, by and among the Company, Protea Biosciences, Inc., ProteaBio Europe SAS, and AzurRx BioPharma, Inc.	Form 10-Q filed with the Securities and Exchange Commission on August 5, 2014 and incorporated herein by this reference.

10.86	Form of Unit Purchase Agreement among Protea Biosciences Group, Inc., and investors in the Company’s winter 2014-2015 private placement offering	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by this reference.

10.86	Form of Subscription Agreement among Protea Biosciences Group, Inc., and investors in the Company’s winter 2014-2015 private placement offering	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by this reference.

10.87	Form of Registration Rights Agreement among Protea Biosciences Group, Inc., and investors in the Company’s winter 2014-2015 private placement offering	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by this reference.

II-23

10.88	Form of Warrant issued to investors in the Company’s winter 2014-2015 private placement offering	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

10.89	Employment Agreement by and between Stephen Turner and Protea Biosciences Group, Inc.	Form 8-K filed with the Securities and Exchange Commission on April 6, 2015 and incorporated herein by this reference.

14.1	Code of Ethics.	Form 10-KSB, as filed with the Securities and Exchange Commission on March 7, 2008 and incorporated herein by this reference.

21.1	List of Subsidiaries.	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

23.1	Consent of Schneider Downs & Co., Inc.	Filed herewith

23.2	Consent of CKR Law LLP (included in Exhibit 5.1).	Filed herewith

24.1	Power of Attorney.	Included on Signatures page of Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.INS	XBRL Instance Document	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.SCH	XBRL Taxonomy Extension Schema	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.LAB	XBRL Taxonomy Extension Label Linkbase	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Form S-1 filed with the Securities and Exchange Commission on February 13, 2015 and incorporated herein by this reference.

______________

* Management contract or compensatory plan or arrangement.

II-24

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-25

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morgantown, State of West Virginia, on April 17, 2015.

PROTEA BIOSCIENCES GROUP, INC.

By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer, President and Director
(principal executive officer; interim principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on April 17, 2015.

	/s/ Stephen Turner	*
	Stephen Turner	Stanley Hostler
	Chief Executive Officer, President and Director	Director
(principal executive officer)

*
Scott Segal Director

	*	*	*
	Steven Antoline	Ed Roberson	Josiah T. Austin
	Director	Director	Director

*
Leonard Harris
Director

* By:	/s/ Stephen Turner
Stephen Turner, attorney-in-fact

II-26